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                             [LOGO OF FOOTHILL CAPITAL CORPORATION APPEARS HERE]

                          LOAN AND SECURITY AGREEMENT

                                BY AND BETWEEN

                                   QMS, INC.

                                      AND

                         FOOTHILL CAPITAL CORPORATION

                         DATED AS OF NOVEMBER 7, 1995

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

                               TABLE OF CONTENTS
                               -----------------
1.      DEFINITIONS AND CONSTRUCTION.................................................................  1
        1.1    Definitions...........................................................................  1
        1.2    Accounting Terms...................................................................... 20
        1.3    Code.................................................................................. 20
        1.4    Construction.......................................................................... 20
        1.5    Schedules and Exhibits................................................................ 21

2.      LOAN AND TERMS OF PAYMENT.................................................................... 21
        2.1    Revolving Advances.................................................................... 21
        2.2    Letters of Credit and Letter of Credit Guarantees..................................... 22
        2.3    Term Loan............................................................................. 24
        2.4    Overadvances.......................................................................... 25
        2.5    Interest:  Rates, Payments, and Calculations.......................................... 25
        2.6    Crediting Payments; Application of Collections........................................ 26
        2.7    Statements of Obligations............................................................. 27
        2.8    Fees.................................................................................. 27

3.      CONDITIONS; TERM OF AGREEMENT................................................................ 28
        3.1    Conditions Precedent to Initial Advance, L/C, or L/C Guaranty and Term
               Loans................................................................................. 28
        3.2    Conditions Precedent to All Advances, L/Cs, or L/C Guarantees, or the
               making of Term Loan B................................................................. 32
        3.2A   Conditions Subsequent................................................................. 32
        3.3    Term; Automatic Renewal............................................................... 33
        3.4    Effect of Termination................................................................. 33
        3.5    Early Termination by Borrower......................................................... 34
        3.6    Termination Upon Event of Default..................................................... 34

4.      CREATION OF SECURITY INTEREST................................................................ 35
        4.1    Grant of Security Interest............................................................ 35
        4.2    Negotiable Collateral................................................................. 35
        4.3    Collection of Accounts, General Intangibles, Negotiable Collateral.................... 35
        4.4    Delivery of Additional Documentation Required......................................... 36
        4.5    Power of Attorney..................................................................... 36
        4.6    Right to Inspect...................................................................... 37

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
5.      REPRESENTATIONS AND WARRANTIES............................................................... 37
        5.1    No Prior Encumbrances................................................................. 37
        5.2    Eligible Accounts..................................................................... 37
        5.3    Eligible Inventory.................................................................... 38
        5.4    Equipment............................................................................. 38
        5.5    Location of Inventory and Equipment................................................... 38
        5.6    Inventory Records..................................................................... 38
        5.7    Location of Chief Executive Office; FEIN.............................................. 38
        5.8    Due Organization and Qualification; Subsidiaries...................................... 38
        5.9    Due Authorization; No Conflict........................................................ 38
        5.10   Litigation............................................................................ 39
        5.11   No Material Adverse Change in Financial Condition..................................... 39
        5.12   Solvency.............................................................................. 39
        5.13   Employee Benefits..................................................................... 39
        5.14   Environmental Condition............................................................... 40
        5.15   Canadian Guarantor Intangible Assets.................................................. 41
        5.16   Reliance by Foothill; Cumulative...................................................... 41

6.      AFFIRMATIVE COVENANTS........................................................................ 41
        6.1    Accounting System..................................................................... 41
        6.2    Collateral Reports.................................................................... 41
        6.3    Schedules of Accounts................................................................. 42
        6.4    Financial Statements, Reports, Certificates........................................... 42
        6.5    Tax Returns........................................................................... 43
        6.6    Guarantor Reports..................................................................... 43
        6.7    Designation of Inventory.............................................................. 44
        6.8    Returns............................................................................... 44
        6.9    Title to Equipment.................................................................... 44
        6.10   Maintenance of Equipment.............................................................. 44
        6.11   Taxes................................................................................. 44
        6.12   Insurance............................................................................. 45
        6.13   Financial Covenants................................................................... 46
        6.14   No Setoffs or Counterclaims........................................................... 46
        6.15   Location of Inventory and Equipment................................................... 46
        6.16   Compliance with Laws.................................................................. 46
        6.17   Employee Benefits..................................................................... 47
        6.18   Leases................................................................................ 47

7.      NEGATIVE COVENANTS........................................................................... 48
        7.1    Indebtedness.......................................................................... 48
        7.2    Liens................................................................................. 48

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

        7.3    Restrictions on Fundamental Changes................................................... 49
        7.4    Extraordinary Transactions and Disposal of Assets..................................... 49
        7.5    Change Name........................................................................... 49
        7.6    Guarantee............................................................................. 49
        7.7    Restructure........................................................................... 49
        7.8    Prepayments........................................................................... 49
        7.9    Change of Control..................................................................... 49
        7.10   Capital Expenditures.................................................................. 50
        7.11   Consignments.......................................................................... 50
        7.12   Distributions......................................................................... 50
        7.13   Accounting Methods.................................................................... 50
        7.14   Investments........................................................................... 50
        7.15   Transactions with Affiliates.......................................................... 50
        7.16   Suspension............................................................................ 51
        7.17   Use of Proceeds....................................................................... 51
        7.18   Change in Location of Chief Executive Office; Inventory and Equipment
               with Bailees.......................................................................... 51
        7.19   Canadian Guarantor Security Documents................................................. 51

8.      EVENTS OF DEFAULT............................................................................ 51

9.      FOOTHILL'S RIGHTS AND REMEDIES............................................................... 54
        9.1    Rights and Remedies................................................................... 54
        9.2    Remedies Cumulative................................................................... 57

10.     TAXES AND EXPENSES........................................................................... 57

11.     WAIVERS; INDEMNIFICATION..................................................................... 58
        11.1   Demand; Protest; etc.................................................................. 58
        11.2   Foothill's Liability for Collateral................................................... 58
        11.3   Indemnification....................................................................... 58

12.     NOTICES...................................................................................... 58

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................................................... 59

14.     DESTRUCTION OF BORROWER'S DOCUMENTS.......................................................... 60

15.     GENERAL PROVISIONS........................................................................... 60
        15.1   Effectiveness......................................................................... 60
        15.2   Successors and Assigns................................................................ 61

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

        15.3   Section Headings...................................................................... 61
        15.4   Interpretation........................................................................ 61
        15.5   Severability of Provisions............................................................ 61
        15.6   Amendments in Writing................................................................. 61
        15.7   Counterparts; Telefacsimile Execution................................................. 62
        15.8   Revival and Reinstatement of Obligations.............................................. 62
        15.9   Confidentiality....................................................................... 62
        15.10  Integration........................................................................... 63


        SCHEDULES AND EXHIBITS

Schedule E-1          Eligible Inventory
Schedule E-2          Equipment
Schedule P-1          Permitted Liens
Schedule R-1          Real Property
Schedule 5.8          Subsidiaries
Schedule 5.10         Litigation
Schedule 5.14         Environmental Condition
Schedule 6.15         Location of Inventory and Equipment

Exhibit C-1           Form of Canadian Security Agreement (GSA)
Exhibit C-2           Form of Canadian Security Agreement (Hypothec)
Exhibit G-1           Form of Guaranty (Canadian Guarantor)
Exhibit G-2           Form of Guaranty (Circuits)
Exhibit S-1           Form of Stock Pledge Agreement
Exhibit T-1           Form of Term Note A
Exhibit T-2           Form of Term Note B
Exhibit T-3           Form of Trademark Security Agreement
Exhibit U-1           Form of UCC Security Agreement (Canadian Guarantor)
Exhibit U-2           Form of UCC Security Agreement (Circuits)
Exhibit W-1           Form of Warrant

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

        THIS LOAN AND SECURITY AGREEMENT, is entered into as of November 7, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and QMS, INC., a Delaware corporation ("Borrower"), with its chief executive office located at One Magnum Pass, Mobile, Alabama 36618.

        The parties agree as follows:

        1.     DEFINITIONS AND CONSTRUCTION.

               1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

               "Account Debtor" means any Person who is or who may become
                --------------
obligated under, with respect to, or on account of an Account.

               "Accounts" means all currently existing and hereafter arising
                --------
accounts, contract rights, and all other forms of obligations owing to Borrower or Canadian Guarantor arising out of the sale or lease of goods or the rendition of services by Borrower or Canadian Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Affiliate" means, as applied to any Person, any other Person
                ---------
directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

               "Agreement" means this Loan and Security Agreement and any
                ---------
extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Loan and Security Agreement.

               "Authorized Officer" means any officer of Borrower.
                ------------------

               "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum

Revolving Amount, minus (b) the Obligations outstanding under Sections 2.1 and
2.2 hereof.

               "Average Unused Portion of Maximum Revolving Amount" means (a)
                --------------------------------------------------
the Maximum Revolving Amount; less (b) the sum of: (i) the average Daily Balance of advances made by Foothill under Section 2.1 that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn L/Cs and L/C Guarantees issued by Foothill under Section 2.2 that were
                                                 -----------
outstanding during the immediately preceding month.

               "Bankruptcy Code" means (a) the United States Bankruptcy Code (11
                ---------------
U.S.C. (S)101 et seq.), as amended, and any successor statute, and (b) the Bankruptcy and Insolvency Act (Canada), as amended, and any successor statute.

               "Borrower" has the meaning set forth in the preamble to this
                --------
Agreement.

               "Borrower's Books" means all of Borrower's books and records
                ----------------
including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral or the Real Property) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information.

               "Borrowing Base" has the meaning set forth in Section 2.1. For
                --------------                               -----------
purposes of this definition, any amount that is denominated in a currency other than Dollars shall be valued in Dollars based on the applicable Exchange Rate for such currency as of the date one Business Day prior to the date of determination.

               "Business Day" means any day that is not a Saturday, Sunday, or
                ------------
other day on which national banks are authorized or required to close.

               "Canadian Accounts" means those Accounts with respect to which
                -----------------
(a) the Account Debtor is a resident of Canada (but exclusive of the Canadian Maritime Provinces) or (b) the payments thereunder are payable in Canadian dollars instead of Dollars.

               "Canadian Collateral" means the personal property collateral in
                -------------------
which liens and security interests held by Foothill have been granted pursuant to the Loan Documents to which Canadian Guarantor is party.

               "Canadian GAAP" means generally accepted accounting principles as
                -------------
in effect from time to time in Canada, consistently applied.

               "Canadian Guarantor" means QMS Canada Inc., a corporation
                ------------------
incorporated under the laws of Canada.

               "Canadian Maritime Provinces" means Prince Edward Island, New
                ---------------------------
Brunswick, Nova Scotia, and Newfoundland.

               "Canadian Security Agreements" means, collectively, that certain
                ----------------------------
General Security Agreement and that certain Hypothec, each dated as of even date herewith, by Canadian Guarantor in favor of Foothill, in the form of Exhibits C-
                                                                     -----------
1 and C-2, respectively.
---------

               "Change of Control" shall be deemed to have occurred at such time
                -----------------
as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of Borrower normally entitled to vote in the election of directors.

               "Circuits" means QMS Circuits, Inc., a Delaware corporation.
                --------

               "Circuits Collateral" means the personal property collateral in
                -------------------
which liens and security interests held by Foothill have been granted pursuant to the Loan Documents to which Circuits is a party.

               "Closing Date" means the date of the initial advance hereunder or
                ------------
the date of the initial issuance of an L/C or an L/C Guaranty hereunder, whichever occurs first.

               "Code" means the California Uniform Commercial Code.
                ----

               "Collateral" means each of the following: the Accounts of
                ----------
Borrower; Borrower's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Borrower which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all Accounts of Borrower, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "Collections" means all cash, checks, notes, instruments, and
                -----------
other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "Consolidated Current Assets" means, as of any date of
                ---------------------------
determination, the aggregate amount of all current assets of Borrower and its Subsidiaries calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current assets.

               "Consolidated Current Liabilities" means, as of any date of
                --------------------------------
determination, the aggregate amount of all current liabilities of Borrower and its Subsidiaries, calculated on a consolidated basis that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all advances outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

               "Daily Balance" means the amount of an Obligation owed at the end
                -------------
of a given day.

               "Debit Memo Reserve" means, as of the date of any determination,
                ------------------
a reserve against Eligible Accounts in an amount equal to the aggregate amount of Borrower's debit memos for the prior three (3) months.

               "Dilution Reserve (Canadian)" means, as of the date of any
                ---------------------------
determination, an amount sufficient to reduce Foothill's respective advance rates against Eligible Domestic Accounts and Eligible Foreign Accounts by one
(1) percentage point for each percentage point by which the amount (expressed as a percentage and based upon the immediately prior three (3) months) of Borrower's and Canadian Guarantor's Canadian Accounts that are subject to bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution is in excess of twelve percent (12%) of all Canadian Accounts.

               "Dilution Reserve (Domestic)" means, as of the date of any
                ---------------------------
determination, an amount sufficient to reduce Foothill's respective advance rates against Eligible Domestic Accounts and Eligible Foreign Accounts by one
(1) percentage point for each percentage point by which the amount (expressed as a percentage and based upon the immediately prior three (3) months) of Borrower's and Canadian Guarantor's Domestic Accounts that are subject to bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution is in excess of fifteen percent (15%) of all Domestic Accounts.

               "Dollars" and "$" mean and refer to United States dollars or such
                -------       -
coin or currency of the United States as at the time of payment shall be legal tender for payment of public and private debts in the United States.

               "Domestic Accounts" means those Accounts with respect to which
                -----------------
(a) the Account Debtor is a resident of the United States or (b) the payments thereunder are payable in Dollars.

               "Early Termination Premium" has the meaning set forth in Section
                -------------------------
3.5.

               "Eligible Accounts" means Eligible Domestic Accounts and Eligible
                -----------------
Foreign Accounts.

               "Eligible Domestic Accounts" means those Accounts created by
                --------------------------
Borrower or Canadian Guarantor in the ordinary course of business that arise out of Borrower's or Canadian Guarantor's sale of goods or rendition of services, that strictly comply with all of Borrower's representations and warranties to Foothill, and that are and at all times shall continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may
                          -----------------
be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Domestic Accounts shall not include the following:

                       (a) Accounts that the Account Debtor has failed to pay within ninety (90) days of invoice date or Accounts with selling terms of more than sixty (60) days and all Accounts owed by an Account Debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to Borrower or Canadian Guarantor within ninety (90) days of invoice date;

                       (b) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of Borrower or Canadian Guarantor;

                       (c) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                       (d) Accounts with respect to which the Account Debtor is not a resident of the United States, and which are not either (i) covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (ii) supported by one or more letters of credit that are assignable by their terms and have been delivered to Foothill in an amount, of a tenor, and issued by a financial institution, acceptable to Foothill;

                       (e) Accounts with respect to which the Account Debtor is the United States (except to the extent that the federal Assignment of Claims Act shall have been complied with in respect of such Accounts) or any department, agency, or instrumentality of the United States;

                       (f) Accounts with respect to which Borrower or Canadian Guarantor is or may become liable to the Account Debtor for goods sold or leased, or services rendered by the Account Debtor to Borrower or Canadian Guarantor;

                       (g) Accounts with respect to an Account Debtor whose total obligations owing to Borrower and Canadian Guarantor exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that in the case
                                             --------  -------
of Ingram Micro Inc. and its Affiliates (taken as a whole), the foregoing percentage may, in Foothill's reasonable discretion, be increased to up to fifteen percent (15%) before the excess would be deemed ineligible;

                       (h) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                       (i) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                       (j) Accounts that are payable in other than Dollars; and

                       (k) Accounts (i) that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower or Canadian Guarantor of the subject contract for goods or services or
(ii) in respect of which underlying goods have been delivered to the Account Debtor but for which there is no proof of shipment of the underlying goods (i.e., "billings only" Accounts).

               "Eligible Foreign Accounts" means those Accounts that do not
                -------------------------
qualify as Eligible Domestic Accounts solely because (a) the Account Debtor is a resident of Canada (but exclusive of the Canadian Maritime Provinces), or (b) the payments thereunder are payable in Canadian dollars instead of Dollars.

               "Eligible Inventory" means Inventory consisting of first quality
                ------------------
finished goods held for sale in the ordinary course of Borrower's business and raw materials for such finished goods, that are located at Borrower's premises identified on Schedule E-1, are acceptable to Foothill in all respects, and
              ------------
strictly comply with all of Borrower's representations and warranties to Foothill; provided, however, that standards of eligibility may be fixed and
          --------  -------
revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Inventory shall not include slow moving (as reasonably determined by Foothill based on its appraisals of Inventory) or obsolete items, restrictive or custom items, work-in-process, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory at any location other than those set forth on Schedule E-1, Inventory subject to a security interest or lien in
             ------------
favor of any third Person, bill and hold goods, Inventory that is not subject to Foothill's perfected security interests, returned or defective goods, "seconds," and Inventory acquired on consignment. Eligible Inventory shall be valued at the lower of Borrower's cost or market value as determined from time to time by appraisals of Inventory to be performed by Foothill or any third Person on behalf of Foothill, and shall be net of reserves as determined by Borrower in amounts acceptable to Foothill.

               "Equipment" means all of Borrower's present and hereafter
                ---------
acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located (including those assets set forth on Schedule E-2 attached hereto), and
                                             ------------
any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; provided, however, that,
                                                        --------  -------
unless and until the Mortgage on the Mobile Property shall have been executed and delivered by Borrower to Foothill, Equipment shall not include any fixtures located at the Mobile Property that are not used in the manufacturing and distribution business of Borrower.

               "ERISA" means (a) the Employee Retirement Income Security Act of
                -----
1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States of America, together with all regulations promulgated thereunder, and (b) comparable provisions of Canadian law relative to the establishment and regulation of pension and other employee benefit plans.

               "ERISA Affiliate" means any trade or business (whether or not
                ---------------
incorporated) which, within the meaning of Section 414 of the IRC, is: (i) under common control with Borrower; (ii) treated, together with Borrower, as a single employer; (iii) treated as a member of an affiliated service group of which Borrower is also treated as a member; or (iv) is otherwise aggregated with the Borrower for purposes of the employee benefits requirements listed in IRC
Section 414(m)(4).

               "ERISA Event" means any one or more of the following: (i) a
                -----------
Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (ii) a Prohibited Transaction with respect to any Plan; (iii) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (iv) the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in ERISA; (v) a failure to make full payment when due of all contributions which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (vi) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under ERISA; (vii) an event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (viii) the imposition of any liability under ERISA, other than PBGC premiums due but not delinquent under ERISA, upon Borrower or any ERISA Affiliate; and (ix) a violation, known to Borrower, of the applicable requirements of ERISA, or the exclusive benefit rule under ERISA, by any fiduciary or disqualified person with respect to any Plan for which Borrower or any ERISA Affiliate may be directly or indirectly liable.

               "Event of Default" has the meaning set forth in Section 8.
                ----------------

               "Exchange Rate" means and refers to the nominal rate of exchange
                -------------
available to Foothill in a chosen foreign exchange market for the purchase of non-Dollar currency by Foothill at 12:00 noon, local time, one Business Day prior to any date of determination, expressed as the number of units of such currency per one (1) Dollar.

               "FEIN" means Federal Employer Identification Number.
                ----

               "Foothill" has the meaning set forth in the preamble to this
                --------
Agreement.

                "Foothill Expenses" means all reasonable: costs or expenses
                -----------------
(including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower or any Guarantor under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic

Collateral, Canadian Collateral, Circuits Collateral or Real Property appraisals), real estate survey, environmental audit, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower or the Guarantors; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, Canadian Collateral, Circuits Collateral or the Real Property, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books or Guarantor's Books (as that term is defined in the Security Agreements); costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

               "Fort Walton Property" means the Real Property owned by Circuits
                --------------------
that is located in Fort Walton Beach, Florida, as more particularly described in Schedule R-1.
------------

               "GAAP" means generally accepted accounting principles as in
                ----
effect from time to time in the United States, consistently applied.

               "General Intangibles" means all of Borrower's present and future
                -------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, software, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

               "Guaranties" means, collectively, those certain General
                ----------
Continuing Guaranties, each dated as of even date herewith, executed and delivered by Canadian Guarantor and Circuits, respectively, and each in the form of Exhibits G-1 and G-2, respectively.
   --------------------

               "Guarantors" means Canadian Guarantor and Circuits, individually
                ----------
and collectively, jointly and severally.

               "Hazardous Materials" means all or any of the following: (a)
                -------------------
substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

               "Indebtedness" means: (a) all obligations of Borrower for
                ------------
borrowed money; (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products; (c) all obligations of Borrower under capital leases;
(d) all obligations or liabilities of others secured by a lien or security interest on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed; and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

               "Insolvency Proceeding" means any proceeding commenced by or
                ---------------------
against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "Inventory" means all present and future inventory in which
                ---------
Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

               "Inventory Advance Rate" means the applicable percentage set
                ----------------------
forth in the following table:

--------------------------------------------------------------------------------
   During the period ...,             |  The Inventory Advance Rate shall be ...
--------------------------------------------------------------------------------
                                      |
   commencing on Closing Date and     |  Seventeen and one-half percent
   ending on June 30, 1996            |  (17.50%)
                                      |
--------------------------------------------------------------------------------
                                      |
   commencing on July 1, 1996 and     |  Seventeen and one-quarter percent
   ending on September 30, 1996       |  (17.25%)
                                      |
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   During the period ...,             |  The Inventory Advance Rate shall be ...
--------------------------------------------------------------------------------
   commencing on October 1, 1996 and  |   Seventeen percent
   ending on December 31, 1996        |   (17.00%)
                                      |
--------------------------------------------------------------------------------
                                      |
   commencing on January 1, 1997 and  |   Sixteen and one-half percent
   ending on March 31, 1997           |   (16.50%)
                                      |
--------------------------------------------------------------------------------
                                      |
   commencing on April 1, 1997 and    |   Sixteen percent
   ending on June 30, 1997            |   (16.00%)
                                      |
--------------------------------------------------------------------------------
                                      |
   commencing on July 1, 1997 and     |   Fifteen and one-half percent
   ending on September 30, 1997       |   (15.50%)
                                      |
--------------------------------------------------------------------------------
                                      |   Fifteen percent
   thereafter                         |   (15.00%)
                                      |
 -------------------------------------------------------------------------------

               "IRC" means the Internal Revenue Code of 1986, as amended, and
                ---
the regulations thereunder.

               "Japan" means QMS Japan, Inc., a company organized under the laws
                -----
of Japan.

               "known to Borrower" or "to the knowledge of Borrower" means known
                -----------------      ----------------------------
by or reasonably should have been known by an Authorized Officer.

               "L/C" has the meaning set forth in Section 2.2(a).
                ---

               "L/C Guaranty" has the meaning set forth in Section 2.2(a).
                ---

               "Loan Documents" means this Agreement, the Lockbox Agreements,
                --------------
the Mortgages (if and when executed), the Stock Pledge Agreement, the Trademark Security Agreement, the Security Agreements, the Guaranties, the Term Notes, any other note or notes executed by Borrower and payable to Foothill, the Warrant, and any other agreement entered into, now or in the future, in connection with this Agreement.

               "Lockbox Account" shall mean the depositary account established
                ---------------
pursuant to the respective Lockbox Agreement.

               "Lockbox Agreements" means those certain Lockbox Operating
                ------------------
Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Lockbox Banks.

               "Lockbox Banks" means, collectively, AmSouth Bank N.A.,
                -------------
NationsBank of Georgia, N.A., and Bank of Nova Scotia.

               "Maximum Amount" means Thirty Million Dollars ($30,000,000).
                --------------

               "Maximum Revolving Amount" means, as of any date of
                ------------------------
determination, the Maximum Amount less the then outstanding balance of the Term Loans.

               "Mobile Indebtedness" means Indebtedness of Borrower owing to the
                -------------------
Mobile Noteholders as of the Closing Date in the aggregate amount of $5,712,982.56 and secured by a first-priority mortgage on the Mobile Property in favor of the Mobile Trustee.

               "Mobile Indebtedness Conditions" means the execution and delivery
                ------------------------------
by the Mobile Noteholders of an agreement (in form and substance reasonably satisfactory to Foothill) in favor of Borrower whereby the Mobile Noteholders:
(a) waive all then existing defaults by Borrower in respect of the Mobile Indebtedness; (b) reschedule the maturity of the Mobile Indebtedness to a date not earlier than April 1, 1998; and (c) give Foothill the right to cure payment defaults in respect of the Mobile Indebtedness within ten (10) days following the earlier of (i) Foothill's receipt of written notice of such payment default from one or more of the Noteholders, or (ii) the date that Foothill first has knowledge of the existence of such payment default.

               "Mobile Indebtedness Reserve" means, as of the date of
                ---------------------------
determination, an amount equal to the greater of (a) zero, or (b) (i) the then outstanding amount of the Mobile Indebtedness, minus (ii) $5,000,000.

               "Mobile Noteholders" means, collectively, one or more or all of
                ------------------
Connecticut General Insurance Company, for itself and on behalf of one or more separate accounts, and Life Insurance Company of North America.

               "Mobile Property" means the Real Property owned by Borrower that
                ---------------
is located in Mobile, Alabama, as more particularly described in Schedule R-1.
                                                                 ------------

               "Mobile Trustee" means First Alabama Bank, Mobile, as trustee for
                --------------
the Mobile Noteholders.

               "Mortgages" means one or more mortgages, deeds of trust, or deeds
                ---------
to secure debt, executed by Borrower or any Guarantor in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property and the related improvements thereto.

               "Multiemployer Plan" means a Plan within the meaning of ERISA
                ------------------
Section 4001(a)(3) in which employees of Borrower, Canadian Guarantor, or any ERISA Affiliate participate or to which Borrower, Canadian Guarantor, or any ERISA Affiliate contribute or are required to contribute.

               "Negotiable Collateral" means all of Borrower's present and
                ---------------------
future letters of credit, notes (including the Pledged Note), drafts, instruments, certificated and uncertificated securities (including the shares of stock of subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

               "Obligations" means all loans, advances, debts, principal,
                -----------
interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations owing to Foothill under any outstanding L/Cs or L/C Guarantees, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Foothill to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants, and duties owing by Borrower or any Guarantor to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any note or other instrument (including the Term Notes), or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower or any Guarantor is required to pay or reimburse by the Loan Documents, by law, or otherwise.


               "Old Lender" means: (a) Old Lender (AmSouth); and (b) Old Lender
                ----------
(Cigna).

               "Old Lender (AmSouth)" means AmSouth Bank N.A., National City
                --------------------
Bank, Kentucky (formerly known as First National Bank of Louisville), and NationsBank of Georgia, N.A., and AmSouth Bank N.A. as agent of the foregoing.

               "Old Lender (AmSouth) Indebtedness" means Indebtedness of
                ---------------------------------
Borrower owing to Old Lender (AmSouth) secured by liens on the Collateral.

               "Old Lender (Cigna)" means Connecticut General Life Insurance
                ------------------
Company.

               "Old Lender (Cigna) Indebtedness" means Indebtedness of Borrower
                -------------------------------
owing to Old Lender (Cigna) secured by liens on the Collateral in favor of Old Lender (AmSouth) as collateral agent for Old Lender.

               "Overadvance" has the meaning set forth in Section 2.4.
                -----------                               -----------

               "Pay-Off Letters" means, collectively, (a) a letter, in form and
                ---------------
substance reasonably satisfactory to Foothill, from Old Lender (AmSouth) respecting the amount necessary to repay in full all of the obligations of Borrower owing to Old Lender (AmSouth) in respect of the Old Lender (AmSouth) Indebtedness and obtain a termination or release of all of the security interests or liens existing in favor of Old Lender (AmSouth) in and to the properties or assets of Borrower, and (b) a letter, in form and substance reasonably satisfactory to Foothill, from Old Lender (Cigna) respecting the amount necessary to repay in full all of the obligations of Borrower owing to Old Lender in respect of the Old Lender (Cigna) Indebtedness and obtain a termination or release of all of the security interests or liens existing in favor of Old Lender (Cigna) in and to the properties or assets of Borrower.

               "PBGC" means (a) the Pension Benefit Guaranty Corporation as
                ----
defined in Title IV of ERISA, or any successor thereto, and (b) any entity created under the laws of Canada or any of the provinces or territories thereof having comparable rights and responsibilities.

               "Permitted Asset Disposition" means: (a) the sale by Borrower of
                ---------------------------
Inventory, or the sale by any Guarantor of its inventory, to buyers in the ordinary course of business as currently conducted; (b) the use of cash in the ordinary course of business as currently conducted; (c) subject to the security interests of Foothill therein, licenses by Borrower or any Guarantor of intellectual property in the ordinary course of business as currently conducted;
(d) the sale of obsolete, worn-out, or no longer useful Equipment; (e) the sale of the Fort Walton Property solely in connection with the sale of Circuits permitted under item (g)(ii) below; (f) to the extent that all net cash proceeds of the disposition of the assets identified in this item (f) are applied to the then outstanding Obligations not under the Term Loans (which amounts that are applied to such Obligations may be reborrowed in accordance with the terms and conditions of this Agreement) and the proceeds of any such disposition in the form of Negotiable Collateral are pledged and delivered to Foothill, the sale of Japan or all or substantially all of the assets thereof (provided that the amount of net cash proceeds of such sale is not less than $1,000,000 and the amount of proceeds of such sale in the form of Negotiable Collateral is not less than $3,000,000); and (g) to the extent that all (unless otherwise indicated below) net cash proceeds of the disposition of the assets identified below in this item (g) are applied to the installments of Term Loan A (or, if Term Loan A has been paid in full, of Term Loan B) in the inverse order of their maturities until payment thereof in full and the proceeds of any such disposition in the form of Negotiable Collateral are pledged and delivered to
Foothill: (i) isolated dispositions of other tangible personal property constituting Collateral, Circuits Collateral, or Canadian Collateral that do not aggregate in excess of $250,000, on a book basis, per annum; and (ii) the sale of Circuits (provided that the amount of net cash proceeds of such sale is not less than $1,500,000, of which not less than $250,000 are applied to the installments of Term Loan A (or, if Term Loan A has been paid in full, of Term Loan B). In the event Term Loan A has been paid in full and no Obligations under Term Loan B are outstanding as of the date of a disposition of assets permitted under item (g) of the preceding sentence, the net cash proceeds of such disposition shall be applied to the then outstanding remaining Obligations (which amounts that are applied to Obligations not under the Term Loans may be reborrowed in accordance with the terms and conditions of this Agreement).

               "Permitted Liens" means: (a) liens and security interests held by
                ---------------
Foothill; (b) liens for unpaid taxes, assessments, or charges that are not yet due and payable or that are the subject of a Permitted Protest; (c) liens and security interests set forth on Schedule P-1 attached hereto; (d) purchase money
                                ------------
security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section
                                                                     -------
7.10, and so long as the security interest or lien only secures the purchase
----
price of the asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto; (f) obligations and duties as lessee under any lease existing on the date of this Agreement; (g) mechanics', materialmen's, warehousemen's, or similar liens that arise by operation of law; (h) if and so long as Term Loan B is not made, the first priority mortgage on the Mobile Property in favor of the Mobile Trustee as security for the Mobile Indebtedness; (i) exceptions listed in the title insurance or commitment therefor to be delivered by Borrower hereunder in respect of the Real Property and as are approved in the sole discretion of Foothill; and (j) liens to secure pledges or deposits made in the ordinary course of business to secure nondelinquent obligations arising under statutory or regulatory requirements in respect of worker's compensation and unemployment insurance.

               "Permitted Protest" means the right of Borrower or any Guarantor
                -----------------
to protest any lien, tax, rental payment, or other charge, other than any such lien or charge that secures the Obligations, provided (i) a reserve with respect to such obligation is established on the books of Borrower or such Guarantor, as the case may be, in an amount that is reasonably satisfactory to Foothill, (ii) any such protest is instituted and diligently prosecuted by Borrower or such Guarantor, as the case may be, in good faith, and (iii) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the liens or security interests of Foothill in and to the property or assets of Borrower or such Guarantor, as the case may be.

               "Person" means and includes natural persons, corporations,
                ------
limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Plan" means an employee benefit plan (as defined in Section 3(3)
                ----
of ERISA) which Borrower or any ERISA Affiliate sponsors or maintains or to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions, including any Multiemployer Plan or Qualified Plan.

               "Pledged Note" means that certain promissory note, dated October
                ------------
16, 1995, made by QMS Europe B.V. and QMS Australia PTY Ltd. to the order of Borrower, in the original principal amount of $4,000,000.

               "Prohibited Transaction" means (a) any transaction described in
                ----------------------
Section 406 of United States ERISA which is not exempt by reason of Section 408 of United States ERISA, and any transaction described in Section 4975(c) or (d) of the IRC which is not exempt by reason of Section 4975(c) of the IRC, and (b) any comparable transaction under Canadian law.

               "Projections" means Borrower's forecasted consolidated and
                -----------
consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

               "Qualified Plan" means a pension Plan intended to be tax-
                --------------
qualified under Section 401(a) of the IRC (or comparable provisions of Canadian law) that Borrower, Canadian Guarantor, or any ERISA Affiliate sponsors, maintains, or to which any such person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer Plan, has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

               "Real Property" means the parcel or parcels of real property and
                -------------
the related improvements thereto identified on Schedule R-1, and any estates or
                                               ------------
interests in real property hereafter acquired by Borrower or any Guarantor; provided, however, that the Real Property shall not include the Fort Walton
--------  -------
Property unless the sale of Circuits by Borrower is not consummated on or before the date ninety (90) days following the Closing Date.

               "Reference Rate" means the highest of the variable rates of
                --------------
interest, per annum, most recently announced by (a) Bank of America, N.T. & S.A., (b) Mellon Bank, N.A., and (c) Citibank, N.A., or any successor to any of the foregoing institutions, as its "prime rate" or "reference rate," as the case may be, irrespective of whether such announced rate is the best rate available from such financial institution.

               "Renewal Date" has the meaning set forth in Section 3.3.
                ------------                               -----------

               "Reportable Event" means any event described in Section 4043
                ----------------
(other than Subsections (b)(7) and (b)(9)) of United States ERISA and any comparable event described in comparable provisions of Canadian ERISA.

               "Security Agreements" means the UCC Security Agreements and the
                -------------------
Canadian Security Agreements.

               "Solvent" means, with respect to any Person on a particular date,
                -------
that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

               "Stock Pledge Agreement" means a Security Agreement - Stock
                ----------------------
Pledge, in the form of Exhibit S-1 attached hereto, dated as of even date
                       -----------
herewith, between Borrower and Foothill.

               "Subsidiary" of a Person means any corporation, association,
                ----------
partnership, joint venture, or other business entity of which that Person, directly or indirectly, either (i) with respect to a corporation, owns or controls fifty percent (50%) or more of the voting power and has the ability to elect at least a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) with respect to an association, partnership, joint venture or other business entity, is entitled to share in fifty percent (50%) or more of the profits and losses, however determined, and has voting control with respect thereto.

               "Tangible Net Worth" means, as of the date any determination
                ------------------
thereof is to be made, the difference of: (a) Borrower's total stockholder's equity; minus (b) the sum of: (i) all intangible assets of Borrower (including capitalized software costs, deferred software costs, and other "intangible assets" (as defined by GAAP)); (ii) all of Borrower's prepaid expenses; and
(iii) all amounts due to Borrower from Affiliates, calculated on a consolidated basis.

               "Target Share Price Condition" means: (a) that, as of any date of
                ----------------------------
determination, the average of the daily closing prices of the common stock of Borrower traded on the New York Stock Exchange for the thirty (30) consecutive trading days immediately preceding such date shall be Fifteen Dollars ($15.00) or more per share of such common stock (with appropriate adjustments to such share price for stock dividends, stock splits, or reverse stock splits); or (b) that Foothill shall have (i) exercised the Warrant in full, (ii) received the common stock of Borrower issuable upon such exercise of the Warrant, and (iii) received Fifteen Dollars ($15.00) or more per share of such common stock (with appropriate adjustments to such share price for stock dividends, stock splits, or reverse stock splits).

               "Term Loan A" means the term loan made, or to be made, by
                -----------
Foothill to Borrower pursuant to Section 2.3(a) hereof.

               "Term Loan B" means the term loan made, or to be made, by
                -----------
Foothill to Borrower pursuant to Section 2.3(b) hereof.

               "Term Loan B Designated Date" means the date during the Term Loan
                ---------------------------
B Funding Window that Borrower has designated, in a written notice (which notice must be received by Foothill no later than twenty (20) Business Days prior to the proposed funding date), as the date on which, subject to the satisfaction of the Term Loan B Funding Conditions, Term Loan B shall be funded.

               "Term Loan B Funding Conditions" means that: (a) each of the
                ------------------------------
conditions set forth in Section 3.2 shall be satisfied as of the actual date of funding of Term Loan B; (b) Term Note B and the Mortgage on the Mobile Property shall have been duly executed and delivered by Borrower, and the same shall be in full force and effect, and such Mortgage shall have been recorded in the office of the county recorder for Mobile County, Alabama; and (c) Foothill shall have received:

                       (i) (x) an appraisal of the Mobile Property satisfactory to Foothill, and (y) a mortgagee title insurance policy (or a marked commitment to issue the same) for the Real Property issued by a title insurance company satisfactory to Foothill (a "Mortgage Policy") in amounts satisfactory to Foothill assuring Foothill that the Mortgage on the Mobile Property is a valid and enforceable first priority mortgage lien on the Mobile Property free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy shall otherwise be in form and substance reasonably satisfactory to Foothill;

                       (ii) copies of a Phase-I environmental report and real estate survey that shall have been completed with respect to the Mobile Property; the environmental consultants retained for such environmental report, the scope of the report, and the results of the report shall be acceptable to Foothill in its sole discretion;

                       (iii) satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all Real Property taxes upon the Mobile Property have been paid prior to delinquency; and

                       (iv) supplemental opinions of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion.

               "Term Loan B Funding Window" means the period commencing on the
                --------------------------
Closing Date and ending on the date three (3) months after the Closing Date (which end date Foothill in its sole discretion may (but shall not be obligated to) extend upon Borrower's written request for such extension.

               "Term Loans" means, individually and collectively, Term Loan A
                ----------
and (if made) Term Loan B.

               "Term Note A" has the meaning set forth in Section 2.3(a) hereof,
                -----------                               --------------
which note shall be in the form of that Exhibit T-1 attached hereto.
                                        -----------

               "Term Note B" has the meaning set forth in Section 2.3(b) hereof,
                -----------                               --------------
which note shall be in the form of that Exhibit T-2 attached hereto.
                                        -----------

               "Term Notes" means, individually and collectively, Term Note A
                ----------
and (if made) Term Note B.

               "Trademark Security Agreement" means a Trademark Security
                ----------------------------
Agreement, in the form of Exhibit T-3 attached hereto, dated as of even date
                          -----------
herewith, between Borrower and Foothill.

               "UCC Security Agreements" means those certain Security
                -----------------------
Agreements, each dated as of even date herewith, by the respective Guarantors in favor of Foothill and in the form of Exhibits U-1 and U-2, respectively.
                                     --------------------

               "Unfunded Benefit Liability" means the excess of a Plan's benefit
                --------------------------
liabilities over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan for the applicable plan year.

               "United States" means the United States of America, its
                -------------
territories and possessions and the Commonwealth of Puerto Rico, or any department, agency, or instrumentality of the foregoing.

               "Voidable Transfer" has the meaning set forth in Section 15.8.
                -----------------                               ------------

               "Warrant" means that certain Warrant Purchase Agreement, dated as
                -------
of even date herewith, between Borrower and Foothill and in the form of Exhibit
                                                                        -------
W-1.
---

               "Working Capital" means the result of subtracting Consolidated
                ---------------
Current Liabilities from Consolidated Current Assets.

               1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

               1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

               1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan

Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

               1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

        2.     LOAN AND TERMS OF PAYMENT.

               2.1 REVOLVING ADVANCES. (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base less the undrawn or unreimbursed amount of L/Cs and L/C Guarantees outstanding hereunder. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the sum of: (i) the lesser of: (y) an amount equal to the sum of: (A) (I) seventy-five percent (75%) of the amount of Eligible Domestic Accounts, less (II) the amount, if any, of the Dilution Reserve
                   ----
(Domestic) against the Domestic Accounts; plus (B) (I) seventy-five percent
                                          ----
(75%) of the amount of Eligible Foreign Accounts, less (II) the amount, if any,
                                                  ----
of the Dilution Reserve (Canadian) against the Canadian Accounts; less (C) the
                                                                  ----
Debit Memo Reserve; and (z) an amount equal to Borrower's and Canadian Guarantor's Collections with respect to Accounts for the immediately preceding sixty (60) day period; plus (ii) an amount equal to the lowest of: (x) the
                       ----
Inventory Advance Rate multiplied by the value of Eligible Inventory, (y) the amount of credit availability created by Section 2.1(a)(i) above, and (z) Eight
                                         -----------------
Million Dollars ($8,000,000); less (iii) the Mobile Indebtedness Reserve.
                              ----

                       (b) Anything to the contrary in Section 2.1(a) above
                                                       --------------
notwithstanding, Foothill may reduce (i) its advance rates based upon Eligible Domestic Accounts, Eligible Foreign Accounts, or Eligible Inventory without declaring an Event of Default if it determines, in its reasonable discretion, that there is a material impairment of the prospect of repayment of all or any portion of the Obligations or a material impairment of the value or priority of Foothill's security interests in the Collateral or the Canadian Collateral, and
(ii) its advance rates based upon Eligible Inventory without declaring an Event of Default based upon the results of appraisals of the Inventory as Foothill may conduct from time to time or any factor that Foothill believes in good faith will or could reasonably be expected to adversely affect the value of any of the Inventory or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Inventory.

                       (c) Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations (other than those evidenced by the Term Notes) to exceed the Maximum Revolving Amount.

During the Term Loan B Funding Window, so long as Term Loan B has not been made or the Mobile Indebtedness Conditions are not satisfied, Foothill shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount less the then outstanding amount of Mobile Indebtedness.

                       (d) Foothill is authorized to make advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer of Borrower, or without instructions if pursuant to Section 2.5(d). Borrower agrees to establish and maintain a single
            --------------
designated deposit account for the purpose of receiving the proceeds of the advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed to in writing by Foothill and an authorized officer of Borrower, any advance requested by Borrower and made by Foothill hereunder shall be made to such designated deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

               2.2     LETTERS OF CREDIT AND LETTER OF CREDIT GUARANTEES.

                       (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue commercial or standby letters of credit for the account of Borrower (each, an "L/C") or to issue standby letters of credit or guarantees of payment (each such letter of credit or guaranty, an "L/C Guaranty") with respect to commercial or standby letters of credit issued by another Person for the account of Borrower in an aggregate face amount not to exceed the least of: (i) the Borrowing Base less the amount of advances outstanding pursuant to Section 2.1; (ii) the Maximum Revolving Amount less the
                        -----------
amount of advances outstanding pursuant to Section 2.1; and (iii) Two Million
                                           -----------
Dollars ($2,000,000). Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by other financial institutions of letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each L/C and each letter of credit that is the subject of an L/C Guaranty shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under Section 3.3
                                                             -----------
(without regard to any potential renewal term) and all such L/Cs and letters of credit (and the applicable L/C Guarantees) shall be in form and substance acceptable to Foothill in its sole discretion. Foothill shall not have any obligation to issue L/Cs or L/C Guarantees to the extent that the face amount of all outstanding L/Cs and L/C Guarantees, plus the amount of advances outstanding pursuant to Section 2.1, would exceed the Maximum Amount. The L/Cs and the L/C
            -----------
Guarantees issued under this Section 2.2 shall be used by Borrower, consistent
                             -----------
with this Agreement, for its general working capital purposes or to support its obligations with respect to workers' compensation premiums or other similar obligations. If Foothill is obligated to advance funds under an L/C or L/C Guaranty, the amount so advanced immediately shall be deemed to be an advance made by Foothill to Borrower pursuant to Section 2.1 and, thereafter, shall bear
                                         -----------
interest at the rates then applicable under Section 2.5.
                                            -----------

                       (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, reasonable expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any L/Cs or L/C Guarantees (except to the extent the same are proximately caused by the gross negligence or wilful misconduct of Foothill). Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in the L/Cs or any modifications, amendments, or supplements thereto (except to the extent the same are proximately caused by the gross negligence or wilful misconduct of Foothill). Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank (except to the extent the same are proximately caused by the gross negligence or wilful misconduct of Foothill).

                       (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application; provided, however, that so long as no Event of Default has occurred and is continuing, any such instructions Foothill may give to such bank shall be given in consultation with Borrower. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                       (d) Any and all service charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill. On the first day of each month, Borrower will pay Foothill a fee equal to two percent (2.00%) per annum times the average Daily Balance of the L/Cs and L/C Guarantees that were outstanding during the immediately preceding month. Service charges, commissions, fees, and costs may be charged to Borrower's loan account at the time the service is rendered or the cost is incurred.

                       (e) Immediately upon the termination of this Agreement, Borrower agrees to either: (i) provide cash collateral to be held by Foothill in an amount equal to the maximum amount of Foothill's obligations under L/Cs plus the maximum amount of Foothill's obligations to any Person under outstanding L/C Guarantees, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under its outstanding L/Cs and L/C Guarantees. At Foothill's discretion, any proceeds of Collateral, Canadian Collateral, or Circuits Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).
        --------------

               2.3     TERM LOANS.

                       (a) Foothill has agreed to make a term loan to Borrower on the Closing Date in the original principal amount of One Million Eight Hundred Fifty Thousand Dollars ($1,750,000), to be evidenced by and repayable in accordance with the terms and conditions of a promissory note ("Term Note A"), of even date herewith, executed by Borrower in favor of Foothill. Such term loan ("Term Loan A") shall be repaid in monthly installments of principal of Thirty Five Thousand Dollars ($35,000.00) each. Each such installment shall be due and payable on the first day of each month commencing on December 1, 1995 and continuing on the first day of each month thereafter until and including the date on which the unpaid balance of Term Loan A is paid in full. The outstanding principal balance and all accrued and unpaid interest under Term Loan A shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Term Loan A may be prepaid, in whole or in part, without any premium or penalty. Partial prepayments of Term Loan A shall be applied to the installments under Term Note A in inverse order of maturity. All amounts evidenced by Term Note A shall constitute Obligations.

                       (b) In the event that the Mobile Indebtedness Conditions are not satisfied on or before the Closing Date and subject to the Term Loan B Funding Conditions, Foothill has agreed to make a term loan to Borrower on the Term Loan B Designated Date in the original principal amount of Five Million Dollars ($5,000,000), to be evidenced by and repayable in accordance with the terms and conditions of a promissory note ("Term Note B"), dated as of the Term Loan B Designated Date, executed by Borrower in favor of Foothill. Such term loan ("Term Loan B") shall be repaid in monthly installments of principal of One Hundred Thousand Dollars each. Each such installment shall be due and payable on the first day of each month commencing on the first day of the thirteenth full month following the Term Loan B Designated Date and continuing on the first day of the each month thereafter until and including the date on which the unpaid balance of Term Loan B is paid in full. The outstanding principal balance and all accrued and unpaid interest under Term Loan B shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Term Loan B may be prepaid, in whole or in part, without any premium or penalty. Partial prepayments of Term Loan B shall be applied to the installments under Term Note B in inverse order of maturity. All amounts evidenced by Term Note B shall constitute Obligations. Foothill shall have no obligation to make Term Loan B after the end of the Term Loan B Funding Window.

               2.4 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and
                                                               ----------------
2.2 is greater than either the dollar or percentage limitations set forth in
---
Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to
-------------------
Foothill, in cash, the amount of such excess to be used by Foothill first, to repay non-contingent Obligations and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to L/Cs or L/C Guarantees.

               2.5     INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                       (a) Interest Rate. All Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest at a per annum rate of one and one-half (1.50) percentage points above the Reference Rate.

                       (b) Default Rate. (i) All Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal to five and one-half (5.50) percentage points above the Reference Rate; and (ii) from and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to six percent
                --------------
(6.00%) per annum times the average Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

                       (c) Minimum Interest. In no event shall the rate of interest chargeable hereunder be less than seven and one-half percent (7.50%) per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum rate, the interest rate chargeable hereunder for the period in question automatically shall be deemed increased to the minimum rate.

                       (d) Payments. Interest hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to

Borrower, to charge such interest, all Foothill Expenses (as and when incurred), and all installments or other payments due under the Term Notes or any other note or other Loan Document to Borrower's loan account, which amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                       (e) Computation. The Reference Rate as of the date of this Agreement is eight and three-quarters percent (8.75%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

                       (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement or the Term Notes, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing this Agreement and the Term Notes, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that,
                                                 -----------------
anything contained herein or in the Term Notes to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement and the Term Notes, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

               2.6 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any wire transfer of funds, check, or other item of payment by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied to provisionally reduce the Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Foothill or unless and until such check or other item of payment is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower and Canadian Guarantor for two (2) Business Days of `clearance' at the rate set forth in
Section 2.5(a) or Section 2.5(b)(i), as applicable, on all collections, checks,
--------------    -----------------
wire transfers, or other items of payment that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations, or otherwise). This across-the-board two (2) Business Day clearance charge on all receipts is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's facility to Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower, Canadian Guarantor, or Foothill, and irrespective of the level of Borrower's Obligations to Foothill. Should any check or item of payment not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any wire transfer, check, or other item of payment shall be deemed received by Foothill only if it is received into Foothill's Operating Account (as such account is identified in the Lockbox Agreements) on or before 11:00 a.m. Los Angeles time. If any wire transfer, check, or other item of payment is received into Foothill's Operating Account (as such account is identified in the Lockbox Agreements) after 11:00 a.m. Los Angeles time it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

               2.7 STATEMENTS OF OBLIGATIONS. Foothill shall render statements to Borrower of the Obligations, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Foothill by registered or certified mail at its address specified in Section 12, written objection thereto describing the error or
             ----------
errors contained in any such statements.

               2.8     FEES.  Borrower shall pay to Foothill the following fees:

                       (a) Commitment Fee. A one time commitment fee of Three Hundred Thousand Dollars ($300,000) which is earned, in full, and due and payable by Borrower to Foothill in connection with this Agreement on the Closing Date;

                       (b) Closing Fee. A one time closing fee of Seventy Five Thousand Dollars ($75,000) which is earned, in full, on the Closing Date and is due and payable by Borrower to Foothill in connection with this Agreement on the Closing Date;

                       (c) Term Loan B Closing Fee. In the event that Term Loan B is made, a one time fee of Fifty Thousand Dollars ($50,000) which is earned, in full, and is due and payable by Borrower to Foothill on the funding date of Term Loan B;

                       (d) Unused Line Fee. On the first day of each month during the term of this Agreement, a fee in an amount equal to three-eighths of one percent (0.375%) per annum times the Average Unused Portion of the Maximum Revolving Amount;

                       (e) Annual Facility Fee. On each anniversary of the Closing Date, a fee in an amount equal to Seventy Five Thousand Dollars ($75,000), such fee to be fully earned on each such anniversary; provided,
                                                                 ---------
however, that in the event the Target Share Price Condition is satisfied, on the
-------
immediately succeeding anniversary of the Closing Date, Borrower shall be obligated to pay only the pro rata portion of such fee for the portion of the year elapsed as of the date of satisfaction of the Target Share Price Condition, and thereafter shall be zero; provided further that, in the event the Target
                              ----------------
Share Price Condition is not satisfied solely because Foothill receives the price per share specified in item (b)(iii) of the definition of "Target Share Price Condition" for less than all of the shares that are issuable upon exercise of the Warrant in full, then Borrower shall be obligated to pay only a pro rata portion of the annual facility fee otherwise payable under this Section 2.8(e),
                                                                --------------
such pro rata portion to be determined by the same percentage of shares that are issuable upon exercise of the Warrant in full for which the price per share specified in item (b)(iii) of the definition of "Target Share Price Condition" is not received by Foothill.

                       (f) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of Six Hundred Fifty Dollars ($650) per day per examiner, plus reasonable out-of-pocket expenses for each financial analysis and examination of Borrower performed by Foothill or its agents; Foothill's customary appraisal fee of One Thousand Five Hundred Dollars ($1,500) per day per appraiser, plus reasonable out-of-pocket expenses for each appraisal of the Collateral, Canadian Collateral, Circuits Collateral, or Real Property (if any) encumbered by a Mortgage, performed by Foothill or its agents;

                       (g) Term Loan B Monthly Fee. In the event that Term Loan B is made, on the first day of each month during the term of this Agreement after the making of Term Loan B, and thereafter so long as any Obligations in respect of Term Loan B are outstanding, a fee in an amount equal to Four Thousand Dollars ($4,000) per month; and

                       (h) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to Ten Thousand Dollars ($10,000) per month; provided, however, that for any month after the first
                     -----------------
anniversary of the Closing Date during which the average daily Availability is greater than or equal to Five Million Dollars ($5,000,000), the servicing fee for that month shall be Seven Thousand Five Hundred Dollars ($7,500).

        3.     CONDITIONS; TERM OF AGREEMENT.

               3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE, L/C, OR L/C GUARANTY AND TERM LOANS. The obligation of Foothill to make the initial advance or to provide the initial L/C or L/C Guaranty or to fund the Term Loans is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                       (a) the Closing Date shall occur on or before November 30, 1995;

                       (b) (i) Old Lender (AmSouth) shall have executed and delivered its Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination of its liens and security interests in and to the properties and assets of Borrower in form and substance satisfactory to Foothill in its sole discretion; and (ii) Old Lender (Cigna) shall have executed and delivered its Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination of its liens and security interests in and to the properties and assets of Borrower (other than in respect of the Mobile Property) in form and substance satisfactory to Foothill in its sole discretion;

                       (c) Foothill shall have received satisfactory evidence that the aggregate amount of the Old Lender (AmSouth) Indebtedness and the Old Lender (Cigna) Indebtedness is not greater than $15,765,789 as of the Closing Date;

                       (d) Foothill shall have received searches reflecting the filing of its financing statements with the office of the Secretary of State of Alabama;

                       (e) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect (and, in the case of the Mortgages, shall have been recorded in the appropriate recorder's office):

                              i) the Lockbox Agreements;

                              ii) Term Note A;

                              iii) the Stock Pledge Agreement;

                              iv) the Trademark Security Agreement;

                              v) the Guaranties;

                              vi) the Security Agreements; and

                              vii) the Warrant;

                       (f) Foothill shall have received possession of the original stock certificates representing or evidencing all of the Pledged Shares (as defined in the Stock Pledge Agreement), together with stock powers with respect thereto duly endorsed in blank;

                       (g) Foothill shall have received possession of the original Pledged Note, together with an endorsement in respect thereof duly executed in blank;

                       (h) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute same;

                       (i) Foothill shall have received copies of Borrower's By-laws and Articles or Certificate of Incorporation, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                       (j) Foothill shall have received a certificate of corporate status with respect to Borrower, dated within ten (10) days of the Closing Date, by the appropriate officer of the jurisdiction of incorporation of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                       (k) Foothill shall have received: (i) certificates of corporate status with respect to Borrower, each dated within fifteen (15) days of the Closing Date, such certificates to be issued by the appropriate officer of the States of Alabama, Florida, Indiana, Minnesota, New Jersey, and West Virginia, which certificates shall indicate that Borrower is in good standing in such jurisdictions; and (ii) a Certificate of the Secretary of Borrower attesting that Borrower is in good standing and duly qualified or licensed to do business in each of the jurisdictions in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or properties and assets of Borrower;

                       (l) Foothill shall have received a certificate from the Secretary of each of the Guarantors attesting to the resolutions of that Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which that Guarantor is a party and authorizing specific officers of that Guarantor to execute same;

                       (m) Foothill shall have received copies of the By-laws and Articles or Certificate of Incorporation (or the Canadian equivalent in the case of Canadian Guarantor) of each of the Guarantors, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of that Guarantor;

                       (n) Foothill shall have received a certificate of corporate status (or the Canadian equivalent in the case of Canadian Guarantor) with respect to each of the Guarantors, dated within ten (10) days of the Closing Date, by the appropriate officer of the jurisdiction of incorporation of that Guarantor, which certificate shall indicate that that Guarantor is in good standing in such jurisdiction;

                       (o) Foothill shall have received certificates of corporate status (or the Canadian equivalent in the case of Canadian Guarantor) with respect to each of the Guarantors, each dated within fifteen (15) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would have a material adverse effect on the financial condition or properties and assets of that Guarantor, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                       (p) Foothill shall have received certificates of insurance, together with a lender's loss payable endorsement, as are required by
Section 6.12 hereof, the form and substance of which shall be satisfactory to
------------
Foothill and its counsel;

                       (q) Foothill shall have received opinions of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

                       (r) Foothill shall have received (i) appraisals, "field surveys", and location inspections of the Inventory, and (ii) appraisals of the Equipment, in each case satisfactory to Foothill;

                       (s) Foothill shall have received copies of all material loan, security, and mortgage documents (as amended or modified) in respect of the Mobile Indebtedness, certified by the Secretary of Borrower as being true, correct, and complete copies of same;

                       (t) Foothill shall have received satisfactory reference checks in respect of key management personnel of Borrower;

                       (u) after giving effect to the payment of fees due to Foothill on or before the Closing Date and the aggregate payments of the "Payout Amounts" (under and as defined in the Payoff Letters) to the Old Lenders, the sum of Borrower's Availability plus Borrower's unrestricted cash and cash equivalents shall not be less than Five Million Dollars ($5,000,000);

                       (v) Foothill shall have received satisfactory evidence that all returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest; and

                       (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

               3.2 CONDITIONS PRECEDENT TO ALL ADVANCES, L/CS, OR L/C GUARANTEES, OR THE MAKING OF TERM LOAN B. The following shall be conditions precedent to all advances, L/Cs, or L/C Guarantees hereunder:

                       (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such advance, L/C, or L/C Guaranty, or the making of Term Loan B, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                       (b) no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date of such advance, L/C, or L/C Guaranty, or the making of Term Loan B, nor shall either result from the making thereof; and

                       (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the making of such advance or the issuance of such L/C or L/C Guaranty, or the making of Term Loan B, shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

               3.2A    CONDITIONS SUBSEQUENT.

                       (a) In the event that the Permitted Asset Disposition of Japan (or, in the case of a Permitted Asset Disposition of all or substantially all of the assets of Japan, the winding-up and dissolution (or equivalent under applicable Japanese law) of Japan) is not completed on or before the date sixty
(60) days following the Closing Date, the delivery by Borrower to Foothill of the original stock certificate representing or evidencing the largest whole number of shares not greater than 66% of all issued and outstanding shares of capital stock of Japan, together with stock powers with respect thereto duly endorsed in blank, shall be a condition precedent to all advances, L/Cs, or L/C Guarantees hereunder after sixty (60) days following the Closing Date.

                       (b) Either (i) the satisfaction of the Mobile Indebtedness Conditions, or (ii) the making of Term Loan B subject to the terms and conditions hereof, or (iii) the use by Borrower of the proceeds of Indebtedness permitted under Section 7.1(d) to pay in full the outstanding
                             --------------
obligations in respect of the Mobile Indebtedness, in each case on or before the end of the Term Loan B Funding Window, shall be a condition subsequent and the timely failure to satisfy such condition subsequent shall be an Event of Default.

                       (c) The receipt by Foothill of certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.12 hereof, the form and substance of which shall be satisfactory to
   ------------
Foothill and its counsel, shall be a condition precedent to all advances, L/Cs, or L/C Guarantees hereunder after thirty (30) days following the Closing Date.

               3.3 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three (3) years from the Closing Date and automatically shall be renewed for successive one (1) year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any one (1) year anniversary of the Renewal Date by giving the other party at least ninety (90) days prior written notice by registered or certified mail, return receipt requested. The foregoing notwithstanding, upon the occurrence and during the continuation of an Event of Default, Foothill shall have the right to terminate its obligations under this Agreement immediately with notice to Borrower of such termination.

               3.4 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations under any outstanding L/Cs or L/C Guarantees) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral, Canadian Collateral, Circuits Collateral and the Real Property (if any) shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide advances hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of
Section 3.3, but fails to pay all Obligations on the date set forth in said
-----------
notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one (1) year.

               3.5 EARLY TERMINATION BY BORROWER. The provisions of Section 3.3
                                                                    ----------
that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon ninety (90) days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to: (a) if such prepayment is made prior to the first anniversary of the Closing Date, the greater of (i) the total interest and L/C and L/C Guaranty fees for the immediately preceding six
(6) months, and (ii) Five Hundred Thousand Dollars ($500,000); (b) if the prepayment is made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, (i) if the Target Share Price Condition has not been satisfied prior to such prepayment, the greater of
(y) the total interest and L/C and L/C Guaranty fees for the immediately preceding six (6) months, and (z) Five Hundred Thousand Dollars ($500,000), and
(ii) if the Target Share Price Condition has been satisfied prior to such prepayment, the greater of (y) the total interest and L/C and L/C Guaranty fees for the immediately preceding three (3) months, and (z) Two Hundred Fifty Thousand Dollars ($250,000); and (c) if the prepayment is made on or after the second anniversary of the Closing Date, (i) if the Target Share Price Condition has not been satisfied prior to such prepayment, the greater of (y) the total interest and L/C and L/C Guaranty fees for the immediately preceding three (3) months, and (z) Two Hundred Fifty Thousand Dollars ($250,000), and (ii) if the Target Share Price Condition has been satisfied prior to such prepayment, zero. The foregoing notwithstanding, in the event the Target Share Price Condition is not satisfied solely because Foothill receives the price per share specified in item (b)(iii) of the definition of "Target Share Price Condition" for less than all of the shares that are issuable upon exercise of the Warrant in full, then Borrower shall be obligated to pay only a pro rata portion of the Early Termination Premium otherwise payable under this Section 3.5, such pro rata
                                                 -----------
portion to be determined by the same percentage of shares that are issuable upon exercise of the Warrant in full for which the price per share specified in item
(b)(iii) of the definition of "Target Share Price Condition" is not received by Foothill.

               3.6 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default that intentionally is caused by Borrower for the purpose, in Foothill's reasonable judgment, of avoiding payment of the Early Termination Premium provided in Section 3.5, in
                                                              -----------
view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this
Section 3.6 shall be deemed included in the Obligations.
-----------

        4.     CREATION OF SECURITY INTEREST.

               4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Asset Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral or the Real Property.

               4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

               4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE COLLATERAL. On or before the Closing Date, Foothill, Borrower, Circuits, Canadian Guarantor, and the Lockbox Banks shall enter into the Lockbox Agreements, in form and substance satisfactory to Foothill in its sole discretion, (x) pursuant to which all of Borrower's and Circuits' cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) will be forwarded to Foothill on a daily basis, and (y) pursuant to which all of Canadian Guarantor's cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) will be deposited to an account of Foothill maintained with the Canadian Lockbox Bank and to be transferred, so long as no Event of Default has occurred and is continuing, to an account of Canadian Guarantor, and, upon the occurrence and during the continuance of an Event of Default, to Foothill. At any time after the occurrence and during the continuance of an Event of Default, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Borrower, Circuits, or Canadian Guarantor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Borrower. Borrower agrees to cause Circuits and Canadian Guarantor to hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately deliver said cash receipts, checks, and other items of payment to the Lockbox in their original form as received by Circuits or Canadian Guarantor.

               4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver, and cause each Guarantor to execute and deliver, to Foothill all financing statements, continuation financing statements, fixture filings, Mortgages, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, the Canadian Collateral, the Circuits Collateral, and the Real Property, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents; provided, however, that Borrower shall not be
                              -----------------
required to execute and deliver the Mortgage in respect of the Mobile Property except in connection with the satisfaction of the Term Loan B Funding Conditions.

               4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to: (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of
                              -----------
the documents described in Section 4.4; (b) at any time that an Event of Default
                           -----------
has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

               4.6 RIGHT TO INSPECT. Prior to the time that an Event of Default has occurred and is continuing, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior notification to Borrower and during normal business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral or the Real Property in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property. Upon the occurrence and during the continuance of an Event of Default, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter without prior notification to Borrower and at any time or times determined by Foothill, to inspect Borrower's Books and to check, test, and appraise the Collateral or the Real Property in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property.

        5.     REPRESENTATIONS AND WARRANTIES.

               Borrower represents and warrants to Foothill as follows:

               5.1 NO PRIOR ENCUMBRANCES. (a) Borrower has good and indefeasible title to the Collateral and the Mobile Property and any other Real Property owned by it, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens; (b) Circuits has good and indefeasible title to the Circuits Collateral and (so long as the Permitted Asset Disposition thereof has not been consummated) the Fort Walton Property, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens; and (c) Canadian Guarantor has good and indefeasible title to the Canadian Collateral and any other Real Property owned by it, free and clear of liens, claims, security interests, or encumbrances, except for Permitted Liens.

               5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are, at the time of the creation thereof and as of each date on which Borrower includes them in a Borrowing Base calculation or certification, bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's and Canadian Guarantor's respective businesses, unconditionally owed to Borrower or Canadian Guarantor, as the case may be, without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. At the time of the creation of an Eligible Account and as of each date on which Borrower includes an Eligible Account in a Borrowing Base calculation or certification, neither Borrower nor Canadian Guarantor has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Eligible Account.

               5.3 ELIGIBLE INVENTORY. All Eligible Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

               5.4 EQUIPMENT. All of the Equipment owned by Borrower is used or held for use in Borrower's business and is fit for such purposes. Each item of Borrower's Equipment having a book value in excess of $65,000 is accurately described on Schedule E-2 attached hereto, as such Schedule may, from time to
             ------------
time, be modified to reflect additional items of such Equipment.

               5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.15 or otherwise permitted by Section 6.15.
              -------------                           ------------

               5.6 INVENTORY RECORDS. Borrower now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

               5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. (a) The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement, and Borrower's FEIN is 63-0737870; (b) the chief executive office of Circuits is located at 40 Hill Avenue, Fort Walton Beach, Florida 32548, and Circuits' FEIN is 59-2420744; and (c) the chief executive office of Canadian Guarantor is located at 4921 Levy Street, Saint-Laurent, Quebec, H4R 2N9 Canada.

               5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Borrower and the Guarantors is duly organized and existing and in good standing under the laws of the jurisdiction of its respective incorporation and qualified and licensed to do business in, and in good standing in, any jurisdiction where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of that entity or on the value of the Collateral, the Circuits Collateral, the Canadian Collateral, or the Real Property to Foothill. Borrower has no Subsidiaries other than the Subsidiaries listed on Schedule 5.8.
          ------------

               5.9 DUE AUTHORIZATION; NO CONFLICT. (a) The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which its properties or assets may be bound; (b) the execution, delivery, and performance of the Loan Documents to which each Guarantor is party are within that Guarantor's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in that Guarantor's Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which that Guarantor is a party or by which its properties or assets may be bound.

               5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on
Schedule 5.10; and (c) matters arising after the date hereof that, if reasonably
-------------
likely to be decided adversely to Borrower, would not materially impair the prospect of repayment of the Obligations or materially impair the value or priority of Foothill's security interests in the Collateral or the Real Property.

               5.11 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a material adverse change in the financial condition of Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

               5.12 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

               5.13 EMPLOYEE BENEFITS. Each Qualified Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC (or the comparable Canadian counterpart). Each Qualified Plan and Multiemployer Plan has been determined by the Internal Revenue Service (or the comparable Canadian counterpart) to qualify under Section 401 of the IRC (or the comparable Canadian counterpart), and the trusts created thereunder have been determined to be exempt from tax, and, to the best knowledge of Borrower, nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities under ERISA with respect to any Plan maintained or sponsored by Borrower, Canadian Guarantor, or any ERISA Affiliate, nor with respect to any Plan to which Borrower, Canadian Guarantor, or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Canadian Guarantor. No Qualified Plan has any Unfunded Benefit Liability which could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Canadian Guarantor. Neither Borrower nor Canadian Guarantor nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a person other than Borrower or Canadian Guarantor or an ERISA Affiliate or has otherwise engaged in a transaction that could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Canadian Guarantor. Neither Borrower nor Canadian Guarantor nor any ERISA Affiliate has incurred nor reasonably expects to incur (x) any liability (and no event has occurred which, with the giving of notice under ERISA, would result in such liability) under ERISA with respect to a Multiemployer Plan, or
(y) any liability under ERISA (other than premiums or contribution due but not delinquent under ERISA) with respect to a Plan, which could, in either event, reasonably be expected to have a material adverse effect on the financial condition of Borrower or Canadian Guarantor. No application for a funding waiver or an extension of any amortization period has been made with respect to any Qualified Plan. To the knowledge of Borrower, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Canadian Guarantor. Borrower, Canadian Guarantor, and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the IRC (or the comparable Canadian counterpart).

               5.14 ENVIRONMENTAL CONDITION. Except as set forth in Schedule
                                                                    --------
5.14, to the knowledge of Borrower, none of Borrower's or any Guarantor's
----
properties or assets has ever been used by Borrower or any Guarantor or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of any of Borrower's or any Guarantor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or any Guarantor. Neither Borrower nor any Guarantor has received a summons, citation, notice, or directive from the Environmental Protection Agency (or the comparable Canadian counterpart) or any other federal or state or provincial governmental agency concerning any action or omission by Borrower or any Guarantor resulting in the releasing or disposing of Hazardous Materials into the environment.

               5.15 CANADIAN GUARANTOR INTANGIBLE ASSETS. Canadian Guarantor does not have assets (other than Accounts, inventory, and equipment) in excess of $10,000 in the aggregate.

               5.16 RELIANCE BY FOOTHILL; CUMULATIVE. Each warranty and representation contained in this Agreement automatically shall be deemed repeated with each advance or issuance of an L/C or L/C Guaranty and shall be conclusively presumed to have been relied on by Foothill regardless of any investigation made or information possessed by Foothill. The warranties and representations set forth herein shall be cumulative and in addition to any and all other warranties and representations that Borrower now or hereafter shall give, or cause to be given, to Foothill.

        6.     AFFIRMATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

               6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting in accordance with GAAP, and cause Canadian Guarantor to maintain a standard and modern system of accounting in accordance with Canadian GAAP, in each case with ledger and account cards or computer tapes, discs, printouts, and records pertaining to the Collateral or the Canadian Collateral, as the case may be, which contain information as from time to time may be reasonably requested by Foothill. Keep, and cause Canadian Guarantor to, keep proper books of account showing all sales, claims, and allowances on its Inventory.

               6.2 COLLATERAL REPORTS. Deliver, and cause Canadian Guarantor to deliver, to Foothill, no later than the tenth (10th) day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement, and a summary aging, by vendor, of all accounts payable and any book overdraft. Original sales invoices evidencing daily sales shall be mailed by Borrower, or caused by Borrower to be mailed by Canadian Guarantor, to each Account Debtor with, at Foothill's request, a copy to Foothill, and, at Foothill's direction after the occurrence and during the continuance of an Event of Default, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill. Borrower shall deliver, and cause Canadian Guarantor to deliver, to Foothill, as Foothill may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Foothill, copies of all such documentation shall be held by Borrower, or caused by Borrower to be held by Canadian Guarantor, as custodian for Foothill. In addition, from time to time, Borrower shall deliver, or cause Canadian Guarantor to deliver, to Foothill such other and additional financial and collateral financial and collateral information or documentation as Foothill may reasonably request.

               6.3 SCHEDULES OF ACCOUNTS. With such regularity as Foothill shall require, provide, and cause Canadian Guarantor to provide, Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Borrower's failure to execute and deliver, or cause Canadian Guarantor to execute and deliver, such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

               6.4 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Foothill: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications (other than a "going concern" qualification, if any, based on financial information provided to Foothill in writing prior to the Closing Date), by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each Subsidiary (including Canadian Guarantor, with conversion to United States GAAP) separately, and on a consolidated basis.

               Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the Collateral, the Canadian Collateral, the Circuits Collateral, the Real Property, or the financial condition of Borrower.

               Each month, together with the financial statements provided pursuant to Section 6.4(a), Borrower shall deliver to Foothill a certificate
            --------------
signed by its chief financial officer to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Foothill hereunder (x) in the case of the financial statements provided pursuant to Section 6.4(b), have been prepared in accordance
                                --------------
with GAAP and fairly present the financial condition and results of operations of Borrower as of the date thereof, and (y) in the case of all other such reports, statements or computer prepared information, have been prepared in a manner consistent in all respects with the manner of preparation of those previously provided to Foothill; (ii) each of Borrower and the Guarantors is in timely compliance with all of its covenants and agreements hereunder and under the other Loan Documents to which it is party; (iii) the representations and warranties of Borrower and each Guarantor contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower or that Guarantor, as the case may be, has taken, is taking, or proposes to take with respect thereto).

               Borrower (and, if applicable, Canadian Guarantor) shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information in the possession of or previously prepared by such Persons concerning Borrower or any Guarantor that Foothill may reasonably request. Borrower hereby irrevocably authorizes and directs (and agrees to cause Canadian Guarantor to authorize and direct) all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's and any Guarantor's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's or any Guarantor's business affairs and financial conditions.

               6.5 TAX RETURNS. Borrower agrees to deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

               6.6 GUARANTOR REPORTS. Borrower agrees to cause any guarantor of any of the Obligations to deliver copies of all federal income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

               6.7 DESIGNATION OF INVENTORY. Borrower shall now and from time to time hereafter, but not less frequently than monthly, execute and deliver to Foothill a designation of Inventory specifying Borrower's cost, and, if lower, the market value, of Borrower's raw materials, work in process, and finished goods, and further specifying such other information as Foothill may reasonably request.

               6.8 RETURNS. Returns and allowances, if any, as between Borrower and Canadian Guarantor and their respective Account Debtors shall be on the same basis and in accordance with the respective usual customary practices of Borrower and Canadian Guarantor, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower or returns inventory to Canadian Guarantor, Borrower promptly shall, or (if applicable) shall cause Canadian Guarantor to promptly, determine the reason for such return and, if Borrower or Canadian Guarantor, as the case may be, accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower or returns any inventory to Canadian Guarantor, Borrower promptly shall, or (if applicable) shall cause Canadian Guarantor to promptly, determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. On a daily basis, Borrower shall, and shall cause Canadian Guarantor to, notify Foothill of all returns and recoveries and of all disputes and claims.

               6.9 TITLE TO EQUIPMENT. Upon Foothill's request, Borrower immediately shall, and shall cause each Guarantor to, deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

               6.10 MAINTENANCE OF EQUIPMENT. Borrower shall, and shall cause each Guarantor to, keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not, and shall cause each Guarantor to not, suffer or permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

               6.11 TAXES. All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any Guarantor or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Borrower shall, and shall cause each Guarantor to, make due and timely payment or deposit of all federal, state or provincial, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will, and will cause each Guarantor to, make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state or provincial, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower or such Guarantor has made such payments or deposits. The foregoing to the contrary notwithstanding, Borrower and Guarantor shall not be required to pay or discharge any such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien, a Canadian federal tax lien, or a Canadian provincial tax lien) so long as and to the extent that the validity thereof shall be the subject of a Permitted Protest.

               6.12    INSURANCE.

                       (a) Borrower, at its expense, shall, and shall cause each Guarantor to, keep the Collateral, the Canadian Collateral, the Circuits Collateral, and the Real Property insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall, and shall cause each Guarantor to, maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's or any Guarantor's ownership and use of the Collateral, the Canadian Collateral, the Circuits Collateral, and the Real Property, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                       (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill (Foothill hereby confirms that, as of the Closing Date, the identity of the issuer, and amount of coverage, of such insurance policies, based solely on copies of certificates of insurance provided by Borrower to Foothill on or before the Closing Date, are satisfactory). All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties, and shall specify that the insurer must give at least ten (10) days prior written notice to Foothill before canceling its policy for any reason. Borrower shall, and shall cause each Guarantor to, deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Obligations.

               6.13 FINANCIAL COVENANTS.  BORROWER SHALL MAINTAIN:

                       (a) Current Ratio. A ratio of Consolidated Current Assets divided by Consolidated Current Liabilities of at least one to one (1.0 : 1.0), measured on a fiscal quarter-end basis;

                       (b) Total Liabilities to Tangible Net Worth Ratio. A ratio of Borrower's total liabilities divided by Tangible Net Worth of not more than two and nine-tenths to one (2.9 : 1.0), measured on a fiscal quarter-end basis;

                       (c) Tangible Net Worth. Tangible Net Worth of at least Thirty Two Million Dollars ($32,000,000), measured on a fiscal quarter-end basis; and

                       (d) Working Capital. Working Capital of not less than Ten Million Dollars ($10,000,000), measured on a fiscal quarter-end basis.

               6.14 NO SETOFFS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state or provincial, or local taxes.

               6.15 LOCATION OF INVENTORY AND EQUIPMENT. Borrower shall keep the Inventory and Equipment only at the locations identified on Schedule 6.15;
                                                            -------------
provided, however, that Borrower may amend Schedule 6.15 so long as such
-----------------                          -------------
amendment occurs by written notice to Foothill not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill.

               6.16 COMPLIANCE WITH LAWS. Borrower shall, and shall cause each Guarantor to, comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act (or the comparable Canadian counterparts), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or any Guarantor or on the value of the Collateral, the Canadian Collateral, the Circuits Collateral, or the Real Property to Foothill.

               6.17 EMPLOYEE BENEFITS.

               (a) Borrower promptly shall deliver to Foothill a written statement by the chief financial officer of Borrower specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto, and in any event within thirty (30) days of the date that Borrower first has knowledge of any of them, and when known, any action taken or threatened by the Internal Revenue Service, PBGC, Department of Labor, or other party with respect thereto: (i) an ERISA Event with respect to any Plan; (ii) the incurrence of an obligation to pay additional premium to the PBGC under ERISA with respect to any Qualified Plan; and (iii) any lien on the assets of Borrower or any Guarantor arising in connection with any Plan.

               (b) Borrower shall also promptly furnish to Foothill copies prepared or received by Borrower, Canadian Guarantor, or any ERISA Affiliate of:
(i) at the request of Foothill, each annual report (Internal Revenue Service Form 5500 series or the comparable Canadian counterpart) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules showing the amounts contributed to each Plan by or on behalf of Borrower, Canadian Guarantor, or their ERISA Affiliates for the most recent three (3) plan years; (ii) all notices of intent to terminate or to have a trustee appointed to administer any Plan; (iii) all written demands by the PBGC under ERISA; (iv) all notices required to be sent to employees or to the PBGC under ERISA or Section 412 of the IRC (or the comparable Canadian counterpart); (v) all written notices received with respect to a Multiemployer Plan concerning (x) the imposition or amount of withdrawal liability pursuant to ERISA, (y) a termination described in ERISA, or (z) a reorganization or insolvency described in ERISA; (vi) the adoption of any new Plan that is subject to Section 412 of the IRC (or the comparable Canadian counterpart) by Borrower, Canadian Guarantor, or any ERISA Affiliate; (vii) the adoption of any amendment to any Plan that is subject to Section 412 of the IRC (or the comparable Canadian counterpart), if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or (viii) the commencement of contributions by Borrower, Canadian Guarantor, or any ERISA Affiliate to any Plan that is subject to Section 412 of the IRC (or the comparable Canadian counterpart).

               6.18 LEASES. Borrower shall, and shall cause each Guarantor to, pay when due all rents and other amounts payable under any leases to which Borrower or that Guarantor is a party or by which Borrower's or that Guarantor's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower or any Guarantor fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, and without the necessity of declaring an Event of Default, to reserve an amount equal to such unpaid amounts from the loan availability created under Section 2.1 hereof.
                                         -----------

        7.     NEGATIVE COVENANTS.

               Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

               7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                       (a) Indebtedness evidenced by this Agreement or the Term Notes;

                       (b) Indebtedness set forth in the latest financial statements of Borrower submitted to Foothill on or prior to the Closing Date;

                       (c) Indebtedness secured by Permitted Liens;

                       (d) in the sole event that Term Loan B is not made, non-recourse Indebtedness secured by the Mobile Property and otherwise on terms and conditions reasonably satisfactory to Foothill; and

                       (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c), and (d) of this Section 7.1 (and continuance
                                                  -----------
or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower,
(ii) except for Indebtedness secured by the Mobile Property, the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

               7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(e) and so long as the replacement liens secure only those assets or
--------------
property that secured the original Indebtedness).

               7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. (a) Enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); or (b) except for Permitted Asset Dispositions, convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired; or (c) acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person; or (d) cause, suffer, or permit any Guarantor to do any of the foregoing.

               7.4 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter (or cause, suffer, or permit any Guarantor to enter) into any transaction not in the ordinary and usual course of Borrower's or that Guarantor's (as the case may be) business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower's or that Guarantor's (as the case may be) properties or assets (other than Permitted Asset Dispositions).

               7.5 CHANGE NAME. Change Borrower's (or cause, suffer, or permit any Guarantor to change that Guarantor's) name, FEIN, business structure, or identity, or add (or cause, suffer, or permit any Guarantor to add) any new fictitious name.

               7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person (or cause, suffer, or permit Canadian Guarantor to do the same), except (a) by endorsement of instruments or items of payment for deposit to the account of Borrower (or Canadian Guarantor, as the case may be) or which are transmitted or turned over to Foothill; (b) under the Guaranty by Canadian Guarantor; (c) in connection with the purchase of services, supplies, and Equipment in the ordinary course of its business as currently conducted; and (d) prior to the Permitted Asset Disposition of Japan or its assets, in respect of indebtedness of Japan owing to Hitachi in an amount not to exceed $750,000.

               7.7 RESTRUCTURE. Make (or cause, suffer, or permit any Guarantor to make) any change in its corporate structure, the principal nature of its business operations, or the date of its fiscal year.

               7.8 PREPAYMENTS. Subject to Section 7.1(d) and except in
                                           --------------
connection with a refinancing permitted by Section 7.1(e), prepay any
                                           --------------
Indebtedness owing to any third Person.

               7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

               7.10 CAPITAL EXPENDITURES. Make any capital expenditure, or any commitment therefor, in excess of One Million Dollars ($1,000,000) for any individual transaction or where the aggregate amount of such capital expenditures, made or committed for in any fiscal year, is in excess of Five Million Dollars ($5,000,000).

               7.11 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

               7.12 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of its capital stock, of any class, whether now or hereafter outstanding (or cause, suffer, or permit any Guarantor to do the same).

               7.13 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate (or cause, suffer, or permit any Guarantor to do any of the foregoing) any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's (or such Guarantor's, as the case may be) accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral, the Canadian Collateral, the Circuits Collateral, and the Real Property or Borrower's (or such Guarantor's, as the case may be) financial condition. Borrower waives, and shall cause each Guarantor to waive, the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

               7.14 INVESTMENTS. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person, except that (a) Borrower may make loans and advances to any Guarantor (so long as such loan or advance is not evidenced by a promissory note and so long as such Person remains a guarantor of the "Guarantied Obligations" (as defined in the applicable Loan Documents)), and (b) Borrower or Guarantor may make loans and advances to its employees in the ordinary course of its business as currently conducted.

               7.15 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

               7.16 SUSPENSION. Suspend or go out of a substantial portion of its business (or cause, suffer, or permit any Guarantor to do the same).

               7.17 USE OF PROCEEDS. Use the proceeds of the loans and advances made hereunder for any purpose other than: (a) on the Closing Date, to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Old Lender in respect of the Old Lender (AmSouth) Indebtedness and the Old Lender (Cigna) Indebtedness and, on the Term Loan B Designated Date, if Term Loan B is made, the Mobile Indebtedness; (b) to pay transactional costs and expenses incurred in connection with this Agreement; and (c) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

               7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Borrower shall not, and shall not cause, suffer, or permit any Guarantor to, without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, Borrower or such Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

               7.19 CANADIAN GUARANTOR SECURITY DOCUMENTS. Cause, suffer, or permit Canadian Guarantor to enter into or amend any security documents in favor of third parties to grant security interests in any assets of Canadian Guarantor, other than equipment subject to existing Permitted Liens.

        8.     EVENTS OF DEFAULT.

               Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

               8.2 (a) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral Reports) or 6.7 (Designation of
                       --------------------------------------------------------
Inventory) of this Agreement and such failure continues for a period of five (5)
----------
days from the date of such failure or neglect; (b) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 6.3 (Schedule of
                                               -------------------------
Accounts), 6.4 (Financial Statements), 6.5 (Tax Returns), 6.6 (Guarantor
------------------------------------------------------------------------
Reports), 6.9 (Title to Equipment), 6.15 (Location of Inventory and Equipment),
-------------------------------------------------------------------------------
6.16 (Compliance with Laws), or 6.18 (Leases) of this Agreement and such failure
---------------------------------------------
continues for a period of ten (10) days from the date of such failure or neglect; (c) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Section 6.10 (Maintenance of Equipment) of this Agreement and such
             ---------------------------------------
failure continues for a period of fifteen (15) days from the date Foothill sends Borrower written notice of such failure or neglect; (d) If Borrower fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8);

               8.3 If there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral, the Canadian Collateral, the Circuits Collateral, or the Real Property;

               8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and such attachment, seizure, writ, warrant, levy, or possession is not released, discharged, stayed, or bonded against within ten (10) days of the date of inception thereof;

               8.5 If an Insolvency Proceeding is commenced by Borrower;

               8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within sixty (60) calendar days of the date of the filing thereof; provided, however, that, during the pendency of such
                            -----------------
period, Foothill shall be relieved of its obligation to make additional advances or issue additional L/Cs or L/C Guarantees hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

               8.7 If Borrower or any Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, for so long as such injunction, restraint, or order shall remain effective;

               8.8 (a) If a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's or any Guarantor's properties or assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state or province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's or any Guarantor's properties or assets and, in any such case, the aggregate amount of such taxes or debt is less than One Hundred Thousand Dollars ($100,000), and the same is not discharged or bonded against within thirty (30) days of the date of attachment of such lien, levy, or assessment; provided, however, that during
                                                 -----------------
such period Foothill shall be entitled to create a reserve against the Borrowing Base in an amount sufficient to discharge such lien, levy. or assessment and any and all penalties or interest payable in connection therewith; or (b) if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's or any Guarantor's properties or assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state or province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's or any Guarantor's properties or assets and, in any such case, the aggregate mount of such taxes or debts is in equal to or in excess of One Hundred Thousand Dollars ($100,000);

               8.9 If a judgment or other claim in excess of $100,000 (after giving effect to insurance proceeds, if any, actually applied thereto) becomes a lien or encumbrance upon any material portion of Borrower's properties or assets;

               8.10 If there is a material default in any material agreement to which Borrower is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

               8.11 If Borrower or any Guarantor makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

               8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any Guarantor or any officer, director, or senior manager thereof or any financial/treasury/accounting department employee thereof, or if any such warranty or representation is withdrawn;

               8.13 If Foothill believes in good faith that there has occurred an act or event constituting fraud, misrepresentation, or conversion of Collateral, Circuits Collateral, Canadian Collateral, or Real Property by Borrower or any Guarantor;

               8.14 If the obligation of any Guarantor or other third Person under any Loan Document is limited, revoked, or terminated by operation of law or by such Guarantor or other third Person thereunder, or any such Guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

               8.15 If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of Borrower or Canadian Guarantor: (i) the loss by a Plan intended to be a Qualified Plan of its qualification under
Section 401(a) of the IRC (or the comparable Canadian counterpart); (ii) the incurrence of liability under ERISA; (iii) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, Borrower or any ERISA Affiliate is required to make; (iv) the filing of a notice of intent to terminate a Plan under ERISA; (v) a complete or partial withdrawal of Borrower, Canadian Guarantor, or any ERISA Affiliate from any Plan; (vi) the receipt of a notice by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (vii) the adoption of or the amendment of a Plan; and (viii) the assessment against Borrower, Canadian Guarantor, or any ERISA Affiliate of a tax under Section 4980B of the IRC (or the comparable Canadian counterpart); or (b) the Unfunded Benefit Liability of all of the Qualified Plans of Borrower, Canadian Guarantor, and their ERISA Affiliates shall, in the aggregate, exceed One Hundred Thousand Dollars ($100,000).

        9.     FOOTHILL'S RIGHTS AND REMEDIES.

               9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                       (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                       (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                       (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral, the Canadian Collateral, the Circuits Collateral, or the Real Property and without affecting the Obligations;

                       (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                       (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                       (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                       (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                       (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                       (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, the Canadian Collateral, or the Circuits Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                       (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                       (k) Foothill shall give notice of the disposition of the Collateral as follows:

                              (1) Foothill shall give Borrower and each holder
of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                              (2) The notice shall be personally delivered or
mailed, postage prepaid, to Borrower as provided in Section 12, at least five
                                                    ----------
(5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                              (3) If the sale is to be a public sale, Foothill
also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                       (l) Foothill may credit bid and purchase at any public sale; and

                       (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

               9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

        10.    TAXES AND EXPENSES.

        If Borrower fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill reasonably determines that such failure by Borrower could have a material adverse effect on Foothill's interests in the Collateral or the Real Property, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.12, and take any action
                                            ------------
with respect to such policies as Foothill deems prudent. The preceding sentence notwithstanding, Foothill agrees to use reasonable efforts to give Borrower prior notice of the taking by Foothill of any action described in items (a),
(b), or (c) of the preceding sentence; provided, however, that Borrower's
                                       -----------------
failure to receive such prior notice despite the exercise by Foothill of such reasonable efforts shall not restrict the ability of Foothill to take such action, shall not affect the validity of such action taken, and shall not result in any liability by Foothill to Borrower for any such failure. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

        11.    WAIVERS; INDEMNIFICATION.

               11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

               11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

               11.3 INDEMNIFICATION. Borrower agrees to defend, indemnify, save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, including any claim of any broker or finder, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document (except to the extent the same are proximately caused by the gross negligence or wilful misconduct of Foothill). This provision shall survive the termination of this Agreement.

        12.    NOTICES.

               Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by reputable overnight delivery service, registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Foothill, as the case may be, at its address set forth below:

        If to Borrower:               QMS, INC.
                                      One Magnum Pass
                                      Mobile, Alabama 36618
                                      Attn: Mr. James K. Doan
                                      Telefacsimile: (334) 633-2523

        with copies to:               QMS, INC.
                                      One Magnum Pass
                                      Mobile, Alabama 36618
                                      Attn: Gregory Jones, Esq.
                                      Telefacsimile: (334) 639-0942

        If to Foothill:               FOOTHILL CAPITAL CORPORATION
                                      11111 Santa Monica Boulevard
                                      Suite 1500
                                      Los Angeles, California 90025-3333
                                      Attn:  Business Finance Division Manager
                                      Telefacsimile: (310) 575-3435

        with copies to:               BROBECK, PHLEGER & HARRISON
                                      550 South Hope Street
                                      Los Angeles, California 90071
                                      Attn:  John Francis Hilson, Esq.
                                      Telefacsimile: (213) 745-3345

               The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other
                                                               ----------
than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

        13.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

               THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED

BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.
                                                             ----------
BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        14.    DESTRUCTION OF BORROWER'S DOCUMENTS.

               All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four
(4) months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

        15.    GENERAL PROVISIONS.

               15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

               15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or
-----------------
duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person. Anything contained in this
Section 15.2 to the contrary notwithstanding, Foothill agrees that, so long as
------------
no Event of Default has occurred and is continuing, Foothill will not assign or grant participations of interests in all or any part of Foothill's rights and duties hereunder without the prior written consent of Borrower if the effect of any such assignment or participation is to reduce the percentage interest retained by Foothill of all rights and duties hereunder to less than thirty three and one-third percent (33.33%); provided, however, that Borrower's consent
                                      -----------------
shall not be required in connection with the assignment of Foothill's rights and duties hereunder made in connection with the sale of all or a substantial portion of Foothill's commercial loan portfolio.

               15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

               15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

               15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

               15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

               15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any provincial or state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

               15.9 CONFIDENTIALITY. Foothill agrees to hold all material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event Foothill may make disclosures (a) reasonably required by any bona fide potential or actual assignee, transferee, or participant in connection with any contemplated or actual assignment or transfer by Foothill of an interest herein or any participation interest in Foothill's rights hereunder, (b) of information that has become public by disclosures made by Persons other than Foothill, its Affiliates, assignees, transferees, or participants, or (c) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute,
       -----------------
regulation, or court order, Foothill shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof.

               15.10 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                             FOOTHILL CAPITAL CORPORATION,
                                             a California corporation



                                             By   /s/ Tricia McLaughlin
                                               -------------------------------
                                             Title:  Vice President
                                                   ---------------------------

                                             QMS, INC.,
                                             a Delaware corporation





                                             By   /s/ James K. Doan
                                               -------------------------------
                                             Title: Chief Financial Officer,
                                                   ---------------------------
                                                    Executive Vice President,
                                                    Finance and Administrative

                            STOCK PLEDGE AGREEMENT
                            ----------------------

             THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of November 7, 1995, is entered into between QMS, Inc., a Delaware corporation ("Pledgor"), and Foothill Capital Corporation, a California corporation ("Secured Party"), with reference to the following:

             WHEREAS, Pledgor beneficially owns: (i) one hundred (100) shares of the common stock of QMS Circuits, Inc., a Delaware corporation ("Circuits"); and
(ii) ninety thousand two hundred fifty (90,250) shares of the Class A common stock of QMS Canada Inc., a corporation organized under the laws of Canada ("Canada");

             WHEREAS, Borrower and Secured Party are parties to that certain Loan and Security Agreement (the "Loan Agreement"), of even date herewith, pursuant to which Secured Party has agreed to make certain financial accommodations to Borrower;

             WHEREAS, to induce Secured Party to make the financial accommodations provided to Borrower pursuant to the Loan Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as hereinafter defined) to secure the Secured Obligations (as hereinafter defined), as provided herein.

             NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

             1.     Definitions and Construction.
                    ----------------------------

                    (a) Definitions. All initially capitalized terms used herein
                        -----------
and not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement. As used in this Agreement:

                          "Agreement" shall mean this Stock Pledge Agreement.
                           ---------

                          "Borrower" shall mean QMS, Inc., a Delaware
                           --------
corporation.

                          "Chief Executive Office" shall mean where Pledgor is
                           ----------------------
deemed located pursuant to (S)9-103(3)(d) of the Code.

                          "Collateral" shall mean the Pledged Shares, the Future
                           ----------
Rights, and the Proceeds, collectively.

                          "Future Rights" shall mean: (a) all shares of stock
                           -------------
(other than Pledged Shares) of the Issuers, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, shares of stock of the Issuers;
(b) to the extent of Pledgor's interest therein, all shares of, all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase shares of stock of any Person in which Pledgor, after the date of this Agreement, acquires a direct equity interest, irrespective of whether such Person is or becomes a Subsidiary of Pledgor; and (c) the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

                          "Holder" and "Holders" shall have the meanings
                           ------       -------
ascribed thereto in Section 3 of this Agreement.

                          "Issuers" shall mean Circuits and Canada, and any
                           -------
other Person identified as an Issuer on Schedule A attached hereto (or any
                                        ----------
addendum thereto), and any successors thereto, whether by merger or otherwise.

                          "Lien" shall mean any lien, mortgage, pledge,
                           ----
assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

                          "Loan Agreement" shall have the meaning ascribed
                           --------------
thereto in the recitals to this Agreement.

                          "Pledged Shares" shall mean all of the shares
                           --------------
described in the recitals to this Agreement and any other shares identified as Pledged Shares on Schedule A attached hereto (or any addendum thereto).

                          "Pledgor" shall have the meaning ascribed thereto in
                           -------
the preamble to this Agreement.

                          "Proceeds" shall mean all proceeds (including proceeds
                           --------
of proceeds) of the Pledged Shares and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Shares, Future Rights, or proceeds thereof (including any cash, stock, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any claims against financial intermediaries under (S)8-313(2) of the Code or otherwise); (b) "proceeds," as such term is used in (S)9-306 of the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Shares, Future Rights, or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Shares, Future Rights, or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Shares, Future Rights, or proceeds thereof.

                          "Secured Obligations" shall mean all liabilities,
                           -------------------
obligations, or undertakings owing by Borrower to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Loan Agreement, the other Loan Documents, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Borrower is required to pay pursuant to any of the foregoing, by law, or otherwise.

                          "Secured Party" shall have the meaning ascribed
                           -------------
thereto in the preamble to this Agreement, together with its successors or assigns.

                          "Securities Act" shall have the meaning ascribed
                           --------------
thereto in Section 9(c) of this Agreement.

                    (b)   Construction.
                          ------------

                              (i) Unless the context of this Agreement clearly
requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Loan Agreement, or any of the other Loan Documents.

                             (ii) Neither this Agreement nor any uncertainty or
ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

                            (iii) In the event of any direct conflict between
the express terms and provisions of this Agreement and of the Loan Agreement, the terms and provisions of the Loan Agreement shall control.

             2. Pledge. As security for the prompt payment and performance of
                ------
the Secured Obligations in full by Borrower when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers, and assigns to Secured Party a security interest in all of Pledgor's right, title, and interest in and to the Collateral.

             3. Delivery and Registration of Collateral.
                ---------------------------------------

                    (a) All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured Party or Secured Party's designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

                    (b) After the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of the Issuers (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

                    (c) If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Secured Party or Pledgor (a "Holder") (except as may be the result of actions taken by Secured Party), then Pledgor shall immediately, at Secured Party's option, either cause such Collateral to be delivered into Secured Party's possession, or execute and deliver to such Holder a written notification/instruction, and take all other steps necessary to perfect the security interest of Secured Party in such Collateral, including obtaining from such Holder a written acknowledgement that such Holder holds such Collateral for Secured Party, all pursuant to (S)(S)8-313 and 8-321 of the Code or other applicable law governing the perfection of Secured Party's security interest in the Collateral in the possession of such Holder. Each such notification/instruction and acknowledgement shall be in form and substance satisfactory to Secured Party.

                    (d) Any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by Pledgor, if and to the extent they are not prohibited by the Loan Agreement, may be retained by Pledgor in accordance with Section 4 and used in the ordinary course of Pledgor's
                   ---------
business.

                    (e) If at any time and from time to time any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party's security interest thereon to be perfected in accordance with applicable law.

             4. Voting Rights and Dividends.
                ---------------------------

                    (a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and, subject to the Loan Agreement, shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Collateral.

                    (b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon
            ------------
become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise and to receive the dividends and distributions that it is entitled to receive and retain pursuant to the preceding sentence.

             5. Representations and Warranties. Pledgor represents, warrants,
                ------------------------------
and covenants as follows:

                    (a) Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

                    (b) All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects;

                    (c) Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Shares and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party (other than the Lien in favor of Secured Party);

                    (d) This Agreement, and the delivery to Secured Party of the Pledged Shares representing Collateral (or the delivery to all Holders of the Pledged Shares representing Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first
      ---------
priority security interest in one hundred percent (100%) of the Pledged Shares in favor of Secured Party securing payment of the Secured Obligations, and all actions necessary to achieve such perfection have been duly taken;

                    (e) Schedule A to this Agreement is true and correct and
                        ----------
complete in all material respects; without limiting the generality of the foregoing: (i) all the Pledged Shares are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and
(ii) the Pledged Shares as to each of the Issuers constitute at least the percentage of all the fully diluted issued and outstanding shares of stock of such Issuer as set forth in Schedule A to this Agreement;

                    (f) There are no presently existing Future Rights or Proceeds owned by Pledgor, except as set forth in Schedule B hereto;
                                                  ----------

                    (g) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

                    (h) Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

             6. Further Assurances.
                ------------------

                    (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and (iii) appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in the Collateral.

                    (b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                    (c) Pledgor will furnish to Secured Party, upon the reasonable request of Secured Party: (i) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request.

                 7. Covenants of Pledgor.  Pledgor shall:
                    --------------------

                    (a) Perform each and every covenant in the Loan Documents applicable to Pledgor;

                    (b) To the extent it may lawfully do so, use its best efforts to prevent the Issuers from issuing Future Rights or Proceeds, except for cash dividends and other distributions, if any, that are not prohibited by the terms of the Loan Agreement to be paid by any Issuer to Pledgor; and

                    (c) Upon receipt by Pledgor of any material notice, report, or other communication from any of the Issuers or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

                 8. Secured Party as Pledgor's Attorney-in-Fact.
                    -------------------------------------------

                    (a) Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party's discretion, to take any action and to execute any instrument that Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) after the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms;
(ii) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) to arrange for the transfer of
            ---------
the Collateral on the books of any of the Issuers or any other Person to the name of Secured Party or to the name of Secured Party's nominee.

                    (b) In addition to the designation of Secured Party as Pledgor's attorney-in-fact in subsection (a), Pledgor hereby irrevocably
                              --------------
appoints Secured Party as Pledgor's agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any of the Issuers engage in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce Secured Party's rights hereunder.

                 9. Remedies upon Default.  Upon the occurrence and during the
                    ---------------------
continuance of an Event of Default:

                    (a) Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, Pledgor hereby waives any claims against Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

                    (b) Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the City of Los Angeles, California in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

                    (c) Pledgor hereby acknowledges that the sale by Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws may require strict limitations as to the manner in which Secured Party or any subsequent transferee of the Collateral may dispose thereof. Pledgor acknowledges and agrees that in order to protect Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be institutional investors or other responsible parties who might be interested in purchasing the Collateral. If Secured Party shall solicit such offers, then the acceptance by Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

                    (d) If Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section, Pledgor agrees that, upon request of Secured Party, Pledgor will, at its own expense:

                              (i) use its best efforts to execute and deliver,
and cause the Issuers and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Secured Party, advisable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                             (ii) use its best efforts to qualify the Collateral
under the state securities laws or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Secured Party;

                            (iii) cause the Issuers to make available to their
respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act;

                             (iv) execute and deliver, or cause the officers and
directors of the Issuers to execute and deliver, to any person, entity or governmental authority as Secured Party may choose, any and all documents and writings which, in Secured Party's reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or the Issuers engage in business, in order to transfer or to more effectively transfer the Pledged Shares or otherwise enforce Secured Party's rights hereunder; and

                              (v) do or cause to be done all such other acts and
things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

                    (e) PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED;

AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

             10. Application of Proceeds. After the occurrence and during the
                 -----------------------
continuance of an Event of Default, any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Secured Party of its remedies as a secured creditor as provided in Section 9 shall be applied from time to time by Secured Party as
               ---------
provided in the Loan Agreement.

             11. Duties of Secured Party. The powers conferred on Secured Party
                 -----------------------
hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers. Except as provided in Section 9-207 of the Code, Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

             12. Choice of Law and Venue. THE VALIDITY OF THIS AGREEMENT, ITS
                 -----------------------
CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF PLEDGOR AND SECURED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12.
     ----------

             13. Amendments; Etc. No amendment or waiver of any provision of
                 ---------------
this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this

Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

             14. Notices. Unless otherwise specifically provided herein, any
                 -------
notice or other communication herein required or permitted to be given shall be in writing and shall be delivered in the manner set forth in the Loan Agreement.

             15. Continuing Security Interest. This Agreement shall create a
                 ----------------------------
continuing security interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement; (ii) be binding upon Pledgor and its successors and assigns; and (iii) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by Pledgor and shall be in form and substance reasonably satisfactory to Secured Party.

             16. Security Interest Absolute. To the maximum extent permitted by
                 --------------------------
law, all rights of Secured Party, all security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                    (a) any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

                    (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents, or any other agreement or instrument relating thereto;

                    (c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

                    (d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, Pledgor.

To the maximum extent permitted by law, Pledgor hereby waives any right to require Secured Party to: (A) proceed against or exhaust any security held from Pledgor; or (B) pursue any other remedy in Secured Party's power whatsoever.

             17. Headings. Section and subsection headings in this Agreement are
                 --------
included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

             18. Severability. In case any provision in or obligation under this
                 ------------
Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

             19. Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

             20. Waiver of Marshaling. Each of Pledgor and Secured Party
                 --------------------
acknowledges and agrees that in exercising any rights under or with respect to the Collateral: (i) Secured Party is under no obligation to marshal any Collateral; (ii) may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner it so elects. Pledgor and Secured Party waive any right to require the marshaling of any of the Collateral.

             21. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY WAIVE
                 --------------------
THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. PLEDGOR AND SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

             IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

FOOTHILL CAPITAL                          QMS, INC.,
CORPORATION,                              a Delaware corporation
a California corporation


By                                        By
   ----------------------------------        ---------------------------------
Title:                                    Title:

                                  SCHEDULE A
                                  ----------

                                      TO

                            STOCK PLEDGE AGREEMENT
                            ----------------------

                  Pledgor:  QMS, Inc., a Delaware corporation

                                                  Pledged Shares
                                                  --------------

                                                                  Former Name, if          Pledgor's
                Number of                        Certificate      any, in which            Percentage       Jurisdiction of
Issuer          Shares          Class            Number(s)        Certificate Issued       Ownership        Incorporation
-----           ---------       ------           ---------        ------------------       ----------       ---------------
Circuits        100             common           2                Quality Circuits,        100%             Delaware

Canada          90,250          Class A common   1A, 2A, and 3A                            100%             Canada

                                  SCHEDULE B
                                  ----------

                                      TO

                            STOCK PLEDGE AGREEMENT
                            ----------------------

EXISTING FUTURE RIGHTS AND PROCEEDS:  NONE.

                               TERM NOTE A



$1,750,000                                       Los Angeles, California
                                                        November 7, 1995


           FOR VALUE RECEIVED, QMS, INC., a Delaware corporation ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or order, at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, or at such other address as the holder may specify in writing, the principal sum of One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00), plus interest in the manner and upon the terms and conditions set forth below. This Term Note A ("Note") is made pursuant to the terms and conditions of that certain Loan and Security Agreement (the "Loan Agreement"), dated as of November 7, 1995, between Maker and Foothill, the provisions of which are incorporated herein by this reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

           1.    Rate and Payment of Interest.
                 ----------------------------

                 The principal balance of this Note shall bear interest at the applicable rates set forth in, and shall be payable in accordance with the terms of, Section 2.5 of the Loan Agreement.

           2.    Schedule of Principal Payments
                 ------------------------------

                 The principal balance of this shall be due and payable in the amounts, at the times, and in the manner set forth in Section 2.3(a) of the Loan Agreement.

           3.    Holder's Right of Acceleration
                 ------------------------------

                 Anything herein to the contrary notwithstanding, upon the termination of the Loan Agreement or upon the occurrence of an Event of Default thereunder, then the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and all Foothill Expenses, shall become due and payable on the effective date of such termination without presentment, notice, or demand of any kind unless expressly required under the Loan Agreement.

           4.    Additional Rights of Holder
                 ---------------------------

                 If any installment of principal or interest hereunder is not paid when due, the holder shall have, in addition to the rights set forth herein, in the Loan Agreement, and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate then applicable under this Note.

           5.    General Provisions
                 ------------------

                 (i) If this Note is not paid when due, Maker further promises to pay all reasonable costs of collection incurred by the holder hereof, including foreclosure fees, reasonable attorneys fees (irrespective of whether suit is filed hereon), and any other fees, costs, and expenses provided for in the Loan Agreement;

                 (ii) Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity;

                 (iii) Maker hereby consents to the acceptance, release, or substitution of security for this Note;

                 (iv) Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived;

                 (v) No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right;

                 (vi) A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion;

                 (vii) Should any one or more of the provisions of this Note be determined illegal or unenforceable, such provision shall be severed and all other provisions shall nevertheless remain effective;

                 (viii) Each person or entity composing Maker hereby waives any defenses they might have based upon suretyship or impairment of collateral, such waiver being intended to be a waiver contemplated by Section 3605(i) of the Commercial Code;

                 (ix) This Note cannot be changed, modified, amended, or terminated orally. A waiver of any rights by the holder of this Note is neither valid nor effective unless made in writing and signed by the holder of this Note; and

                 (x) The validity of this Note, its construction, interpretation, and enforcement, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the

State of California; provided, however, that California Code of Civil Procedure
(S)(S) 580a, 580b, 580c, 580d, and 726, and Chapter 2 of Title 14 of the California Civil Code shall apply only to real property located in the State of California, and the applicable laws of a state other than California shall apply to real property located in such other state. The parties agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California or, at the sole option of Foothill, in any other court in which Foothill shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.

           6.    Security For The Note
                 ---------------------

                 This Note is secured by, among other things, the security interest granted by Maker to Foothill under the Loan Agreement in the "Collateral" described in the Loan Agreement and is subject to all of the terms and conditions thereof and of the other applicable Loan Documents, including, but not limited to, the remedies specified therein.

           IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                                 QMS, INC.,
                                 a Delaware corporation


                                 By
                                   -------------------------------
                                 Title:
                                       ---------------------------

                               TERM NOTE B



$5,000,000                                       Los Angeles, California

                                                       __________, 199__


           FOR VALUE RECEIVED, QMS, INC., a Delaware corporation ("Maker") hereby promises to pay to FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or order, at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, or at such other address as the holder may specify in writing, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00), plus interest in the manner and upon the terms and conditions set forth below. This Term Note B ("Note") is made pursuant to the terms and conditions of that certain Loan and Security Agreement (the "Loan Agreement"), dated as of November 7, 1995, between Maker and Foothill, the provisions of which are incorporated herein by this reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

           1.    Rate and Payment of Interest.
                 ----------------------------

                 The principal balance of this Note shall bear interest at the applicable rates set forth in, and shall be payable in accordance with the terms of, Section 2.5 of the Loan Agreement.

           2.    Schedule of Principal Payments
                 ------------------------------

                 The principal balance of this shall be due and payable in the amounts, at the times, and in the manner set forth in Section 2.3(b) of the Loan Agreement.

           3.    Holder's Right of Acceleration
                 ------------------------------

                 Anything herein to the contrary notwithstanding, upon the termination of the Loan Agreement or upon the occurrence of an Event of Default thereunder, then the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and all Foothill Expenses, shall become due and payable on the effective date of such termination without presentment, notice, or demand of any kind unless expressly required under the Loan Agreement.

           4.    Additional Rights of Holder
                 ---------------------------

                 If any installment of principal or interest hereunder is not paid when due, the holder shall have, in addition to the rights set forth herein, in the Loan Agreement, and under law, the right to compound interest by adding the unpaid interest to principal, with such amount thereafter bearing interest at the rate then applicable under this Note.

           5.    General Provisions
                 ------------------

                 (i) If this Note is not paid when due, Maker further promises to pay all reasonable costs of collection incurred by the holder hereof, including foreclosure fees, reasonable attorneys fees (irrespective of whether suit is filed hereon), and any other fees, costs, and expenses provided for in the Loan Agreement;

                 (ii) Maker hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity;

                 (iii) Maker hereby consents to the acceptance, release, or substitution of security for this Note;

                 (iv) Presentment for payment, demand, notice of dishonor, protest, and notice of protest are hereby expressly waived;

                 (v) No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right;

                 (vi) A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion;

                 (vii) Should any one or more of the provisions of this Note be determined illegal or unenforceable, such provision shall be severed and all other provisions shall nevertheless remain effective;

                 (viii) Each person or entity composing Maker hereby waives any defenses they might have based upon suretyship or impairment of collateral, such waiver being intended to be a waiver contemplated by Section 3605(i) of the Commercial Code;

                 (ix) This Note cannot be changed, modified, amended, or terminated orally. A waiver of any rights by the holder of this Note is neither valid nor effective unless made in writing and signed by the holder of this Note; and

                 (x) The validity of this Note, its construction, interpretation, and enforcement, and the rights of the parties hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California; provided, however, that California Code of Civil Procedure
                     -----------------
(S)(S) 580a, 580b, 580c, 580d, and 726, and Chapter 2 of Title 14 of the California Civil Code shall apply only to real property located in the State of California, and the applicable laws of a state other than California shall apply to real property located in such other state. The parties agree that all actions or proceedings arising in connection with this Note shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California or, at the sole option of Foothill, in any other court in which Foothill shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.

           6.    Security For The Note
                 ---------------------

                 This Note is secured by, among other things, the security interest granted by Maker to Foothill under the Loan Agreement in the "Collateral" described in the Loan Agreement and is subject to all of the terms and conditions thereof and of the other applicable Loan Documents, including, but not limited to, the remedies specified therein.

           IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.


                                 QMS, INC.,
                                 a Delaware corporation


                                 By
                                   ------------------------------
                                 Title:
                                       --------------------------

                         TRADEMARK SECURITY AGREEMENT
                         ----------------------------

            THIS TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of November 7, 1995, is made by QMS, INC., a Delaware corporation ("Debtor"), in favor of FOOTHILL CAPITAL CORPORATION, a California corporation ("Secured Party").

                                   RECITALS
                                   --------

            A. Debtor and Secured Party have entered into that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, modified, renewed or extended from time to time, the "Loan Agreement"), pursuant to which Secured Party has agreed to make certain financial accommodations to Debtor and Debtor has granted to Secured Party a security interest in (among other things) all of Debtor's general intangibles.

            B. Pursuant to the Loan Agreement and as one of the conditions precedent to the obligations of Secured Party under the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to Secured Party for filing with the United States Patent and Trademark Office and with any other relevant recording systems in any domestic or foreign jurisdiction, and as further evidence of and to effectuate Secured Party's existing security interests in the trademarks and other general intangibles described herein.

                                  ASSIGNMENT
                                  ----------

            NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor hereby agrees in favor of Secured Party as follows:

            1.    Definitions; Interpretation.
                  ---------------------------

                  (a)   Certain Defined Terms.  As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings:

            "Event of Default" shall have the meaning ascribed thereto in the
             ----------------
Loan Agreement.

            "Lien" means any pledge, security interest, assignment, charge or
             ----
encum-brance, lien (statutory or other), or other preferential arrangement (including any agreement to give any security interest).

            "Proceeds" means whatever is receivable or received from or upon the
             --------
sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Trademark Collateral, including "proceeds" as defined at California UCC Section 9306, all insurance proceeds and all proceeds of proceeds. Proceeds shall include (i) any and all accounts, chattel paper, instruments, general intangibles, cash and other proceeds, payable to or for the account of Debtor, from time to time in respect of any of the Trademark Collateral, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Debtor from time to time with respect to any of the Trademark Collateral, (iii) any and all claims and payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Trademark Collateral by any Person acting under color of governmental authority, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Trademark Collateral or for or on account of any damage or injury to or conversion of any Trademark Collateral by any Person.

            "PTO" means the United States Patent and Trademark Office and any
             ---
successor thereto.

            "Secured Obligations" means all liabilities, obligations, or
             -------------------
undertakings owing by Debtor to Secured Party of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Loan Agreement, the other Loan Documents, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

            "Trademark Collateral" has the meaning set forth in Section 2.
             --------------------

            "Trademarks" has the meaning set forth in Section 2.
             ----------

            "UCC" means the Uniform Commercial Code as in effect from time to
             ---
time in the State of California.

            "United States" and "U.S." each mean the United States of America.
             -------------       ----

                  (b) Terms Defined in UCC. Where applicable and except as
                      --------------------
otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                  (c) Interpretation. In this Agreement, except to the extent
                      --------------
the context otherwise requires:

                        (i) Any reference to a Section or a Schedule is a reference to a section hereof, or a schedule hereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

                        (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears.

                        (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

                        (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

                        (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto.

                        (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                        (vii) Any captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

                        (viii) Capitalized words not otherwise defined herein shall have the respective meanings assigned to them in the Loan Agreement.

                        (ix) In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of Secured Party (whether under California law or applicable federal law), in each case in respect of the Trademark Collateral, shall not be deemed a conflict in the Loan Agreement.

            2.    Security Interest.
                  -----------------

                  (a) Assignment and Grant of Security Interest. To secure the
                      -----------------------------------------
Secured Obligations, Debtor hereby grants, assigns, transfers and conveys to Secured Party a continuing security interest in all of Debtor's right, title and interest in and to the following property, whether now existing or hereafter acquired or arising and whether registered or unregistered (collectively, the "Trademark Collateral"):

                        (i) all state (including common law), federal and foreign trademarks, service marks and trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, together with and including all licenses therefor held by Debtor (unless otherwise prohibited by any license or related licensing agreement under circumstances where the granting of the security interest would have the effect under applicable law of the termination or permitting termination of the license for breach), and all registrations and recordings thereof, and all applications filed or to be filed in connection therewith, including registrations and applications in the PTO, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including without limitation any of the foregoing identified on Schedule A hereto
                                                            ----------
      (as the same may be amended, modified or supplemented from time to time), and the right (but not the obligation) to register claims under any state or federal trademark law or regulation or any trademark law or regulation of any foreign country and to apply for, renew and extend any of the same, to sue or bring opposition or cancellation proceedings in the name of Debtor or in the name of Secured Party for past, present or future infringe-ment or unconsented use thereof, and all rights arising therefrom throughout the world (collectively, the "Trademarks");

                     (ii) all claims, causes of action and rights to sue for past, present or future infringement or unconsented use of any Trademarks and all rights arising therefrom and pertaining thereto;

                    (iii) all general intangibles related to or arising out of any of the Trademarks and all the goodwill of Debtor's business symbolized by the Trademarks or associated therewith; and

                     (iv) all products and Proceeds of any and all of the foregoing.

                  (b) Continuing Security Interest. Debtor agrees that this
                      ----------------------------
Agreement shall create a continuing security interest in the Trademark Collateral which shall remain in effect until terminated in accordance with
Section 17.

                  (c) Incorporation into Loan Agreement. This Agreement shall be
                      ---------------------------------
fully incorporated into the Loan Agreement and all understandings, agreements and provisions contained in the Loan Agreement shall be fully incorporated into this Agreement. Without limiting the foregoing, the Trademark Collateral described in this Agreement shall constitute part of the Collateral in the Loan Agreement.

            3. Further Assurances; Appointment of Secured Party as Attorney-in-
               ----------------------------------------------------------------
Fact. Debtor at its expense shall execute and deliver, or cause to be executed
----
and delivered, to Secured Party any and all documents and instruments, in form and substance satisfactory to Secured Party, and take any and all action, which Secured Party may reasonably request from time to time, to perfect and continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Trademark Collateral and to accomplish the purposes of this Agreement. Secured Party shall have the right, in the name of Debtor, or in the name of Secured Party or otherwise, without notice to or assent by Debtor, and Debtor hereby irrevocably consti-tutes and appoints Secured Party (and any of Secured Party's officers or employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact with full power and authority, (i) to sign the name of Debtor on all or any of such documents or instruments and perform all other acts that Secured Party deems necessary or advisable in order to perfect or continue perfected, maintain the priority or enforceability of or provide notice of Secured Party's security interest in, the Trademark Collateral, and (ii) to execute any and all other documents and instruments, and to perform any and all acts and things for and on behalf of Debtor, which Secured Party may deem necessary or advisable to maintain, preserve and protect the Trademark Collateral and to accomplish the purposes of this Agreement, including (A) after the occurrence and during the continuance of any Event of Default, to defend, settle, adjust or institute any action, suit or proceeding with respect to the Trademark Collateral, (B) to assert or retain any rights under any license agreement for any of the Trademark Collateral, and (C) after the occurrence and during the continuance of any Event of Default, to execute any and all applications, documents, papers and instruments for Secured Party to use the Trademark Collateral, to grant or issue any exclusive or non-exclusive license with respect to any Trademark Collateral, and to assign, convey or otherwise transfer title in or dispose of the Trademark Collateral; provided,
                                                                    --------
however, that so long as no Event of Default has occurred and is continuing, any
-------
such action described in the foregoing item (ii) that Secured Party may take shall be taken in consultation with Debtor. The power of attorney set forth in this Section 3, being coupled with an interest, is irrevocable so long as this
     ---------
Agreement shall not have terminated in accordance with Section 17.
                                                       ----------

            4. Representations and Warranties. Debtor represents and warrants to
               ------------------------------
Secured Party as follows:

                  (a) No Other Trademarks. Schedule A sets forth, as of the
                      -------------------  ----------
Closing Date, a true and correct list of all of the existing Trademarks that are registered, or for which any application for registration has been filed with the PTO or any corresponding or similar trademark office of any other U.S. or foreign jurisdiction, and that are owned or held (whether pursuant to a license or otherwise) and used by Debtor.

                  (b) Trademarks Subsisting. Each of the Trademarks listed in
                      ---------------------
Schedule A is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and, to the best of Debtor's knowledge, each of the Trademarks is valid and enforceable.

                  (c) Ownership of Trademark Collateral; No Violation. (i)
                      -----------------------------------------------
Debtor has rights in and good and defensible title to the existing Trademark Collateral, (ii) with respect to the Trademark Collateral shown on Schedule A
                                                                   ----------
hereto as owned by it, Debtor is the sole and exclusive owner thereof, free and clear of any Liens and rights of others (other than the security interest created hereunder), including licenses, registered user agreements and covenants by Debtor not to sue third persons and (iii) with respect to any Trademarks for which Debtor is either a licensor or a licensee pursuant to a license or licensee agreement regarding such Trademark, each such license or licensing agreement is in full force and effect, Debtor is not in default of any of its obligations thereunder and, other than the parties to such licenses or licensing agreements, no other Person has any rights in or to any of the Trademark Collateral. To the best of Debtor's knowledge, the past, present and contemplated future use of the Trademark Collateral by Debtor has not, does not and will not infringe upon or violate any right, privilege or license agreement of or with any other Person.

                  (d)   No Infringement.  To the best of Debtor's knowledge, no
                        ---------------
material infringement or unauthorized use presently is being made of any of the Trademark Collateral by any Person.

                  (e) Powers. Debtor has the unqualified right, power and
                      ------
authority to pledge and to grant to Secured Party a security interest in all of the Trademark Collateral pursuant to this Agreement, and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person except as already obtained.

            5. Covenants. So long as any of the Secured Obligations remain
               ---------
unsatisfied, Debtor agrees that it will comply with all of the covenants, terms and provisions of this Agreement, the Loan Agreement and the other Loan Documents, and Debtor will promptly give Secured Party written notice of the occurrence of any event that could have a material adverse effect on any of the Trademarks or the Trademark Collateral, including any petition under the Bankruptcy Code filed by or against any licensor of any of the Trademarks for which Debtor is a licensee.

            6. Future Rights. For so long as any of the Secured Obligations
               -------------
shall remain outstanding, or, if earlier, until Secured Party shall have released or terminated, in whole but not in part, its interest in the Trademark Collateral, if and when Debtor shall obtain rights to any new Trademarks, or any reissue, renewal or extension of any Trademarks, the provisions of Section 2
                                                                   ---------
shall automatically apply thereto and Debtor shall give to Secured Party prompt notice thereof. Debtor shall do all things deemed necessary or advisable by Secured Party to ensure the validity, perfection, priority and enforceability of the security interests of Secured Party in such future acquired Trademark Collateral. Debtor hereby authorizes Secured Party to modify, amend or supplement the Schedules hereto and to re-execute this Agreement from time to time on Debtor's behalf and as its attorney-in-fact to include any future Trademarks which are or become Trademark Collateral and to cause such re-executed Agreement or such modified, amended or supplemented Schedules to be filed with the PTO.

            7. Secured Party's Duties. Notwithstanding any provision contained
               ----------------------
in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Debtor or any other Person for any failure to do so or delay in doing so. Except for the accounting for moneys actually received by Secured Party hereunder or in connection herewith, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Trademark Collateral.

            8. Remedies. From and after the occurrence and during the
               --------
continuation of an Event of Default, Secured Party shall have all rights and remedies available to it under the Loan Agreement and applicable law (which rights and remedies are cumulative) with respect to the security interests in any of the Trademark Collateral or any other Collateral. Debtor agrees that such rights and remedies include the right of Secured Party as a secured party to sell or otherwise dispose of its Collateral after default, pursuant to UCC
Section 9-504. Debtor agrees that Secured Party shall at all times have such royalty-free licenses, to the extent permitted by law, for any Trademark Collateral that is reasonably necessary to permit the exercise of any of Secured Party's rights or remedies upon or after the occurrence of (and during the continuance of) an Event of Default with respect to (among other things) any tangible asset of Debtor in which Secured Party has a security interest, including Secured Party's rights to sell inventory, tooling or packaging which is acquired by Debtor (or its successor, assignee or trustee in bankruptcy). In addition to and without limiting any of the foregoing, upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to bring suit, or to take such other action as Secured Party deems necessary or advisable, in the name of Debtor or Secured Party, to enforce or protect any of the Trademark Collateral, in which event Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement. To the extent that Secured Party shall elect not to bring suit to enforce such Trademark Collateral, Debtor agrees to use all reasonable measures and its diligent efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation or violation thereof by others and for that purpose agrees diligently to maintain any action, suit or proceeding against any Person necessary to prevent such infringement, misappropriation or violation.

            9. Binding Effect. This Agreement shall be binding upon, inure to
               --------------
the benefit of and be enforceable by Debtor and Secured Party and their respective succes-sors and assigns.

            10. Notices. All notices and other communications hereunder shall be
                -------
in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement.

            11. Governing Law. This Agreement shall be governed by, and
                -------------
construed and enforced in accordance with, the laws of the State of California, except to the extent that the validity or perfection of the assignment and security interests hereunder in respect of any Trademark Collateral are governed by federal law, in which case such choice of California law shall not be deemed to deprive Secured Party of such rights and remedies as may be available under federal law.

            12. Entire Agreement; Amendment. This Agreement, together with the
                ---------------------------
Schedules hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communications relating to such subject matter. Neither this Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties as provided in the Loan Agreement. Notwithstanding the foregoing, Secured Party may re-execute this Agreement or modify, amend or supplement the Schedules hereto as provided in Section 6 hereof.
                                ---------

            13. Severability. If one or more provisions contained in this
                ------------
Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement.

            14. Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

            15. Loan Agreement. Debtor acknowledges that the rights and remedies
                --------------
of Secured Party with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Loan Agreement and all such rights and remedies are cumulative.

            16. No Inconsistent Requirements. Debtor acknowledges that this
                ----------------------------
Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms. To the extent of any conflict between the provisions of this Agreement and the Loan Agreement, however, the provisions of the Loan Agreement shall govern.

            17. Termination. Upon the indefeasible payment in full of the
                -----------
Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement, this Agreement shall terminate and Secured Party shall execute and deliver such documents and instruments and take such further action reasonably requested by Debtor, at

Debtor's expense, as shall be necessary to evidence termination of the security interest granted by Debtor to Secured Party hereunder, including cancellation of this Agreement by written notice from Secured Party to the PTO.


                 [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.


                                    QMS, INC.,
                                    a Delaware Corporation



                                    By:
                                        ----------------------------
                                          Title:




                                    FOOTHILL CAPITAL CORPORATION,
                                    a California corporation



                                    By:
                                        ----------------------------
                                         Title:

STATE OF CALIFORNIA           )
                              )  ss
COUNTY OF LOS ANGELES         )


      On November 7, 1995, before me, Linda Karen Williams, Notary Public, personally appeared James Doan, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted executed the instrument.

      WITNESS my hand and official seal.




                  ---------------------------
                  Signature

[SEAL]

STATE OF CALIFORNIA           )
                              )  ss
COUNTY OF LOS ANGELES         )


      On November 7, 1995, before me, Linda Karen Williams, Notary Public, personally appeared Patricia McLoughlin, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the entity upon behalf of which the person acted executed the instrument.

      WITNESS my hand and official seal.



                  -----------------------
                  Signature

[SEAL]

                                  SCHEDULE A
                                  ----------
                      to the Trademark Security Agreement

                           U.S. Trademarks of Debtor
                           -------------------------



  Registration     Registration
  No. (if any)     Date (if any)      Owner                Mark
---------------    -------------     -------              ------

                                  SCHEDULE A
                                  ----------
                      to the Trademark Security Agreement

                         Foreign Trademarks of Debtor
                         ----------------------------

                                   Registration
Country       Registration No.        Date         Owner         Registered Mark
-------       ---------------     ------------    ------         ---------------

       THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
       OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE
       REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE
       COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

                                   QMS, INC.
                                   ---------

                      WARRANT TO PURCHASE 100,000 SHARES
                       OF COMMON STOCK (this "Warrant")

          QMS, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Foothill Capital Corporation, a California corporation, or registered assigns, is the registered holder of warrants (the "Warrants") to subscribe for and purchase One Hundred Thousand (100,000) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Shares") of the Company, at the price of Five Dollars ($5.00) per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, $.01 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b) the term "Date of Grant" shall mean November 7, 1995, and (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

          1. Term. The purchase right represented by this Warrant is
             ----
exercisable, in whole or in part, at any time and from time to time from the Date of Grant through November 7, 1999.

          2. Method of Exercise; Payment; Issuance of New Warrant. Subject to
             ----------------------------------------------------
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

          3. Stock Fully Paid; Reservation of Shares. All Shares that may be
             ---------------------------------------
issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of Shares upon the exercise of the Warrants. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

          4. Adjustment of Warrant Price and Number of Shares. The number and
             ------------------------------------------------
kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               a. Reclassification or Merger. In case of any reclassification,
                  --------------------------
change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

               b. Subdivision or Combination of Shares. If the Company at any
                  ------------------------------------
time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

               c. Stock Dividends and Other Distributions. If the Company at any
                  ---------------------------------------
time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing sub-paragraphs (a) and (b)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

               d. Rights Offerings. In case the Company shall issue rights,
                  ----------------
options or warrants to any person or persons who are at the time of such issuance the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the fair value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

               e. Special Distributions. In case the Company shall fix a record
                  ---------------------
date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of indebtedness or assets (other than dividends and distributions referred to in subparagraphs (b) and (c) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in subparagraph
(d) above), the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the Warrant Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, and (ii) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment was made.

               f. Other Issuances of Securities. In case the Company or any
                  -----------------------------
subsidiary shall issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities outstanding or issued on the date of the original issuance of Warrants hereunder or issued in any of the transactions described in subparagraphs (b), (c), (d) or (e) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) the Warrants and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this subparagraph (f), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this subparagraph (f), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

               g. Adjustment of Number of Shares. Upon each adjustment in the
                  ------------------------------
Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

               h. Determination of Fair Market Value. For purposes of this
                  ----------------------------------
Section 4, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean the closing price of a share of the Common Stock of the Company on the last trading day prior to the Determination Date reported on the New York Stock Exchange (the "NYSE") as reported in The
                                                                         ---
Wall Street Journal.
-------------------

          5. Notice of Adjustments. Whenever the Warrant Price or the number of
             ---------------------
Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

          6. Fractional Shares. No fractional shares of Common Stock will be
             -----------------
issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the closing price of the Common Stock on the last trading date prior to the date of exercise reported on the NYSE as reported in The Wall Street Journal.
                                    -----------------------

          7. Compliance with Securities Act; Disposition of Warrant or Shares of
             -------------------------------------------------------------------
Common Stock.
------------

               a. Compliance with Securities Act. The holder of this Warrant, by
                  ------------------------------
acceptance hereof, agrees that this Warrant, the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS REQUIRED,
     (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

          In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

                    (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this

Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

                    (2) The holder understands that this Warrant and the Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the Securities and Exchange Commission (the "SEC), the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Shares, or for a period of one (1) year or any other fixed period in the future.

                    (3) The holder further understands that this Warrant and the Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

                    (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than two (2) years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

                    (5) The holder further understands that at the time it wishes to sell this Warrant and the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Shares under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

                    (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

               b. Disposition of Warrant or Shares. With respect to any offer,
                  --------------------------------
sale or other disposition of this Warrant, or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Shares and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

          8. Rights as Shareholders; Information. No holder of this Warrant, as
             -----------------------------------
such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of the directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

          9. Registration Rights.
             -------------------

             9.1.a. The Company covenants and agrees that at any time after receipt of a written request (a "Demand Registration Request") from the holders of this Warrant and the Other Warrants and/or holders of Shares (this Warrant, the Other Warrants, and the Shares are referred to herein, collectively, as the "Securities") (hereinafter, the "Securityholders") constituting, in the first instance, at least fifty percent (50%), and, in the second instance, one hundred percent (100%), of the Securities outstanding on such date and then eligible for inclusion in a registration pursuant to this Section 9.1, stating that the Initiating Securityholders (as defined below) desire and intend to transfer all or a portion of the Securities held by them under such circumstances, the Company shall give notice (the "Registration Notice") to all of the Securityholders within fifteen (15) days of the Company's receipt of such registration request, and the Company shall cause to be included in such registration all Securities requested to be included therein by any such Securityholder within fifteen (15) days after such Registration Notice is effective (subject to the provisions of the final sentence of this Section 9.1(a)). After such 15-day period, the Company shall file as promptly as practicable a registration statement and use its reasonable best efforts to cause such registration statement to become effective under the Act and remain effective for one hundred and twenty (120) days or such shorter period as may be required if all such Securities covered by such registration statement are sold prior to the expiration of such 120-day period; provided that the Company shall not be obligated to effect any such registration pursuant to this Section 9.1 after the Company has effected two (2) such registrations pursuant to this Section 9.1. Each Securityholder making a demand for registration under this Section 9.1 is referred to herein as an "Initiating Securityholder." For purposes of this Section 9, a registration shall not be deemed to have been effected unless a registration statement with regard thereto has been declared effective and remained effective for a period of one hundred and twenty (120) days (or such shorter period as is permitted in the first sentence of this Section 9.1). The foregoing notwithstanding, in the event of an underwritten offering pursuant to this Section 9.1, if the managing underwriter of such offering shall advise the Securityholders in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall include (i) first, all of the Securities requested to be included therein, (ii) second, the maximum number of Securities such managing underwriter will permit to be included therein to prevent such material adverse effect, pro rata among the Holders according to the number of Securities held by each such Securityholder requesting inclusion therein, (iii) third, the securities the Company proposes to include therein and (iv) fourth, the maximum number of such other securities such managing underwriter will permit to be included therein to prevent such material adverse effect.

                    b. For purposes of this Section 9.1, the Securityholders who have requested registration of Shares to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to exercise such Warrants and to sell, transfer or otherwise dispose of the Shares received upon exercise of such Warrants in such registration.

                    c. In the event of an underwritten offering pursuant to this
Section 9.1, the Initiating Securityholders requesting registration of the Securities being registered shall be entitled to select the underwriter; provided, that the underwriter so selected shall be subject to approval by the Company, which approval shall not be withheld unreasonably.

                    d. Notwithstanding the terms of Section 9.1(a), the Company shall not be required to register the Securities of Securityholders pursuant to
Section 9.1, if the Company elects, at its sole option and to the extent that it may legally do so, to purchase such Securities and completes such purchase pursuant to the provisions of this Section 9.1(d). Within fifteen (15) days after receipt of a Demand Registration Request, the Company may elect to purchase all and not less than all of the Securities that would otherwise be subject to registration pursuant to Section 9.1(a) by providing written notice (the "Purchase Notice") to all of the Securityholders setting forth (i) its election to purchase such Securities, (ii) the purchase price of the Securities, and (iii) the closing date for such purchase. The Company shall thereafter purchase all of the Securities requested to be included in such purchase by the Securityholders within fifteen (15) days after the Purchase Notice becomes effective. The purchase price for each Share shall be the fair market value (as defined in Section 4) of a share of Common Stock on the date of the Demand Registration Request; the purchase price for each Warrant shall be (x) the fair market value (as defined in Section 4) of a share of Common Stock on the date of the Demand Registration Request less (y) the Warrant Price. The closing of the purchase of the Securities shall take place on the date set forth in the Purchase Notice, which date shall be not less than fifteen (15) not more than forty-five (45) days after the date of the Purchase Notice. At the closing, the Company shall deliver to each Securityholder, in cash, the purchase price for the Securities surrendered by such Securityholder.

              9.2.a. The Company covenants and agrees with the Securityholders that in the event that the Company proposes to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Securities as they may request. The Company shall cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the holders of Securities requested to be included in the registration to include such Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of a Securityholder to registration pursuant to this Section 9.2 shall be conditioned upon such Securityholder's participation in such underwriting and the inclusion of the Securities to be sold by such Securityholder in the underwriting. All Securityholders proposing to distribute Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to Section 9.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its opinion, the distribution of all or a specified portion of the Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall include (i) first, the maximum number of securities the Company proposes to include therein and (ii) second, the maximum number of such other securities (including the Securities) such managing underwriter will permit to be included therein to prevent such material adverse effect, pro rata among the holders (including the Securityholders) of such other securities according to the number of securities requested to be included by each such holder requesting inclusion therein.

                    b. In the event that a holder or holders of the Company's securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall include (i) first, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, (ii) second, the maximum number of securities such managing underwriter will permit to be included therein to prevent such material adverse effect, pro rata among the holders making the initial request according to the number of securities requested to be included by each such holder initially requesting inclusion therein (or in such other proportions as such holders may agree), and (iii) third, the maximum number of such other securities such managing underwriter will permit to be included therein to prevent such material adverse effect, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this Section 9.2(b), the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

              9.3.a. In connection with the registration of Securities on behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section 9.1 or Section 9.2 above, the Company agrees to:

                      (i) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Seller;

                     (ii) subject to the provisions of Section 9.1(a) and
Section 9.2(a) regarding reductions by the managing underwriter, include in the registration statement filed with the SEC, the Securities for which requests for registration have been made; provided, however, that promptly after filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Seller copies of all such documents proposed to be filed including documents incorporated by reference in the registration statement; and notify each Seller of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                    (iii) prepare and file with the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (A) in the case of a registration pursuant to Section 9.1, for a period of one hundred and twenty (120) days, or, in the case of a registration pursuant to
Section 9.2, for a period of ninety (90) days or (B) such shorter period as may be required if all such Securities covered by such registration statement are sold prior to the expiration of such periods, and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;

                     (iv) furnish to each Seller and each underwriter, if any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Securities proposed to be sold by such Seller;

                      (v) use its reasonable best efforts to register or qualify such Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Securities owned by such Seller; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any jurisdiction;

                     (vi) notify each Seller, at any time when a prospectus relating to such Seller's Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    (vii) cause all such Securities to be listed on the NYSE or such other securities exchange on which similar securities issued by the Company are then listed;

                   (viii) provide a transfer agent, registrar and CUSIP number for all such Securities not later than the effective date of such registration statement;

                     (ix) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Securities;

                      (x) make available for inspection by the Sellers and their counsel, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;

                     (xi) use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;

                    (xii) obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each Seller; and

                   (xiii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                    b. Any other provisions of this Section 9 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer, chief operating officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Section 9, and the Securityholders agree that they will immediately suspend sales of shares under any effective registration statement for a reasonable period of time, in either case not to exceed ninety (90) days, at any time at which, in the Company's reasonable judgment, (i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed or sales by the Securityholders pursuant to an effective registration statement are suspended in accordance with this Section 9.3(b), there shall be added to the period during which the Company is obligated to keep a registration effective the number of days for which the registration was postponed or sales were suspended pursuant to this Section 9.3(b).

                    c. The Company may require each Seller to furnish to the Company such information regarding the distribution of the Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.

                    d. Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection
(vi) of Section 9.3(a) above, such Seller shall forthwith discontinue disposition of Securities pursuant to the registration statement covering such Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vi) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the prospectus covering such Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 9.3(a)(iii) above shall be extended by the number of days during the period from and including the date of giving of such notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vi) above.

                    e. The Company shall not file or permit the filing of any registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is specifically required by the Act or any similar federal statute then in force.

               9.4 All expenses incident to the Company's performance of or compliance with this Warrant, including without limitation all registration and filing fees, fees and expenses relating to filings with the NYSE, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section 9.3(a)(v) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the Sellers, independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, or legal expenses of any person other than the Company and the Sellers, but including liability insurance if the Company so desires), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance) and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which such securities issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

               9.5 In connection with the preparation and filing of each registration statement under the Act pursuant to this Section 9, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

               9.6.a. In the event of any registration of any securities of the Company under the Act, the Company shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 9.1 or Section 9.2, the Seller of any Securities covered by such registration statement, its directors, officers and employees, each other person who participates as an underwriter in the offering or sale of such Securities and each other person, if any, who controls such Securityholder or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Seller and each such director, officer, employee, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such Securities by such Seller.

                    b. The Company may require, as a condition to including any Securities in any registration statement filed pursuant to Section 9.3, that the Company shall have received an undertaking satisfactory to it from the prospective Seller, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.6(a)) the Company, each director, officer and employee of the Company, and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such Securities by such Seller. In no event shall the liability of any selling Securityholder hereunder be greater in amount than the dollar amount of the proceeds received by such Securityholder upon the sale of the Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

                    c. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 9.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 9.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                    d. Indemnification and contribution similar to that specified in this Section 9.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

                    e. The indemnification required by this Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                    f. If the indemnification provided for in this Section 9.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Securityholder hereunder be greater in amount than the dollar amount of the proceeds received by such Securityholder upon the sale of the Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.6(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 9.6(f). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               9.7 The Company shall not after the Date of Grant grant any additional registration rights which conflict with the rights under this Section 9.

               9.8 If requested by the managing underwriter of the initial public offering on behalf of the Company of its Common Stock, or by the managing underwriter of an offering for which Shares of such Securityholder have been registered, a Securityholder shall not sell or otherwise transfer or dispose of any Securities held by such Securityholder (other than those included in the registration) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities; provided, however, that the Company shall use its reasonable best efforts to cause each holder of a material number of shares of Common Stock to enter into similar "lock-up" agreements in respect of such offering. The obligations described in this Section 9.8 shall not apply to offerings pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

          10.  Additional Rights.
               -----------------

               10.1 Secondary Sales. The Company agrees that it will cooperate
                    ---------------
with the holder of this Warrant in obtaining liquidity if opportunities to make secondary sales of the Company's securities become available. To this end, the Company will promptly provide the holder of this Warrant with notice of any offer to acquire from the Company's security holders more than five percent (5%) of the total voting power of the Company and will cooperate with the holder in arranging the sale of this Warrant to the person or persons making such offer.

               10.2 Mergers. In the event that the Company undertakes to (i)
                    -------
sell, lease, exchange, convey or otherwise dispose of all or substantially all of its property or business, or (ii) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), or effect any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of the Company will use its best efforts to provide at least thirty
(30) days notice of the terms and conditions of the proposed transaction. The Company will cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

               10.3 Right to Convert Warrant into Common Stock; Net Issuance.
                    --------------------------------------------------------

               a. Right to Convert. In addition to and without limiting the
                  ----------------
rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.3 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (2) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (1) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

          Expressed as a formula, such conversion shall be computed as follows:

          X= A - B
             -----
               Y

          Where:      X =  the number of shares of Common Stock that may be
                           issued to holder

                      Y = the fair market value (FMV) of one share of Common Stock

                      A =  the aggregate FMV (i.e., FMV x Converted
                           Warrant Shares)

                      B = the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)

          No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

               b. Method of Exercise. The Conversion Right may be exercised by
                  ------------------
the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered

(referred to in subsection (a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

               c. Determination of Fair Market Value. For purposes of this
                  ----------------------------------
Section 10.3, "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(h) above.

          11. Representations and Warranties. The Company represents and
              ------------------------------
warrants to the holder of this Warrant as follows:

               a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

               b. The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

               c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the Charter, as amended to the Date of Grant, a true and complete copy of which has been delivered to the original holder of this Warrant;

               d. The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or by-laws, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

               e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

               f. The authorized capital stock of the Company consists of Fifty Million (50,000,000) shares of Common Stock, of which approximately Ten Million Six Hundred Seventy-Six Thousand Eight Hundred Fifteen (10,676,815) shares were issued and outstanding as of the close of business on October 27, 1995, and Five Hundred Thousand (500,000) shares of Preferred Stock, no par value, of which no shares are issued and outstanding as of the date hereof. All such outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

               g. Other than the Warrants and except as disclosed in the Company's most recent Proxy Statement and Form 10-K, there are no subscriptions, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument; and

               h. Except as disclosed in the Company's most recent Proxy Statement and Form 10-K, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

          12. Modification and Waiver. This Warrant and any provision hereof may
              -----------------------
be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          13. Notices. Any notice, request, communication or other document
              -------
required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by private courier or certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

          14. Binding Effect on Successors. This Warrant shall be binding upon
              ----------------------------
any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

          15. Lost Warrants or Stock Certificates. The Company covenants to the
              -----------------------------------
holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of all executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

          16. Descriptive Headings. The descriptive headings of the several
              --------------------
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          17. Governing Law. This Warrant shall be construed and enforced in
              -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

          18. Survival of Representations, Warranties and Agreements. All
              ------------------------------------------------------
representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

          19. Remedies. In case any one or more of the covenants and agreements
              --------
contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

          20. Acceptance. Receipt of this Warrant by the holder hereof shall
              ----------
constitute acceptance of and agreement to the foregoing terms and conditions.

          21. No Impairment of Rights. The Company will not, by amendment of its
              -----------------------
Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                                  QMS, INC.

                                  By:
                                      --------------------------------------

                                  Title: -----------------------------------

                        Address:  One Magnum Pass
                                  Mobile, Alabama  36618

Date: November 7, 1995

                                   EXHIBIT A

                              NOTICE OF EXERCISE


To:  QMS, Inc.

          1. The undersigned hereby elects to purchase ___________ shares of Common Stock of QMS, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

                                  ------------------------------------------
                                                     (Name)

                                  ------------------------------------------

                                  ------------------------------------------
                                                    (Address)

          3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undesigned has executed an Investment Representation Statement attached hereto as Schedule 1.


                                  ------------------------------------------
                                  (Signature)
--------------------------
          (Date)

                                  Schedule 1
                                  ----------
                      INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company:   QMS, Inc.

Security:  Common Stock

Amount:

Date:

          In connection with the purchase of the above-listed securities (the "Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

          (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

          (b) The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

          (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than two (2) years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

          (e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

          (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                  Purchaser:

                                  ------------------------------------------

                                  Date:                     , 19
                                        --------------------    ------------

                          GENERAL SECURITY AGREEMENT
                          --------------------------

      THIS SECURITY AGREEMENT is made as of November 7, 1995 BETWEEN:
            QMS CANADA INC., with a place of business at 4921 Levy Street, Saint-Laurent, Quebec, Canada H4R 2N9

            (the "Debtor")

                                                             OF THE FIRST PART

AND:

            FOOTHILL CAPITAL CORPORATION, with a place of business at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California, 90025-33333

            (the "Secured Party")

                                                            OF THE SECOND PART

1.    SECURITY INTEREST
      -----------------

1.1 For valuable consideration and as continuing security for the payment and performance of the obligations referred to in Clause 3 hereof, the Debtor, subject to the exceptions set out in Clause 2, hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party a continuing, specific and fixed security interest in all the Debtor's right, title and interest in and to all presently owned or held and after acquired or held personal property, assets, rights and undertakings of the Debtor (other than real property), of whatever nature or kind and wheresoever situate and all proceeds thereof and therefrom (all of which is hereinafter collectively called the "Collateral") including, without limiting the generality of the foregoing:

      (a)   Equipment
            ---------

            All equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory (as defined below), and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the "Equipment"),

      (b)   Inventory
            ---------

            All inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale, license, or lease or furnished or to be furnished under contracts of license, rental or service, all raw materials, goods in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the "Inventory"),

      (c)   Accounts
            --------

            All debts, accounts, demands, claims, modes and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, monies and choses in action or any part thereof (all of which is hereinafter collectively called the "Accounts"),

      (d)   Intangibles
            -----------

            All contractual rights, licenses, goodwill, patents, trade-marks, trade names, copyrights, source codes, software, and other intellectual property of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor that is not Accounts, chattel paper, instruments, documents of title, securities or money (all of which is hereinafter collectively called the "Intangibles"),

      (e)   Other Personal Property
            -----------------------

            All documents of title, chattel paper, instruments, securities and money, and all other personal property of the Debtor that are not Equipment, Inventory, Accounts or Intangibles, and

      (f)   Proceeds
            --------

            All proceeds of the Accounts, Inventory, Equipment, Intangibles and the other personal property described in sub-clause 1.1(e) herein, present and future, including but not limited to all goods, intangibles, securities, documents of title, chattel paper, instruments, money, crops or licenses, as the case may be, and all proceeds of proceeds (all of which is hereinafter collectively called the "Proceeds").

1.2 The security interests created hereby will operate as a fixed and specific charge of all of the Collateral presently existing, and with respect to all future Collateral, will operate as a fixed and specific charge of such future Collateral which will attach as of the moment the Debtor acquires any rights therein. The security interests created hereby are not intended as and will not be interpreted or construed as a floating charge.

2.    EXCEPTIONS
      ----------

2.1 The last day of any term reserved by any lease, verbal or written, or any agreement therefor, now held or hereafter acquired by the Debtor is hereby excepted out of the charge hereby or by any other instrument created, but the Debtor will assign and dispose of the same in such manner as the Secured Party may from time to time direct in writing and, upon any sale of any such leasehold premises by the Secured Party as provided for herein, the Secured Party will, for the purpose of vesting the aforesaid residue of any such term in any purchaser or any other person, firm or partnership, be entitled by deed or other written instrument to assign to such purchaser or other person, firm or partnership the aforesaid residue of any such term in place of the Debtor and to vest the same freed and discharged from any obligation whatsoever respecting the same.

2.2 There will be excluded from the security interests hereby created any consumer goods of the Debtor.

3.    OBLIGATIONS SECURED
      -------------------

3.1 This Security Agreement and the security interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and will be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including any interest, bonus or penalty thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all future advances and re-advances or guarantees thereof, and for the performance of all obligations, agreements, warranties, representations, covenants and conditions of the Debtor made pursuant to this Security Agreement or any other agreement between the Debtor and the Secured Party, including without limitation that certain General Continuing Guaranty, of even date herewith, all as now in effect or as hereinafter entered into or amended (all of which indebtedness, liability, and obligations are hereinafter collectively called the "Obligations").

3.2 The Debtor will and will be deemed to hold all proceeds separate and in trust for the benefit of the Secured Party until all amounts owing by the Debtor to the Secured Party have been paid in full to the Secured Party.

4.    PROHIBITIONS
      ------------

      Without the prior written consent of the Secured Party the Debtor will not have power to:

      (a) except for Permitted Liens, create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against any of its property, assets, or undertakings, or

      (b)   grant, sell, or otherwise assign its chattel paper.

5.    ATTACHMENT
      ----------

      The Debtor agrees and acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Collateral.

6.    REPRESENTATIONS AND WARRANTIES
      ------------------------------

6.1 The Debtor, if a company or a partnership, represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) or of the partners, as the case may be, of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Obligations, legal, valid and binding.

6.2 The Debtor represents and warrants that the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, shown on the Schedule hereto under "Other Charges and Security Interests" and those consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

6.3 QMS CANADA INC. is duly incorporated, properly organized and validly existing under the laws of Canada and is duly registered and qualified to do business under the laws of each and every jurisdiction in which the character of the properties owned by it or the nature of the activities conducted by it make such registration or qualification advisable or necessary.

6.4   The Debtor has its chief executive office located at:

            4921 Levy Street
            Saint-Laurent, Quebec, Canada  H4R 2N9

6.5 There is no action or proceeding pending or to the knowledge of the Debtor threatened against the Debtor before any court, administrative agency, tribunal, arbitrator, government or governmental agency or any fact known to the Debtor and not disclosed to the Secured Party which might involve any material adverse change in the properties, business prospects or condition of the Debtor, or question the validity of this Security Agreement or any other material agreement to which the Debtor is a party (or the Debtor's ability to perform the Obligations under this Security Agreement) and there are no outstanding judgments, writs of execution, work orders, injunctions, or directives against the Debtor or its properties.

6.6 Each debt, chattel paper and instrument constituting Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay thereunder (the "Account Debtor").

6.7 The amount represented by the Debtor to the Secured Party from time to time as owing by each Account Debtor or by all Account Debtors will, to the best of the Debtor's knowledge, be the correct amount actually and unconditionally owed by such Account Debtor or Account Debtors, without known defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

7.    COVENANTS OF THE DEBTOR
      -----------------------

7.1 The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

      (a) defend, at the Debtor's expense, the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons (except those persons listed in the Schedule attached hereto under "Other Charges and Security Interests", to the extent of such charges and security interest in favour of such persons in the Collateral listed in the Schedule) and notify the Secured Party promptly of any claim, lien, charge, security interest or other encumbrance made or asserted against any of the Collateral and of any suit, action or proceeding affecting any of the Collateral,

      (b) fully and effectually maintain and keep maintained the security interests hereby created valid and effective,

      (c) maintain the Collateral in good order, condition and repair and will not use the Collateral in violation of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation, court order or ordinance,

      (d)   forthwith:

            (i)         comply with all the Obligations referred to in clause 3,

            (ii) pay all amounts owing to the charge holders, if any, shown in the Schedule hereto under "Other Charges and Security interests, and will otherwise comply with the terms, covenants and conditions of all such Other Charges and Security Interests,

            (iii) pay all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon the Debtor or the Collateral when due, unless and except to the extent the validity of such tax, assessment, rate, duty, levy, government fee, claim or due is the subject of a Permitted Protest (as defined in the Loan Agreement),

            (iv) discharge and cause to be released all security interests, charges, encumbrances, liens and claims which rank or could rank in priority to any security interest created by this Security Agreement, other than the charges or security interests, if any, shown in the Schedule hereto under "Other Charges and Security Interests" or those consented to in writing by the Secured Party;

      (e) forthwith pay all actual costs, charges, expenses and legal fees and disbursements (on an indemnity basis) which may be incurred by the Secured Party in:

            (i)         inspecting the Collateral,

            (ii) negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement,

            (iii)       investigating title to the Collateral,

            (iv) taking, recovering, keeping possession of and insuring the Collateral, and

            (v) all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Secured Party as security for the Obligations,

      (f) at the Secured Party's request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Secured Party in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the security interests and charges hereby created in favour of the Secured Party upon any of the Collateral,

      (g)   notify the Secured Party promptly and accurately of:

            (i) any change in the information contained herein relating to the Debtor, its name, address, business or the Collateral,

            (ii) the details of any material acquisition or disposition of the Collateral,

            (iii) any material default by any Account Debtor in payment or other performance of his, her or its obligations to the Debtor with respect to any Accounts, and

            (iv) the return to or repossession by the Debtor of Collateral,

      (h) prevent the Collateral, other than Inventory, from being sold, licensed, leased, or otherwise disposed of (except as permitted hereby or by the Loan Agreement), from being or becoming an accession to other property not covered by this Security Agreement, or from being or becoming a fixture to real property,

      (i) the Secured Party or its agents will have the right to inspect the Collateral and review and copy any and all information and data relating to the Collateral or to any other transactions between the parties hereto wherever and however such information and data may be stored. In the event that the use of a computer system is required to access such information and data, the Debtor will allow the Secured Party the use of its computer system for such purpose and will provide assistance in that regard. If for any reason the said information and data cannot be accessed and retrieved at the Debtor's premises the Secured Party may remove the medium in which such information or data is stored from the Debtor's premises to any other place which has a computer system that will give the Secured Party the opportunity to retrieve, record or copy such information and data. The Secured Party will be entitled to reproduce and retain a copy of any such information and data in any format whatsoever,

      (j) deliver to the Secured Party from time to time promptly upon request:

            (i) any documents of title, instruments, securities and chattel paper constituting, representing or relating to Collateral,

            (ii) all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same,

            (iii) all financial statements prepared by or for the Debtor regarding the Debtor's business,

            (iv) all policies and certificates of insurance relating to the Collateral, and

            (v) such information concerning the Collateral, the Debtor and the Debtor's business and affairs as the Secured Party may require,

      (k) keep the Collateral at its principal place(s) of business as set out in sub-clause 6.4 herein,

      (l) give immediate written notice to the Secured Party of all loss or damage to or loss of possession of the Collateral other than by sale in the ordinary course of the Debtor's business,

      (m) not carry on business under or use any name or style other than the name(s) specified in this Security Agreement, without first informing the Secured Party in writing, and

      (n) carry on and conduct business in a proper and efficient manner so as to protect and preserve the Collateral and at all times keep accurate and complete records of the Collateral as well as proper books of account for its business all in accordance with the generally accepted accounting principles, consistently applied.

7.2 The Debtor, if a company, covenants that, subject to the Loan Agreement, at all times while this Security Agreement remains in effect, without the prior written consent of the Secured Party, it will not:

      (a)   declare or pay any dividends,

      (b) purchase or redeem any of its shares or otherwise reduce its share capital,

      (c)   guarantee any obligation,

      (d) endorse any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to the bank account of the Debtor, or

      (e) change its chief executive office or the location of any of the Collateral or the records in respect thereof without giving the Secured Party 30 days prior written notice and unless, at the time of such written notification, the Debtor provides any financing statements, fixture filings, or other security-related documents necessary to perfect and continue perfected the Secured Party's security interests and, if requested, also provides to the Secured Party a landlord's waiver in form and substance satisfactory to the Secured Party.

8.    PERFORMANCE OF OBLIGATIONS
      --------------------------

      If the Debtor fails to perform any or all the Obligations hereunder, the Secured Party may, but will not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements incurred in connection therewith will be payable by the Debtor on an indemnity basis to the Secured Party forthwith with interest until fully paid at the highest rate borne by any of the Obligations and such amounts will be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

9.    RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL
      ----------------------------------------------

      Except as provided herein or in the Loan Agreement, without the prior written consent of the Secured Party the Debtor will not:

      (a) sell, license, lease or otherwise dispose of Collateral, except to buyers in the ordinary course of business;

      (b)   release, surrender or abandon possession of Collateral; or

      (c)   move or transfer the Collateral from any location.

10.   DEFAULT
      -------
      The Debtor will be in default under this Security Agreement, unless expressly and specifically waived in writing by the Secured Party, in any of the events referred to and defined as an "Event of Default" in the Loan Agreement.

11.   ENFORCEMENT
      -----------
11.1 Upon any default under this Security Agreement the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this

Security Agreement the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Secured Party may do any of the following:

      (a) appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereinafter called the "Receiver") of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead,

      (b) enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession,

      (c) preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable,

      (d) retain and administer the Collateral in the Secured Party's sole and unfettered discretion, which the Debtor hereby acknowledges is commercially reasonable,

      (e) sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received, and

      (f) exercise any or all of the rights and remedies of a secured party under the Act.

11.2 To assist the Secured Party in the implementation of such rights and remedies, the Debtor will, at its own risk and expense and at the Secured Party's request, assemble and prepare for removal of such items of the Collateral as are selected by the Secured Party and will, in the Secured Party's sole judgment, but without prejudice to the Secured Party's right to realize on further items of the Collateral, have a value sufficient to cover all the Obligations.

11.3 The Secured Party will not be liable or accountable for any failure to exercise its remedies, take possession of, seize, collect, realize, sell, lease or otherwise dispose of or obtain payment for the Collateral and will not be bound to institute proceedings for such purposes for the purpose of preserving any rights of the Secured Party, the Debtor or any other person, firm, or corporation in respect of same.

11.4 A Receiver appointed pursuant to this Security Agreement will be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, will have all the powers of the Secured Party hereunder, and in addition will have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured, by granting a security interest on any of the Collateral; such security interest may rank before or pari passu with or behind any security interest created by this Security Agreement, and if it does not so specify such security interest will rank before the security interest created by this Security Agreement.

11.5 Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

      (a) in payment of all actual costs, charges and expenses (including legal fees and disbursements on an indemnity basis) incurred by the Secured Party in connection with or incidental to:

      (b) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement, and

      (c) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers wanted to it pursuant to this Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver,

      (d) in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations, and

      (e) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

12.   DEFICIENCY
      ----------

      If the amounts realized from the disposition of the Collateral are not sufficient to pay and discharge the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

13.   RIGHTS CUMULATIVE
      -----------------

      All rights and remedies of the Secured Party set out in this Security Agreement, the Act or existing otherwise at law are cumulative and concurrent and no right or remedy contained herein or in the Act is intended to be exclusive but each will be in addition to every other right or remedy continued herein or in the Act or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

14.   LIABILITY OF SECURED PARTY
      --------------------------

      The Secured Party will not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Secured Party will manage the Collateral upon entry, as herein provided, nor will the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party will not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any of the Obligations or covenants imposed upon the Debtor nor will the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor will the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

15.   APPOINTMENT OF ATTORNEY
      -----------------------

      The Debtor hereby irrevocably constitutes and appoints the Secured Parry or the Receiver, as the case may be, with full power of substitution, the true and lawful attorney of the Debtor for and in the name of the Debtor to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement. The Debtor hereby declares that the irrevocable power of attorney granted hereby, being coupled with an interest, is given for valuable consideration.

16.   ACCOUNTS
      --------

      Notwithstanding any other provision of this Security Agreement, the Secured Party may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to it advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of Part V of the Act. All monies or other forms of payment received by the Debtor in payment of any or all of the Accounts will be received and held by the Debtor in trust for the Secured Party, and in such event, the Debtor, if in default under this Security Agreement, will immediately forward such payment to the Secured Party without the necessity of the Secured Party requesting or demanding same.

17.   APPROPRIATION OF PAYMENTS
      -------------------------

      Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit and the Secured Party may at all times and from time to time change any such appropriation as the Secured Party may see fit.

18.   OBLIGATION TO ADVANCE
      ---------------------

      The preparation, execution, perfection or registration of this Security Agreement or the advance of any money will not bind the Secured Party to make any further advance or loan or further advance or loan, or extend any further credit or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

19.   WAIVER
      ------

      The Secured Party may in writing from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion will be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be, present or future.

20.   NOTICE
      ------

      All notices and other communications hereunder to the Secured Party shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to the Debtor shall be in writing and shall be mailed, sent or delivered in care of QMS, Inc. in accordance with the Loan Agreement.

21.   EXTENSIONS
      ----------

      The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party's right to hold and realize on the security constituted by this Security Agreement.

22.   NO MERGER
      ---------

      This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

23.   ASSIGNMENT
      ----------

      The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party's rights and remedies under this Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or any other claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay any or all of the Obligations to the assignee, transferee or secured party, as the case may be, as such Obligations become due.

24.   SATISFACTION AND DISCHARGE
      --------------------------

      Any partial payment or satisfaction of the Obligations, or the Debtor ceasing to be indebted to the Secured Party, will be deemed not to be redemption or discharge of this Security Agreement. The Debtor will be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor and payment to the Secured Party of all costs, charges, expense and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge.

25.   RISK AND INSURANCE
      ------------------

      The Debtor will bear the sole risk of any loss, damage, destruction or confiscation of or to the Collateral while in the Debtor's possession before or after default hereunder. The Debtor will insure the Collateral against loss or damage by fire, theft and other insurable perils for the full insurable value thereof with loss payable to the Secured Party as its interest may appear. All such policies of insurance will provide that the insurance coverage provided thereunder will not be changed or cancelled except on 30 days notice to the Secured Party. If the Debtor fails to so insure, the Secured Party may, but is not obligated to, insure the Collateral and the premiums for such insurance will be added to the balance of the Obligations secured hereunder as they exist at the date of the payment of such premium by the Secured Party.

26.   INDEMNITY
      ---------

      The Debtor will indemnify and save the Secured Party harmless from any and all costs, expenses, liabilities and damages which may be incurred by the Secured Party in connection with the Collateral and the enforcement of its rights hereunder, save only any costs, expenses, liabilities or damages resulting from any gross neglect or willful misconduct by the Secured Party or its servants or agents.

27.   LIMITATION OF LIABILITY
      -----------------------

      The Secured Party will not be liable by reason of any entry into or taking possession of any or all of the Collateral hereby charged, to account as mortgagee in possession or for anything except actual receipts or to be liable for any loss and realization or any act or omission for which a Secured Party in possession might be liable. The Debtor hereby releases and discharges the Secured Party and the Receiver from every claim of every nature, whether sounding in damages or not, which may arise on the part of or be caused by the Debtor or any person claiming through or under the Debtor by reason or as a result of anything done by the Secured Party or any successor or assign claiming through or under the Secured Party or the Receiver under the provisions of this Security Agreement unless such claim be the result of gross neglect or wilful misconduct.

28.   SECURITY IN ADDITION AND NOT IN SUBSTITUTION
      --------------------------------------------

      This Security Agreement and the security interests created hereby are in addition to and not in substitution for any other security or rights now or hereafter held by the Secured Party for the performance of any of the Obligations.

29.   FURTHER ASSURANCES
      ------------------

      The Debtor will sign further and other documents and will do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Security Agreement and every part hereof and to protect, preserve and perfect the security interests hereby created.

30.   ENUREMENT
      ---------

      This Security Agreement will enure to the benefit of the Secured Party and its successors and assigns, and will be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

31.   INTERPRETATION
      --------------

31.1  In this Security Agreement:

      (a) "Collateral" has the meaning set out in Clause 1 hereof and any reference to Collateral will, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof,

      (b) "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith will be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and if more than one, will apply and be binding upon each of them jointly and severally, and

      (c) "the Act" means the Personal Property Security Act of British Columbia and all regulations thereunder as amended from time to time.

      (d) "Loan Agreement" refers to the Loan and Security Agreement of even date herewith made by and between QMS, Inc., a Delaware corporation and sole shareholder of the Debtor and the Secured Party.

      (e) In the event of a direct conflict between the terms and provisions of this Security Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid: (a) the terms and provisions of this Security Agreement shall control and govern in respect of the treatment of Collateral and the Debtor, in each case, under Canadian law; provided, however, that the inclusion herein of additional obligations on the part of the Debtor and supplemental rights and remedies in favor of the Secured Party, in each case in respect of the Collateral and under Canadian law, shall not be deemed a conflict between the Loan Agreement and this Security Agreement; and (b) the provisions of the Loan Agreement shall control in all other respects.

31.2 Words, phrases and expressions used herein that have been defined in the Act will be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

31.3 The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement will not affect the validity or enforceability of any other clauses or the remainder of such clause and such invalid or unenforceable clause or part thereof will be ineffective only to the extent of such invalidity or unenforceability and will be severable without invalidating or otherwise affecting the remaining provisions hereof.

31.4 The headings of the clauses of this Security Agreement have been inserted for reference only and do not define, limit, alter or enlarge the meaning of any provision of this Security Agreement.

31.5  This Security Agreement will be governed by the laws of British Columbia.

32.   COPY OF AGREEMENT AND FINANCING STATEMENT
      -----------------------------------------

      The Debtor hereby:

      (a) acknowledges receiving copies of this Security Agreement and the Loan Agreement, and

      (b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed or received at any time in respect of this Security Agreement.

      IN WITNESS WHEREOF the Debtor has executed this Security Agreement as of November 7, 1995.


QMS CANADA INC.



Per:
    -------------------------------------
            Authorized Signatory

      SCHEDULE to GENERAL SECURITY AGREEMENT made by QMS CANADA INC. in favour of FOOTHILL CAPITAL CORPORATION as of November 7, 1995

                     OTHER CHARGES AND SECURITY INTERESTS
                     ------------------------------------

Those charges and security interests referred to in the definition of "Permitted Liens" in the Loan Agreement.

                       GENERAL CONTINUING GUARANTY
                       ---------------------------

           THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of
November 7, 1995, is executed and delivered by QMS Canada Inc., a corporation organized under the laws of Canada ("Guarantor"), in favor of Foothill Capital Corporation, a California corporation ("Guarantied Party"), in light of the following:

           WHEREAS, Debtor and Guarantied Party are, contemporaneously herewith, entering into the Loan Agreement;

           WHEREAS, Debtor presently owns one hundred percent of the issued and outstanding stock of Guarantor, and Guarantor shall receive direct economic benefit from Debtor by virtue of the loans, advances, and credit from Guarantied Party; and

           WHEREAS, in order to induce Guarantied Party to extend financial accommodations to Debtor pursuant to the Loan Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Guarantied Party to Debtor, whether pursuant to the Loan Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

           NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Guarantied Party, as follows:

           1.    Definitions and Construction.
                 ----------------------------

                 (a) Definitions. Capitalized terms used herein and not
                     -----------
otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

                      "Debtor" shall mean QMS, Inc., a Delaware corporation.
                       ------

                      "Guarantied Obligations" shall mean: (a) the due and
                       ----------------------
punctual payment of the principal of, and interest (including, any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any, on the Indebtedness owed by Debtor to Guarantied Party pursuant to the terms of the Loan Documents; and (b) the due and punctual payment of all other present or future Indebtedness owing by Debtor to Guarantied Party.

                      "Guarantied Party" shall have the meaning set forth in the
                       ----------------
preamble to this Guaranty.

                      "Guarantor" shall have the meaning set forth in the
                       ---------
preamble to this Guaranty.

                      "Guaranty" shall have the meaning set forth in the
                       --------
preamble to this document.

                      "Indebtedness" shall mean any and all obligations,
                       ------------
indebtedness, or liabilities of any kind or character owed by Debtor to Guarantied Party and arising directly or indirectly out of or in connection with the Loan Agreement or the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys and legal fees and disbursements, on an indemnity basis), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Debtor is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Guarantied Party.

                      "Loan Agreement" shall mean that certain Loan and Security
                       --------------
Agreement, dated as of November 7, 1995, entered into between Debtor and Guarantied Party.

                 (b)  Construction.  Unless the context of this Guaranty clearly
                       -----------
requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Loan Agreement; this Guaranty; and the other Loan Documents. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Guarantied Party or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Guarantied Party, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Guarantied Party and Guarantor.

           2.    Guarantied Obligations.  Guarantor hereby irrevocably and
                 ----------------------
unconditionally guaranties to Guarantied Party, as and for its own debt, until final and indefeasible payment thereof has been made, (a) the payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Debtor of all of the agreements, conditions, covenants, and obligations of Debtor contained in the Loan Agreement, and under each of the other Loan Documents. Any interest to which this Guaranty applies which is based on a rate calculated or determined on an annual period of 360 days (the "Determined Rate") shall be considered, for the purposes of the Interest Act, Canada, to be expressed as a nominal annual rate equivalent to such Determined Rate multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by three hundred and sixty (360). In respect to any matter under this Guaranty requiring the expression, calculation or payment of interest, the concept or requirement of a deemed re-investment of interest shall not be applied.

           3. Continuing Guaranty. This Guaranty includes Guarantied Obligations
              -------------------
arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Guarantied Party, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Guarantied Party in existence on the date of such revocation, (d) no payment by Guarantor, Debtor, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Debtor or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

           4. Performance Under this Guaranty. In the event that Debtor fails to
              -------------------------------
make any payment of any Guarantied Obligations, on or before the due date thereof, or if Debtor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided in the Loan Agreement or the other Loan Documents, as applicable, Guarantor immediately shall cause such payment to be made and each of such obligations to be performed, kept, observed, or fulfilled.

           5.    Primary Obligations.  This Guaranty is a primary and original
                 -------------------
obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, and Guarantor so intends. Guarantor agrees that it is directly, and with any other guarantor of the Guarantied Obligations, jointly and severally, liable to Guarantied Party, that the obligations of Guarantor hereunder are independent of the obligations of Debtor or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Debtor or any other guarantor, or whether Debtor, any other guarantor, or any other Person is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Guarantied Party of whatever remedies it may have against Debtor, any other guarantor, or any other Person, or the enforcement of any lien or realization upon any security Guarantied Party may at any time possess. Guarantor agrees that any release which may be given by Guarantied Party to Debtor, any other guarantor, or any other Person shall not release Guarantor. Guarantor consents and agrees that Guarantied Party shall be under no obligation to marshal any property or assets of Debtor or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

           6.    Waivers.
                 -------

                 (a) Guarantor hereby waives: (i) notice of acceptance hereof;
(ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Guarantied Party to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Debtor or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured event of default or event of default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

                 (b) To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require Guarantied Party to institute suit against Debtor or to exhaust any rights and remedies which Guarantied Party has or may have against Debtor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if such Guarantied Obligations were directly owing to Guarantied Party by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor in respect thereof.

                 (c) To the maximum extent permitted by law, Guarantor hereby waives: (i) any rights to assert against Guarantied Party any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Debtor or any other party liable to Guarantied Party; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Guarantied Party including any defense based upon an election of remedies by Guarantied Party under the provisions of
(S)(S) 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

                 (d) Until such time as all of the Guarantied Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby waives and postpones any right of subrogation Guarantor has or may have as against Debtor with respect to the Guarantied Obligations; (ii) in addition, Guarantor hereby waives and postpones any right to proceed against Debtor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Debtor.

                 (e) If any of the Guarantied Obligations at any time are secured by a mortgage or deed of trust upon real property, Guarantied Party may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Guarantied Party nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Debtor or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop Guarantied Party from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against Guarantied Party any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by Guarantied Party nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Debtor or other guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Guaranty.

                 (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE
(S)(S) 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845,
2847, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

                 (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE CREDITOR, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

           7. Releases. Guarantor consents and agrees that, without notice to or
              --------
by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Guarantied Party may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Loan Agreement or any of the other Loan Documents or may grant other indulgences to Debtor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

           8. No Election. Guarantied Party shall have the right to seek
              -----------
recourse against Guarantor to the fullest extent provided for herein and no election by Guarantied Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Guarantied Party's right to proceed in any other form of action or proceeding or against other parties unless Guarantied Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guarantied Party under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Guarantied Party finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

           9. Indefeasible Payment. The Guarantied Obligations shall not be
              --------------------
considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Guarantied Party are no longer subject to any right on the part of any person whomsoever, including Debtor, Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Guarantied Party is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantor shall be liable for the full amount Guarantied Party is required to repay plus any and all costs and expenses (including attorneys fees) paid by Guarantied Party in connection therewith.

           10. Financial Condition of Debtor. Guarantor represents and warrants
               -----------------------------
to Guarantied Party that it is currently informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to Guarantied Party that it has read and understands the terms and conditions of the Loan Agreement and the other Loan Documents. Guarantor hereby covenants that it will continue to keep itself informed of Debtor's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

           11. Subordination. Guarantor hereby agrees that any and all present
               -------------
and future indebtedness of Debtor owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guarantied Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guarantied Obligations have been indefeasibly paid in full.

           12. Payments; Application. All payments to be made hereunder by
               ---------------------
Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys fees) incurred by Guarantied Party in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Guarantied Party constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

           13. Attorneys Fees and Costs. Guarantor agrees to pay, indemnify, and
               ------------------------
save harmless Guarantied Party, on demand, all reasonable attorneys and legal fees and disbursements and all other reasonable costs and expenses which may be incurred by Guarantied Party in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

           14. Notices. All notices and other communications hereunder to
               -------
Guarantied Party shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Debtor in accordance with the Loan Agreement.

           15. Cumulative Remedies. No remedy under this Guaranty, under the
               -------------------
Loan Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by law. No delay or omission by Guarantied Party to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Guarantied Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

           16. Severability of Provisions. Any provision of this Guaranty which
               --------------------------
is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

           17. Entire Agreement; Amendments. This Guaranty constitutes the
               ----------------------------
entire agreement between Guarantor and Guarantied Party pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Guarantied Party. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

           18. Successors and Assigns. This Guaranty shall be binding upon
               ----------------------
Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Guarantied Party; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Guarantied Party's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Guarantied Party, the rights and benefits herein conferred upon Guarantied Party shall automatically extend to and be vested in such assignee or other transferee.

           19. No Third Party Beneficiary. This Guaranty is solely for the
               --------------------------
benefit of Guarantied Party and its successors and assigns and may not be relied on by any other Person.

           20.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
                 ------------------------------------------

                 THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                 THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF GUARANTIED PARTY, IN ANY OTHER COURT IN WHICH GUARANTIED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND GUARANTIED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20.

                 GUARANTOR AND GUARANTIED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND GUARANTIED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           21. Compensation Limit. Notwithstanding any other provision contained
               ------------------
herein, it is expressly agreed that the Guarantor shall not be required to make any payment to Guarantied Party whether in the form of interest, fees, charges, expenses or otherwise (the "Compensation"), which in the aggregate would exceed the maximum amount permitted under applicable law (the "Legal Maximum"). If, for any reason, the Compensation received by Guarnatied Party hereunder at any time exceeds the Legal Maximum, the parties agree that such excess shall be applied by Guarantied Party against the principal of the Guaranteed Obligations then outstanding and that all subsequent calculations of any Compensation payable by the Guarantor hereunder shall be appropriately readjusted.

           IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.




                                 QMS Canada Inc.,
                                 a corporation organized under the laws
                                 of Canada



                                 By
                                    -------------------------------
                                 Title:
                                        ---------------------------

                                 SECURITY AGREEMENT


             This SECURITY AGREEMENT (this "Agreement"), is entered into as of November 7, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and QMS Canada Inc., a corporation incorporated under the laws of Canada ("Guarantor"), with its chief executive office located at 4921 Levy Street, Saint-Laurent, Quebec, H4R 2N9 Canada.

             WHEREAS, Borrower and Foothill are, contemporaneously herewith, entering into the Loan Agreement;

             WHEREAS, Borrower owns one hundred percent (100%) of the issued and outstanding stock of Guarantor; and

             WHEREAS, Guarantor has executed that certain General Continuing Guaranty, of even date herewith, in favor of Foothill (the "Guaranty"), respecting certain obligations of Borrower owing to Foothill under the Loan Agreement;

             WHEREAS, Guarantor desires to collateralize its obligations under the Guaranty by granting to Foothill a security interest in certain of its assets; and

             WHEREAS, Guarantor will benefit by virtue of the loan from Foothill to Borrower.

             NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Foothill and Guarantor agree as follows:

             1.     DEFINITIONS AND CONSTRUCTION.

                    1.1  DEFINITIONS. All capitalized terms used herein and not
                         -----------
otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

                          "Accounts" means all currently existing and hereafter
                          ----------
arising accounts, contract rights, and all other forms of obligations owing to Guarantor arising out of the sale or lease of goods or General Intangibles or the rendition of services by Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                          "Agreement" means this Security Agreement and any
                          -----------
extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

                          "Borrower" means QMS, Inc., a Delaware corporation.
                          ----------

                          "Collateral" means each of the following: the
                          ------------
Accounts; the Guarantor's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Guarantor which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Guarantor's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                          "Equipment" means all of Guarantor's present and
                          -----------
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Guarantor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                          "Event of Default" has the meaning ascribed to it in
                          ------------------
Section 6.

                          "General Intangibles" means all of Guarantor's present
                          ---------------------
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, software, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                          "Guarantied Obligations" shall have the meaning
                          ------------------------
ascribed to it in each of the Guaranties and shall mean and refer to the same, collectively.

                          "Guarantor's Books" means all of Guarantor's books and
                          -------------------
records, including: ledgers; records indicating, summarizing, or evidencing Guarantor's properties or assets (including the Collateral) or liabilities; all information relating to Guarantor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

                          "Guarantor" has the meaning ascribed thereto in the
                          -----------
preamble to this Agreement.

                          "Guaranty" means that certain General Continuing
                          ----------
Guaranty of Guarantor to Foothill of even date herewith.

                          "Inventory" means all present and future inventory in
                          -----------
which Guarantor has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                          "Loan Agreement" means that certain Loan and Security
                          ----------------
Agreement, dated as of even date herewith, between Borrower and Foothill.

                          "Negotiable Collateral" means all of Guarantor's
                          -----------------------
present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of Subsidiaries of Guarantor), documents, personal property leases (wherein Guarantor is the lessor), chattel paper, and Guarantor's Books relating to any of the foregoing.

                    1.2 CODE. Any terms used in this Agreement which are defined
                        ----
in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                    1.3 CONSTRUCTION. Unless the context of this Agreement
                        ------------
clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Guarantor and supplemental rights and remedies in favor of Foothill, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement.

                    1.4 SCHEDULES AND EXHIBITS. All of the schedules and
                        ----------------------
exhibits attached to this Agreement shall be deemed incorporated herein by reference.

             2.     CREATION OF SECURITY INTEREST.

                    2.1 GRANT OF SECURITY INTEREST. Guarantor hereby grants to
                        --------------------------
Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure its performance pursuant to the Guaranty. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Guarantor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Asset Dispositions, Guarantor has no authority, express or implied, to dispose of any item or portion of the Collateral.

                    2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral,
                        ---------------------
including proceeds, is evidenced by or consists of Negotiable Collateral, Guarantor shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

                    2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE
                        -------------------------------------------------------
COLLATERAL. At any time after the occurrence and during the continuance of an
----------
Event of Default, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Guarantor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Guarantor agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Guarantor.

                    2.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Guarantor
                        ---------------------------------------------
shall execute, and deliver to Foothill, prior to or concurrently with Guarantor's execution and delivery of this Agreement and at any time thereafter at the request of Foothill, all financing statements, continuation and amendment financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                    2.5 POWER OF ATTORNEY. Guarantor hereby irrevocably makes,
                        -----------------
constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Guarantor's true and lawful attorney, with power to: (a) if Guarantor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Guarantor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign Guarantor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Guarantor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Guarantor's mail to an address designated by Foothill, to receive and open all mail addressed to Guarantor, and to retain all mail relating to the Collateral and forward all other mail to Guarantor; (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Guarantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as Guarantor's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Guarantied Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit under the Loan Agreement is terminated.

                    2.6 RIGHT TO INSPECT. Prior to the time that an Event of
                        ----------------
Default has occurred and is continuing, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior notification to Guarantor and during normal business hours to inspect

Guarantor's Books and to check, test, and appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property. After the occurrence and during the continuance of an Event of Default, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter without prior notification to Guarantor and at any time or times determined by Foothill, to inspect Guarantor's Books and to check, test, and appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property.

             3.     REPRESENTATIONS AND WARRANTIES.

                    Guarantor represents and warrants as follows:

                    3.1 NO PRIOR ENCUMBRANCES. Guarantor has good and
                        ---------------------
indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Permitted Liens.

                    3.2 PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE. The chief
                        ----------------------------------------
executive office of Guarantor is at the address indicated in the first paragraph of this Agreement and all other locations at which Guarantor has a place of business are set forth on Schedule 3.2.
                          ------------

                    3.3 INVENTORY. All Inventory is now and at all times
                        ---------
hereafter shall be of good and servicable quality, free from defects.

                    3.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and
                        -----------------------------------
Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 3.4.
              ------------

                    3.5 INVENTORY RECORDS. Guarantor now keeps, and hereafter at
                        -----------------
all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Guarantor's cost therefor.

                    3.6 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.
                        -------------------------------------------------
Guarantor is a corporation incorporated under the laws of Canada, and it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of Canada and qualified and licensed to do business in, and in good standing in, any jurisdiction where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Guarantor or on the value of the Collateral.

                    3.7 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery,
                        ------------------------------
and performance of this Agreement, the Guaranties, and any other Loan Document to which Guarantor is a party are within Guarantor's corporate powers, have been duly authorized, and are not in conflict with nor, constitute a breach of any provision contained in Guarantor's Articles or Certificate of Incorporation, By-laws, or any partnership or trust agreement pertaining to Guarantor, nor will they constitute an event of default under any material agreement to which Guarantor is now or may hereafter become a party.

                    3.8 LITIGATION. There are no actions or proceedings pending
                        ----------
by or against Guarantor before any court or administrative agency and Guarantor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Guarantor, except for: (a) ongoing collection matters in which Guarantor is the plaintiff; (b) matters disclosed on Schedule 3.8; and (c)
                                                           ------------
matters arising after the date hereof that, if reasonably likely to be decided adversely to Guarantor, would not materially impair the prospect of repayment of the Guarantied Obligations or materially impair the value or priority of Foothill's security interests in the Collateral.

                    3.9 SOLVENCY. Guarantor is Solvent. No transfer of property
                        --------
is being made by Guarantor and no obligation is being incurred by Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Guarantor.

                    3.10 RELIANCE BY FOOTHILL; CUMULATIVE. The warranties,
                         --------------------------------
representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Foothill and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Guarantor shall now or hereinafter give, or cause to be given, to Foothill.

             4.     AFFIRMATIVE COVENANTS.

                    Guarantor covenants and agrees that, until payment in full of the Guarantied Obligations, and unless Foothill shall otherwise consent in writing, Guarantor shall do all of the following:


                    4.1 SCHEDULES OF ACCOUNTS. With such regularity as Foothill
                        ---------------------
shall require, provide Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Guarantor's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

                    4.2 INVENTORY REPORTING. From time to time hereafter, but
                        -------------------
not less frequently than monthly, execute and deliver to Foothill a report regarding Guarantor's Inventory specifying Guarantor's cost (and, if lower, market value) thereof, and further specifying such other information as Foothill may reasonably request.

                    4.3 TITLE TO EQUIPMENT. Upon Foothill's request, deliver to
                        ------------------
Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                    4.4 MAINTENANCE OF EQUIPMENT. Keep and maintain the
                        ------------------------
Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Guarantor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                    4.5 TAXES. All assessments and taxes, whether real,
                        -----
personal, or otherwise, due or payable by, or imposed, levied, or assessed against Guarantor or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Guarantor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment or deposit thereof. Guarantor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Guarantor has made such payments or deposits. The foregoing to the contrary notwithstanding, Guarantor shall not be required to pay or discharge any such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien, a Canadian federal tax lien, or a Canadian provincial tax lien) so long as and to the extent that the validity thereof shall be subject of a Permitted Protest.

                    4.6   INSURANCE.

                          (a) At its expense, keep the Collateral insured
against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Guarantor also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                          (b) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as a loss payee thereof as its interest may appear, shall contain a waiver of warranties, and shall specify that the insurer must give at least ten
(10) days prior written notice to Foothill before canceling its policy for any reason. Guarantor shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Guarantied Obligations.

                    4.7 FOOTHILL EXPENSES. Guarantor shall immediately and
                        -----------------
without demand reimburse Foothill for all sums expended by Foothill which constitute Foothill Expenses and Guarantor hereby authorizes and approves all advances and payments by Foothill for items constituting Foothill Expenses.

             5.     NEGATIVE COVENANTS.

                    Guarantor covenants and agrees that until payment in full of the Guarantied Obligations, it will not do any of the following without Foothill's prior written consent:

                    5.1 LIENS. Create, incur, assume, or permit to exist,
                        -----
directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original indebtedness is refinanced under Section 7.1(d) of the Loan Agreement and so long as the replacement liens secure only those assets or property that secured the original indebtedness).

                    5.2 RESTRICTIONS ON FUNDAMENTAL CHANGES. (a) Enter into any
                        -----------------------------------
acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); or (b) convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

                    5.3 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter
                        --------------------------------------------------
into any transaction not in the ordinary and usual course of Guarantor's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Guarantor's properties or assets (other than Permitted Asset Dispositions).

                    5.4 CHANGE NAME. Change Guarantor's name, business
                        -----------
structure, or identity, or add any new fictitious name.

                    5.5 GUARANTEE. Guarantee or otherwise become in any way
                        ---------
liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Guarantor or which are transmitted or turned over to Foothill and except for the guarantee of the payment and performance of the Guarantied Obligations.

                    5.6 NATURE OF BUSINESS; FISCAL YEAR. (a) Make any change in
                        -------------------------------
the principal nature of Guarantor's business, or (b) without the prior written consent of Foothill, which consent shall not unreasonably be withheld, change the date of its fiscal year.

                    5.7 TRANSACTIONS WITH AFFILIATES. Guarantor will not
                        ----------------------------
directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Guarantor except for transactions which are in the ordinary course of Guarantor's business, upon fair and reasonable terms and which are fully disclosed to Foothill and, no less favorable to Guarantor than would be obtained in arm's length transaction with a non-Affiliate.

                    5.8 SUSPENSION.  Suspend or go out of business.
                        ----------

                    5.9 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY
                        -------------------------------------------------------
AND EQUIPMENT WITH BAILEES. Without thirty (30) days prior written notification
--------------------------
to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

             6.     EVENTS OF DEFAULT.

                    Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                    6.1 The occurrence of an Event of Default (as defined in the Loan Agreement);

                    6.2 (a) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Section 4.2 (Inventory Reporting) of this Agreement and
                       ---------------------------------
such failure continues for a period of five (5) days from the date of such failure or neglect; (b) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 4.1 (Schedule of Accounts) or 4.3 (Title to
                       ----------------------------------------------------
Equipment) of this Agreement and such failure continues for a period of ten (10)
----------
days from the date of such failure or neglect; (c) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Section 4.4
                                                          -----------
(Maintenance of Equipment) of this Agreement and such failure continues for a
--------------------------
period of fifteen (15) days from the date Foothill sends Guarantor written notice of such failure or neglect; (d) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Guarantor and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 6).

                    6.3 If there is a material impairment of the prospect of repayment of any portion of the Guarantied Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral;

                    6.4   [intentionally omitted]

                    6.5 If a judgment or other claim in excess of $100,000 (after giving effect to insurance proceeds, if any, actually applied thereto) becomes a lien or encumbrance upon any material portion of Guarantor's properties or assets; and

                    6.6 If there is a material default in any material agreement to which Guarantor is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Guarantor's obligations thereunder.

                    6.7   [intentionally omitted]

                    6.8   [intentionally omitted]

             7.     FOOTHILL'S RIGHTS AND REMEDIES.

                    7.1 Rights and Remedies. Upon the occurrence of an Event of
                        -------------------
Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Foothill as provided hereafter, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Guarantor:

                          (a) Proceed directly and at once, without notice,
against the Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations, without first proceeding against Borrower, or against any security or collateral for the Guarantied Obligations.

                          (b) Without notice to the Guarantor and regardless of
the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guarantied Obligations (i) any indebtedness due or to become due from Foothill to the Guarantor and (ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of Foothill.

                          (c) May exercise in respect of the Collateral, in
addition to other rights and remedies provided for herein and the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity.

                          (d) Settle or adjust disputes and claims directly with
Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                          (e) Cause Guarantor to hold all returned Inventory in
trust for Foothill, segregate all returned Inventory from all other property of Guarantor or in Guarantor's possession and conspicuously label said returned Inventory as the property of Foothill;

                          (f) Without notice or demand, make such payments and
do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral. Guarantor agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Guarantor authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Foothill's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Guarantor's owned premises, Guarantor hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                          (g) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Guarantor's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                          (h) Sell all or any part of the Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Foothill shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Guarantor, which right or equity is hereby waived or released to the extent permitted by law;

                          (i) By an instrument in writing, appoint a receiver
(which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

                          (j) Require Guarantor to establish a lockbox or other
restricted account satisfactory to Foothill for the collection of Accounts of Debtor, General Intangibles, or Negotiable Collateral;

                          (k) Notify customers or Account Debtors of Guarantor
that the Accounts of Guarantor, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein;

                          (l) Collect the Accounts of Debtor, General
Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Foothill Expenses; but, unless and until Foothill does so or gives Guarantor other written instructions, Guarantor shall collect all Accounts of Guarantor, General Intangibles, and Negotiable Collateral for Foothill, receive in trust all payments thereon as Foothill's trustee, and immediately deliver said payments to Foothill in their original form as received from such Account Debtor;

                          (m) Any deficiency which exists after disposition of
the Collateral as provided above will be paid immediately by Guarantor up to the maximum amount, if any, of Guarantor's liability under the Guaranty. Any excess will be returned to Guarantor, without interest and subject to the rights of third parties, by Foothill.

Except as required by law, Foothill may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Guarantor or any other person.

                    7.2 REMEDIES CUMULATIVE. Foothill's rights and remedies
                        -------------------
under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election,and no waiver by Foothill of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

             8.     TAXES AND EXPENSES REGARDING THE COLLATERAL.

                    If Guarantor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill reasonably determines that such failure, by Guarantor could have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Guarantor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring Guarantor's ownership and use of the Collateral, and take any action with respect to such policies as Foothill deems prudent. The preceding sentence notwithstanding, Foothill agrees to use reasonable efforts to give Guarantor prior notice of the taking by Foothill of any action described in items (a), (b), or (c) of the preceding sentence; provided, however, that Guarantor's failure to receive such prior notice despite the exercise by Foothill of such reasonable efforts shall not restrict the ability of Foothill to take such action, shall not affect the validity of such action taken, and shall not result in any liability by Foothill to Guarantor for any such failure. Any amounts paid or deposited by Foothill shall constitute Foothill Expenses, shall immediately become additional Guarantied Obligations, shall bear interest at the applicable rate described in the Loan Document, and shall be secured by the Collateral. Any payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Foothill shall use its best efforts to provide notice to Guarantor of any action taken by it under this Section 8.

             9.     WAIVERS; INDEMNIFICATION.

                    9.1 DEMAND; PROTEST; ETC. To the extent permitted by law,
                        --------------------
Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Guarantor may in any way be liable.

                    9.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill
                        -----------------------------------
complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Guarantor.

                    9.3 INDEMNIFICATION. Guarantor agrees to defend, indemnify,
                        ---------------
save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to transactions with Borrower or Guarantor, whether under this Agreement, the other Loan Documents or otherwise (except to the extent the same are proximately caused by the gross negligence or wilful misconduct of Foothill). This provision shall survive the termination of this Agreement.

                    9.4 WAIVERS. (a) To the maximum extent permitted by law,
                        -------
Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to Section 2.7 of the Loan Agreement and Guarantor's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured Event of Default or Event of Default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Agreement) and demands to which Guarantor might otherwise be entitled.

             (b) To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require Foothill to institute suit against Borrower or to exhaust any rights and remedies which Foothill has or may have against Borrower. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally indefeasibly paid) of Borrower or by reason of the cessation from any cause (other than that the Obligations shall have been fully and finally indefeasibly paid) whatsoever of the liability of Borrower in respect thereof.

             (c) To the maximum extent permitted by law, Guarantor hereby waives: (i) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Foothill on account of or with respect to the Obligations; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including, to the extent applicable, the provisions of (S)(S) 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

             (d) To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations. Guarantor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of Borrower. Guarantor hereby agrees that, in light of the waivers contained in this Section, Guarantor shall not be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of Borrower, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise.

             (e) If any of the Secured Obligations at any time are secured by a mortgage or deed of trust upon real property, Foothill may elect, in its sole discretion, upon a default with respect to the Secured Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that
(a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Foothill nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election might estop Foothill from enforcing this Agreement against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Agreement, Guarantor hereby waives any right to assert against Foothill any defense to the enforcement of this Agreement, whether denominated "estoppel" or otherwise, based on or arising from an election by Foothill nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Agreement.

             (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848, 2849, AND 2850, TO THE
EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d, AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

             (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, HAS DESTROYED GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

             10.    NOTICES.

                    All notices and other communications hereunder to Foothill shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Loan Agreement.

             11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                    THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

                    GUARANTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

             12.    DESTRUCTION OF GUARANTOR'S DOCUMENTS.

                    All documents, schedules, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Guarantor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Guarantor's expense, for their return.

             13.    GENERAL PROVISIONS.

                    13.1 EFFECTIVENESS. This Agreement shall be binding and
                         -------------
deemed effective when executed by Guarantor and accepted and executed by Foothill.

                    13.2 SUCCESSORS AND ASSIGNS. Subject to Section 15.2 of the
                         ----------------------
Loan Agreement: This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Guarantor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Guarantor from its Guarantied Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Guarantor is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection therewith, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Guarantor or Guarantor's business. To the extent that Foothill assigns its rights and obligations to a third Person, Foothill thereafter shall be released from such assigned obligations to Guarantor and such assignment shall effect a novation between Guarantor and such third Person.

                    13.3 SECTION HEADINGS. Headings and numbers have been set
                         ----------------
forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                    13.4 INTERPRETATION. Neither this Agreement nor any
                         --------------
uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                    13.5 SEVERABILITY OF PROVISIONS. Each provision of this
                         --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                    13.6 AMENDMENTS IN WRITING. This Agreement can only be
                         ---------------------
amended by a writing signed by both Foothill and Guarantor.

                    13.7 COUNTERPARTS. This Agreement may be executed in any
                         ------------
number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                    13.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the
                         ----------------------------------------
incurrence or payment of the Guarantied Obligations by Guarantor or the transfer by Guarantor to Foothill of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.


                                       QMS CANADA INC.,
                                       a corporation incorporated under the laws of Canada



                                       By
                                         ---------------------------------------

                                       Its
                                          --------------------------------------



                                       FOOTHILL CAPITAL CORPORATION, a
                                       California corporation



                                       By
                                         ---------------------------------------

                                       Its
                                          --------------------------------------

                       GENERAL CONTINUING GUARANTY
                       ---------------------------

           THIS GENERAL CONTINUING GUARANTY ("Guaranty"), dated as of November 7, 1995, is executed and delivered by QMS Circuits, Inc., a Delaware corporation ("Guarantor"), in favor of Foothill Capital Corporation, a California corporation ("Guarantied Party"), in light of the following:

           WHEREAS, Debtor and Guarantied Party are, contemporaneously herewith, entering into the Loan Agreement; and

           WHEREAS, in order to induce Guarantied Party to extend financial accommodations to Debtor pursuant to the Loan Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Guarantied Party to Debtor, whether pursuant to the Loan Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

           NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees, in favor of Guarantied Party, as follows:

           1.    Definitions and Construction.
                 ----------------------------

                 (a) Definitions. Capitalized terms used herein and not
                     -----------
otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

                      "Debtor" shall mean QMS, Inc., a Delaware corporation.
                       ------

                      "Guarantied Obligations" shall mean: (a) the due and
                       ----------------------
punctual payment of the principal of, and interest (including, any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts) on, and premium, if any, on the Indebtedness owed by Debtor to Guarantied Party pursuant to the terms of the Loan Documents; and (b) the due and punctual payment of all other present or future Indebtedness owing by Debtor to Guarantied Party.

                      "Guarantied Party" shall have the meaning set forth in the
                       ----------------
preamble to this Guaranty.

                      "Guarantor" shall have the meaning set forth in the
                       ---------
preamble to this Guaranty.

                      "Guaranty" shall have the meaning set forth in the
                       --------
preamble to this document.

                      "Indebtedness" shall mean any and all obligations,
                       ------------
indebtedness, or liabilities of any kind or character owed by Debtor to Guarantied Party and arising directly or indirectly out of or in connection with the Loan Agreement or the other Loan Documents, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any and all interest which, but for the application of the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether Debtor is liable individually or jointly with others, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Guarantied Party.

                      "Loan Agreement" shall mean that certain Loan and Security
                       --------------
Agreement, dated as of November 7, 1995, entered into between Debtor and Guarantied Party.

                 (b) Construction. Unless the context of this Guaranty clearly
                     ------------
requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Any reference in this Guaranty to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: the Loan Agreement; this Guaranty; and the other Loan Documents. Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against Guarantied Party or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by Guarantor, Guarantied Party, and their respective counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Guarantied Party and Guarantor.

           2.    Guarantied Obligations.  Guarantor hereby irrevocably and
                 ----------------------
unconditionally guaranties to Guarantied Party, as and for its own debt, until final and indefeasible payment thereof has been made, (a) the payment of the Guarantied Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Debtor of all of the agreements, conditions, covenants, and obligations of Debtor contained in the Loan Agreement, and under each of the other Loan Documents.

           3. Continuing Guaranty. This Guaranty includes Guarantied Obligations
              -------------------
arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Guarantied Party, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Guarantied Party in existence on the date of such revocation, (d) no payment by Guarantor, Debtor, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Debtor or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

           4. Performance Under this Guaranty. In the event that Debtor fails to
              -------------------------------
make any payment of any Guarantied Obligations, on or before the due date thereof, or if Debtor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 hereof in the manner provided
                          -----------------------
in the Loan Agreement or the other Loan Documents, as applicable, Guarantor immediately shall cause such payment to be made or each of such obligations to be performed, kept, observed, or fulfilled.

           5. Primary Obligations. This Guaranty is a primary and original
              -------------------
obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Guarantied Party, that the obligations of Guarantor hereunder are independent of the obligations of Debtor or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Debtor or any other guarantor or whether Debtor or any other guarantor is joined in such action. Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Guarantied Party of whatever remedies it may have against Debtor or any other guarantor, or the enforcement of any lien or realization upon any security Guarantied Party may at any time possess. Guarantor agrees that any release which may be given by Guarantied Party to Debtor or any other guarantor shall not release Guarantor. Guarantor consents and agrees that Guarantied Party shall be under no obligation to marshal any property or assets of Debtor or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

           6.    Waivers.
                 -------

                 (a) Guarantor hereby waives: (i) notice of acceptance hereof;
(ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Guarantied Party to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Debtor or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured event of default or event of default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

                 (b) To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require Guarantied Party to institute suit against Debtor or to exhaust any rights and remedies which Guarantied Party has or may have against Debtor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if such Guarantied Obligations were directly owing to Guarantied Party by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid) of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor in respect thereof.

                 (c) To the maximum extent permitted by law, Guarantor hereby waives: (i) any rights to assert against Guarantied Party any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Debtor or any other party liable to Guarantied Party; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Guarantied Party including any defense based upon an election of remedies by Guarantied Party under the provisions of
(S)(S) 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

                 (d) Until such time as all of the Guarantied Obligations have been fully, finally, and indefeasibly paid in full in cash: (i) Guarantor hereby waives and postpones any right of subrogation Guarantor has or may have as against Debtor with respect to the Guarantied Obligations; (ii) in addition, Guarantor hereby waives and postpones any right to proceed against Debtor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) in addition, Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Debtor.

                 (e) If any of the Guarantied Obligations at any time are secured by a mortgage or deed of trust upon real property, Guarantied Party may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Guarantied Party nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Debtor or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop Guarantied Party from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against Guarantied Party any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by Guarantied Party nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Debtor or other guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Guaranty.

                 (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE
(S)(S) 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845,
2847, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

                 (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY THE CREDITOR, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED THE GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

           7. Releases. Guarantor consents and agrees that, without notice to or
              --------
by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Guarantied Party may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Loan Agreement or any of the other Loan Documents or may grant other indulgences to Debtor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Agreement or any of the other Loan Documents, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

           8. No Election. Guarantied Party shall have the right to seek
              -----------
recourse against Guarantor to the fullest extent provided for herein and no election by Guarantied Party to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Guarantied Party's right to proceed in any other form of action or proceeding or against other parties unless Guarantied Party has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Guarantied Party under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Guarantied Party finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

           9. Indefeasible Payment. The Guarantied Obligations shall not be
              --------------------
considered indefeasibly paid for purposes of this Guaranty unless and until all payments to Guarantied Party are no longer subject to any right on the part of any person whomsoever, including Debtor, Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, all or any portion of such payments to Guarantied Party is set aside or restored, whether voluntarily or involuntarily, after the making thereof, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and Guarantor shall be liable for the full amount Guarantied Party is required to repay plus any and all costs and expenses (including attorneys fees) paid by Guarantied Party in connection therewith.

           10. Financial Condition of Debtor. Guarantor represents and warrants
               -----------------------------
to Guarantied Party that it is currently informed of the financial condition of Debtor and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to Guarantied Party that it has read and understands the terms and conditions of the Loan Agreement and the other Loan Documents. Guarantor hereby covenants that it will continue to keep itself informed of Debtor's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

           11. Subordination. Guarantor hereby agrees that any and all present
               -------------
and future indebtedness of Debtor owing to Guarantor is postponed in favor of and subordinated to payment, in full, in cash, of the Guarantied Obligations. In this regard, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guarantied Obligations have been indefeasibly paid in full.

           12. Payments; Application. All payments to be made hereunder by
               ---------------------
Guarantor shall be made in lawful money of the United States of America at the time of payment, shall be made in immediately available funds, and shall be made without deduction (whether for taxes or otherwise) or offset. All payments made by Guarantor hereunder shall be applied as follows: first, to all reasonable costs and expenses (including attorneys fees) incurred by Guarantied Party in enforcing this Guaranty or in collecting the Guarantied Obligations; second, to all accrued and unpaid interest, premium, if any, and fees owing to Guarantied Party constituting Guarantied Obligations; and third, to the balance of the Guarantied Obligations.

           13. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all
               ------------------------
reasonable attorneys fees and all other reasonable costs and expenses which may be incurred by Guarantied Party in the enforcement of this Guaranty or in any way arising out of, or consequential to the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

           14. Notices. All notices and other communications hereunder to
               -------
Guarantied Party shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Debtor in accordance with the Loan Agreement.

           15. Cumulative Remedies. No remedy under this Guaranty, under the
               -------------------
Loan Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by law. No delay or omission by Guarantied Party to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Guarantied Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

           16. Severability of Provisions. Any provision of this Guaranty which
               --------------------------
is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

           17. Entire Agreement; Amendments. This Guaranty constitutes the
               ----------------------------
entire agreement between Guarantor and Guarantied Party pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by both Guarantor and Guarantied Party. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

           18. Successors and Assigns. This Guaranty shall be binding upon
               ----------------------
Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Guarantied Party; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Guarantied Party's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Guarantied Party, the rights and benefits herein conferred upon Guarantied Party shall automatically extend to and be vested in such assignee or other transferee.

           19. No Third Party Beneficiary. This Guaranty is solely for the
               --------------------------
benefit of Guarantied Party and its successors and assigns and may not be relied on by any other Person.

           20. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
               -----------------------------------------

               THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR AT THE SOLE OPTION OF GUARANTIED PARTY, IN ANY OTHER COURT IN WHICH GUARANTIED

PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND GUARANTIED PARTY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20.
                                                         ----------

               GUARANTOR AND GUARANTIED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND GUARANTIED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.




                                 QMS Circuits, Inc.
                                 a Delaware corporation



                                 By
                                    ------------------------------
                                 Title:
                                        --------------------------

                                 SECURITY AGREEMENT


             This SECURITY AGREEMENT (this "Agreement"), is entered into as of November 7, 1995, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and QMS CIRCUITS, INC., a Delaware corporation ("Guarantor"), with its chief executive office located at 40 Hill Avenue, Fort Walton Beach, Florida 32548.

             WHEREAS, Borrower and Foothill are, contemporaneously herewith, entering into the Loan Agreement;

             WHEREAS, Borrower owns one hundred percent (100%) of the issued and outstanding stock of Guarantor; and

             WHEREAS, Guarantor has executed that certain General Continuing Guaranty, of even date herewith, in favor of Foothill (the "Guaranty"), respecting certain obligations of Borrower owing to Foothill under the Loan Agreement;

             WHEREAS, Guarantor desires to collateralize its obligations under the Guaranty by granting to Foothill a security interest in certain of its assets; and

             WHEREAS, Guarantor will benefit by virtue of the loan from Foothill to Borrower.

             NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Foothill and Guarantor agree as follows:

             1.     DEFINITIONS AND CONSTRUCTION.

                    1.1  DEFINITIONS. All capitalized terms used herein and not
                         -----------
otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

                          "Accounts" means all currently existing and hereafter
                          ----------
arising accounts, contract rights, and all other forms of obligations owing to Guarantor arising out of the sale or lease of goods or General Intangibles or the rendition of services by Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                          "Agreement" means this Security Agreement and any
                          -----------
extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

                          "Borrower" means QMS, Inc., a Delaware corporation.
                          ----------

                          "Collateral" means each of the following: the
                          ------------
Accounts; the Guarantor's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Guarantor which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Guarantor's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                          "Equipment" means all of Guarantor's present and
                          -----------
hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Guarantor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                          "Event of Default" has the meaning ascribed to it in
                          ------------------
Section 6.

                          "General Intangibles" means all of Guarantor's present
                          ---------------------
and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, software, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                          "Guarantied Obligations" shall have the meaning
                          ------------------------
ascribed to it in each of the Guaranties and shall mean and refer to the same, collectively.

                          "Guarantor's Books" means all of Guarantor's books and
                          -------------------
records, including: ledgers; records indicating, summarizing, or evidencing Guarantor's properties or assets (including the Collateral) or liabilities; all information relating to Guarantor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

                          "Guarantor" has the meaning ascribed thereto in the
                          -----------
preamble to this Agreement.

                          "Guaranty" means that certain General Continuing
                          ----------
Guaranty of Guarantor to Foothill of even date herewith.

                          "Inventory" means all present and future inventory in
                          -----------
which Guarantor has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                          "Loan Agreement" means that certain Loan and Security
                          ----------------
Agreement, dated as of even date herewith, between Borrower and Foothill.

                          "Negotiable Collateral" means all of Guarantor's
                          -----------------------
present and future letters of credit, notes, drafts, instruments, certificated and uncertificated securities (including the shares of stock of Subsidiaries of Guarantor), documents, personal property leases (wherein Guarantor is the lessor), chattel paper, and Guarantor's Books relating to any of the foregoing.

                    1.2 CODE. Any terms used in this Agreement which are defined
                        ----
in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                    1.3 CONSTRUCTION. Unless the context of this Agreement
                        ------------
clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Guarantor and supplemental rights and remedies in favor of Foothill, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement.

                    1.4 SCHEDULES AND EXHIBITS. All of the schedules and
                        ----------------------
exhibits attached to this Agreement shall be deemed incorporated herein by reference.

             2.     CREATION OF SECURITY INTEREST.

                    2.1 GRANT OF SECURITY INTEREST. Guarantor hereby grants to
                        --------------------------
Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure its performance pursuant to the Guaranty. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Guarantor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Asset Dispositions, Guarantor has no authority, express or implied, to dispose of any item or portion of the Collateral.

                    2.2 NEGOTIABLE COLLATERAL. In the event that any Collateral,
                        ---------------------
including proceeds, is evidenced by or consists of Negotiable Collateral, Guarantor shall, immediately upon the request of Foothill, endorse and assign such Negotiable Collateral to Foothill and deliver physical possession of such Negotiable Collateral to Foothill.

                    2.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, NEGOTIABLE
                        -------------------------------------------------------
COLLATERAL. At any time after the occurrence and during the continuance of an
----------
Event of Default, Foothill or Foothill's designee may: (a) notify customers or Account Debtors of Guarantor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to Borrower's loan account. Guarantor agrees that it will hold in trust for Foothill, as Foothill's trustee, any cash receipts, checks, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) that it receives and immediately will deliver said cash receipts, checks, and other items of payment to Foothill in their original form as received by Guarantor.

                    2.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Guarantor
                        ---------------------------------------------
shall execute, and deliver to Foothill, prior to or concurrently with Guarantor's execution and delivery of this Agreement and at any time thereafter at the request of Foothill, all financing statements, continuation and amendment financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                    2.5 POWER OF ATTORNEY. Guarantor hereby irrevocably makes,
                        -----------------
constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Guarantor's true and lawful attorney, with power to: (a) if Guarantor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Guarantor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign Guarantor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) endorse Guarantor's name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Foothill's possession; (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Guarantor's mail to an address designated by Foothill, to receive and open all mail addressed to Guarantor, and to retain all mail relating to the Collateral and forward all other mail to Guarantor; (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Guarantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases which Foothill determines to be necessary. The appointment of Foothill as Guarantor's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Guarantied Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit under the Loan Agreement is terminated.

                    2.6 RIGHT TO INSPECT. Prior to the time that an Event of
                        ----------------
Default has occurred and is continuing, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon prior notification to Guarantor and during normal business hours to inspect

Guarantor's Books and to check, test, and appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property. After the occurrence and during the continuance of an Event of Default, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter without prior notification to Guarantor and at any time or times determined by Foothill, to inspect Guarantor's Books and to check, test, and appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral or the Real Property.

             3.     REPRESENTATIONS AND WARRANTIES.

                    Guarantor represents and warrants as follows:

                    3.1 NO PRIOR ENCUMBRANCES. Guarantor has good and
                        ---------------------
indefeasible title to the Collateral, free and clear of liens, claims, security interests, or encumbrances except for Permitted Liens.

                    3.2 PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE. The chief
                        ----------------------------------------
executive office of Guarantor is at the address indicated in the first paragraph of this Agreement and all other locations at which Guarantor has a place of business are set forth on Schedule 3.2.

                    3.3 INVENTORY. All Inventory is now and at all times
                        ---------
hereafter shall be of good and servicable quality, free from defects.

                    3.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and
                        -----------------------------------
Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 3.4.

                    3.5 INVENTORY RECORDS. Guarantor now keeps, and hereafter at
                        -----------------
all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Guarantor's cost therefor.

                    3.6 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.
                        -------------------------------------------------
Guarantor is a corporation incorporated under the laws of Delaware, and it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of Canada and qualified and licensed to do business in, and in good standing in, any jurisdiction where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Guarantor or on the value of the Collateral.

                    3.7 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery,
                        ------------------------------
and performance of this Agreement, the Guaranties, and any other Loan Document to which Guarantor is a party are within Guarantor's corporate powers, have been duly authorized, and are not in conflict with nor, constitute a breach of any provision contained in Guarantor's Articles or Certificate of Incorporation, By-laws, or any partnership or trust agreement pertaining to Guarantor, nor will they constitute an event of default under any material agreement to which Guarantor is now or may hereafter become a party.

                    3.8 LITIGATION. There are no actions or proceedings pending
                        ----------
by or against Guarantor before any court or administrative agency and Guarantor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Guarantor, except for: (a) ongoing collection matters in which Guarantor is the plaintiff; (b) matters disclosed on Schedule 3.8; and (c)
                                                           ------------
matters arising after the date hereof that, if reasonably likely to be decided adversely to Guarantor, would not materially impair the prospect of repayment of the Guarantied Obligations or materially impair the value or priority of Foothill's security interests in the Collateral.

                    3.9 SOLVENCY. Guarantor is Solvent. No transfer of property
                        --------
is being made by Guarantor and no obligation is being incurred by Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Guarantor.

                    3.10 RELIANCE BY FOOTHILL; CUMULATIVE. The warranties,
                         --------------------------------
representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Foothill and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Guarantor shall now or hereinafter give, or cause to be given, to Foothill.

             4.     AFFIRMATIVE COVENANTS.

                    Guarantor covenants and agrees that, until payment in full of the Guarantied Obligations, and unless Foothill shall otherwise consent in writing, Guarantor shall do all of the following:


                    4.1 SCHEDULES OF ACCOUNTS. With such regularity as Foothill
                        ---------------------
shall require, provide Foothill with schedules describing all Accounts. Foothill's failure to request such schedules or Guarantor's failure to execute and deliver such schedules shall not affect or limit Foothill's security interests or other rights in and to the Accounts.

                    4.2 INVENTORY REPORTING. From time to time hereafter, but
                        -------------------
not less frequently than monthly, execute and deliver to Foothill a report regarding Guarantor's Inventory specifying Guarantor's cost (and, if lower, market value) thereof, and further specifying such other information as Foothill may reasonably request.

                    4.3 [intentionally omitted]

                    4.4 MAINTENANCE OF EQUIPMENT. Keep and maintain the
                        ------------------------
Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Guarantor shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

                    4.5 TAXES. All assessments and taxes, whether real,
                        -----
personal, or otherwise, due or payable by, or imposed, levied, or assessed against Guarantor or any of its property have been paid, and shall hereafter be paid in full, before delinquency or before the expiration of any extension period. Guarantor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment or deposit thereof. Guarantor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Guarantor has made such payments or deposits. The foregoing to the contrary notwithstanding, Guarantor shall not be required to pay or discharge any such assessment or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien, a Canadian federal tax lien, or a Canadian provincial tax lien) so long as and to the extent that the validity thereof shall be subject of a Permitted Protest.

                    4.6   INSURANCE.

                          (a) At its expense, keep the Collateral insured
against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Guarantor also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                          (b) All such policies of insurance shall be in such
form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All such policies of insurance (except those of public liability and property damage) shall contain a 438BFU lender's loss payable endorsement, or an equivalent endorsement in a form satisfactory to Foothill, showing Foothill as a loss payee thereof as its interest may appear, shall contain a waiver of warranties, and shall specify that the insurer must give at least ten
(10) days prior written notice to Foothill before canceling its policy for any reason. Guarantor shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor. All proceeds payable under any such policy shall be payable to Foothill to be applied on account of the Guarantied Obligations.

                    4.7 FOOTHILL EXPENSES. Guarantor shall immediately and
                        -----------------
without demand reimburse Foothill for all sums expended by Foothill which constitute Foothill Expenses and Guarantor hereby authorizes and approves all advances and payments by Foothill for items constituting Foothill Expenses.

             5.     NEGATIVE COVENANTS.

                    Guarantor covenants and agrees that until payment in full of the Guarantied Obligations, it will not do any of the following without Foothill's prior written consent:

                    5.1 LIENS. Create, incur, assume, or permit to exist,
                        -----
directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including liens that are replacements of Permitted Liens to the extent that the original indebtedness is refinanced under Section 7.1(d) of the Loan Agreement and so long as the replacement liens secure only those assets or property that secured the original indebtedness).

                    5.2 RESTRICTIONS ON FUNDAMENTAL CHANGES. (a) Enter into any
                        -----------------------------------
acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); or (b) except for Permitted Asset Dispositions convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business, property, or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all of the properties, assets, stock, or other evidence of beneficial ownership of any Person.

                    5.3 EXTRAORDINARY TRANSACTIONS AND DISPOSAL OF ASSETS. Enter
                        --------------------------------------------------
into any transaction not in the ordinary and usual course of Guarantor's business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Guarantor's properties or assets (other than Permitted Asset Dispositions).

                    5.4 CHANGE NAME. Change Guarantor's FEIN name, business
                        -----------
structure, or identity, or add any new fictitious name.

                    5.5 GUARANTEE. Guarantee or otherwise become in any way
                        ---------
liable with respect to the obligations of any third Person except: (a) by endrosement of instruments or items of payment for deposit to the account of Guarantor or which are transmitted or turned over to Foothill; and (b) for the guarantee of the payment and performance of the Guarantied Obligations.

                    5.6 NATURE OF BUSINESS; FISCAL YEAR. (a) Make any change in
                        -------------------------------
the principal nature of Guarantor's business, or (b) without the prior written consent of Foothill, which consent shall not unreasonably be withheld, change the date of its fiscal year.

                    5.7 TRANSACTIONS WITH AFFILIATES. Guarantor will not
                        ----------------------------
directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Guarantor except for transactions which are in the ordinary course of Guarantor's business, upon fair and reasonable terms and which are fully disclosed to Foothill and, no less favorable to Guarantor than would be obtained in arm's length transaction with a non-Affiliate.

                    5.8 SUSPENSION.  Suspend or go out of business.
                        ----------

                    5.9 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY
                        -------------------------------------------------------
AND EQUIPMENT WITH BAILEES. Without thirty (30) days prior written notification
--------------------------
to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, Guarantor provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

             6.     EVENTS OF DEFAULT.

                    Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                    6.1 The occurrence of an Event of Default (as defined in the Loan Agreement);

                    6.2 (a) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Section 4.2 (Inventory Reporting) of this Agreement and
                       ---------------------------------
such failure continues for a period of five (5) days from the date of such failure or neglect; (b) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Sections 4.1 (Schedule of Accounts)
                       -----------------------------------
of this Agreement and such failure continues for a period of ten (10)
days from the date of such failure or neglect; (c) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in Section 4.4
                                                          -----------
(Maintenance of Equipment) of this Agreement and such failure continues for a
--------------------------
period of fifteen (15) days from the date Foothill sends Guarantor written notice of such failure or neglect; (d) If Guarantor fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Guarantor and Foothill (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 6);

                    6.3 If there is a material impairment of the prospect of repayment of any portion of the Guarantied Obligations owing to Foothill or a material impairment of the value or priority of Foothill's security interests in the Collateral;

                    6.4   [intentionally omitted]

                    6.5 If a judgment or other claim in excess of $100,000 (after giving effect to insurance proceeds, if any, actually applied thereto) becomes a lien or encumbrance upon any material portion of Guarantor's properties or assets; and

                    6.6 If there is a material default in any material agreement to which Guarantor is a party with one or more third Persons resulting in a right by such third Persons, irrespective of whether exercised, to accelerate the maturity of Guarantor's obligations thereunder.

                    6.7   [intentionally omitted]

                    6.8   [intentionally omitted]

             7.     FOOTHILL'S RIGHTS AND REMEDIES.

                    7.1 Rights and Remedies. Upon the occurrence of an Event of
                        -------------------
Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Foothill as provided hereafter, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Guarantor:

                          (a) Proceed directly and at once, without notice,
against the Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations, without first proceeding against Borrower, or against any security or collateral for the Guarantied Obligations.

                          (b) Without notice to the Guarantor and regardless of
the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guarantied Obligations (i) any indebtedness due or to become due from Foothill to the Guarantor and (ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of Foothill.

                          (c) May exercise in respect of the Collateral, in
addition to other rights and remedies provided for herein and the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity.

                          (d) Settle or adjust disputes and claims directly with
Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's loan account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                          (e) Cause Guarantor to hold all returned Inventory in
trust for Foothill, segregate all returned Inventory from all other property of Guarantor or in Guarantor's possession and conspicuously label said returned Inventory as the property of Foothill;

                          (f) Without notice or demand, make such payments and
do such acts as Foothill considers necessary or reasonable to protect its security interest in the Collateral. Guarantor agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Guarantor authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Foothill's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Guarantor's owned premises, Guarantor hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                          (g) Ship, reclaim, recover, store, finish, maintain,
repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Guarantor's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                          (h) Sell all or any part of the Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Foothill shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Guarantor, which right or equity is hereby waived or released to the extent permitted by law;

                          (i) By an instrument in writing, appoint a receiver
(which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

                          (j) Require Guarantor to establish a lockbox or other
restricted account satisfactory to Foothill for the collection of Accounts of Debtor, General Intangibles, or Negotiable Collateral;

                          (k) Notify customers or Account Debtors of Guarantor
that the Accounts of Guarantor, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein;

                          (l) Collect the Accounts of Debtor, General
Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Foothill Expenses; but, unless and until Foothill does so or gives Guarantor other written instructions, Guarantor shall collect all Accounts of Guarantor, General Intangibles, and Negotiable Collateral for Foothill, receive in trust all payments thereon as Foothill's trustee, and immediately deliver said payments to Foothill in their original form as received from such Account Debtor;

                          (m) Any deficiency which exists after disposition of
the Collateral as provided above will be paid immediately by Guarantor up to the maximum amount, if any, of Guarantor's liability under the Guaranty. Any excess will be returned to Guarantor, without interest and subject to the rights of third parties, by Foothill.

Except as required by law, Foothill may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Guarantor or any other person.

                    7.2 REMEDIES CUMULATIVE. Foothill's rights and remedies
                        -------------------
under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election,and no waiver by Foothill of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

             8.     TAXES AND EXPENSES REGARDING THE COLLATERAL.

                    If Guarantor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill reasonably determines that such failure, by Guarantor could have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Guarantor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring Guarantor's ownership and use of the Collateral, and take any action with respect to such policies as Foothill deems prudent. The preceding sentence notwithstanding, Foothill agrees to use reasonable efforts to give Guarantor prior notice of the taking by Foothill of any action described in items (a), (b), or (c) of the preceding sentence; provided, however, that Guarantor's failure to receive such prior notice despite the exercise by Foothill of such reasonable efforts shall not restrict the ability of Foothill to take such action, shall not affect the validity of such action taken, and shall not result in any liability by Foothill to Guarantor for any such failure. Any amounts paid or deposited by Foothill shall constitute Foothill Expenses, shall immediately become additional Guarantied Obligations, shall bear interest at the applicable rate described in the Loan Document, and shall be secured by the Collateral. Any payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. Foothill shall use its best efforts to provide notice to Guarantor of any action taken by it under this Section 8.

             9.     WAIVERS; INDEMNIFICATION.

                    9.1 DEMAND; PROTEST; ETC. To the extent permitted by law,
                        --------------------
Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Guarantor may in any way be liable.

                    9.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill
                        -----------------------------------
complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Guarantor.

                    9.3 INDEMNIFICATION. Guarantor agrees to defend, indemnify,
                        ---------------
save, and hold Foothill and its officers, employees, and agents harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, following, or consequential to transactions with Borrower or Guarantor, whether under this Agreement, the other Loan Documents or otherwise (except to the extent the same are proximately caused by the gross negligence or wilful misconduct of Foothill). This provision shall survive the termination of this Agreement.

                    9.4 WAIVERS. (a) To the maximum extent permitted by law,
                        -------
Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Obligations; (iii) notice of the amount of the Obligations, subject, however, to Section 2.7 of the Loan Agreement and Guarantor's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured Event of Default or Event of Default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Agreement) and demands to which Guarantor might otherwise be entitled.

             (b) To the fullest extent permitted by applicable law, Guarantor waives the right by statute or otherwise to require Foothill to institute suit against Borrower or to exhaust any rights and remedies which Foothill has or may have against Borrower. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally indefeasibly paid) of Borrower or by reason of the cessation from any cause (other than that the Obligations shall have been fully and finally indefeasibly paid) whatsoever of the liability of Borrower in respect thereof.

             (c) To the maximum extent permitted by law, Guarantor hereby waives: (i) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Foothill on account of or with respect to the Obligations; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including, to the extent applicable, the provisions of (S)(S) 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

             (d) To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations. Guarantor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of Borrower. Guarantor hereby agrees that, in light of the waivers contained in this Section, Guarantor shall not be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of Borrower, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise.

             (e) If any of the Secured Obligations at any time are secured by a mortgage or deed of trust upon real property, Foothill may elect, in its sole discretion, upon a default with respect to the Secured Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that
(a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Foothill nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election might estop Foothill from enforcing this Agreement against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Agreement, Guarantor hereby waives any right to assert against Foothill any defense to the enforcement of this Agreement, whether denominated "estoppel" or otherwise, based on or arising from an election by Foothill nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Agreement.

             (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE (S)(S) 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848, 2849, AND 2850, TO THE
EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE (S)(S) 580a, 580b, 580c, 580d, AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

             (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, HAS DESTROYED GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE PRINCIPAL BY THE OPERATION OF SECTION 580d OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.

             10.    NOTICES.

                    All notices and other communications hereunder to Foothill shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Loan Agreement.

             11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                    THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF GUARANTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

                    GUARANTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

             12.    DESTRUCTION OF GUARANTOR'S DOCUMENTS.

                    All documents, schedules, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Guarantor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Guarantor's expense, for their return.

             13.    GENERAL PROVISIONS.

                    13.1 EFFECTIVENESS. This Agreement shall be binding and
                         -------------
deemed effective when executed by Guarantor and accepted and executed by Foothill.

                    13.2 SUCCESSORS AND ASSIGNS. Subject to Section 15.2 of the
                         ----------------------
Loan Agreement: This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Guarantor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Guarantor from its Guarantied Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Guarantor is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection therewith, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Guarantor or Guarantor's business. To the extent that Foothill assigns its rights and obligations to a third Person, Foothill thereafter shall be released from such assigned obligations to Guarantor and such assignment shall effect a novation between Guarantor and such third Person.

                    13.3 SECTION HEADINGS. Headings and numbers have been set
                         ----------------
forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                    13.4 INTERPRETATION. Neither this Agreement nor any
                         --------------
uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                    13.5 SEVERABILITY OF PROVISIONS. Each provision of this
                         --------------------------
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                    13.6 AMENDMENTS IN WRITING. This Agreement can only be
                         ---------------------
amended by a writing signed by both Foothill and Guarantor.

                    13.7 COUNTERPARTS. This Agreement may be executed in any
                         ------------
number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

                    13.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the
                         ----------------------------------------
incurrence or payment of the Guarantied Obligations by Guarantor or the transfer by Guarantor to Foothill of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed at Los Angeles, California.


                                       QMS CIRCUIT, INC.,
                                       a Delaware incorporated


                                       By
                                         ---------------------------------------

                                       Its
                                          --------------------------------------



                                       FOOTHILL CAPITAL CORPORATION, a
                                       California corporation



                                       By
                                         ---------------------------------------

                                       Its
                                          --------------------------------------